JOINT VENTURE AGREEMENT

         THIS AGREEMENT is entered into as of October 25, 1996 (the "Effective Date"), by and among Akebono Brake Industry Co., Ltd. ("Akebono"), Nihon Cement Company Ltd. ("Nihon Cement"), Lanxide K.K. ("KK"), and Kanematsu Corporation ("KG"), all corporations chartered under the laws of Japan, and Lanxide Corporation ("Lanxide"), a U.S. corporation chartered under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH

         WHEREAS, certain lightweight ceramic-reinforced aluminum brake components have been developed by Lanxide, and a pilot production line (the "Pilot Line") has been created at Lanxide's Newark, Delaware facilities under a cooperative development program among Lanxide, Nihon Cement, KK and KG; and

         WHEREAS, Akebono has marketing knowledge and capability, product design and development capability, volume manufacturing experience and customer credibility in the brake industry; and

         WHEREAS, the Parties believe that there may be a large market opportunity for lightweight ceramic-reinforced aluminum brake components in the automotive industry which could be realized upon by a combination of the assets and skills of the Parties;

         WHEREAS, the Parties wish to incorporate a new company in Japan for the purpose of manufacturing and marketing lightweight ceramic reinforced brake components.

         NOW, THEREFORE in consideration of the premises and the mutual covenants herein contained the Parties hereby agree as follows:

                                ARTICLE I.

                                DEFINITIONS

         When used in this Agreement, the following terms shall have the respective meanings, set forth below:

         1.1 "Affiliate(s)" of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

         1.2 "Agreement" means this Agreement and the Schedules hereto as amended from time to time.

         1.3 "Commercial JV" means the commercial manufacturing and marketing joint venture company defined in Article II Section 2.1 herein.

         1.4 "JV Parties" shall mean Akebono, Nihon Cement and KG.

         1.5 "LTC" means Lanxide Technology Company, L.P. a Delaware limited partnership wholly owned and controlled by Lanxide.

         1.6 "Party" means a party to this Agreement, namely, Akebono, Nihon Cement, Lanxide, KK or KG.

         1.7 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.8 "Products" means products as defined in the document attached to this Agreement as Schedule 1.

                                ARTICLE II.

            COMMERCIAL MANUFACTURING AND MARKETING JOINT VENTURE

         2.1 Formation. The JV Parties shall, immediately following the Effective Date, enter into a commercial manufacturing and marketing joint venture (the "Commercial JV") to be licensed in accordance with the provisions of Articles IV, V and VI hereunder. Other than with respect to the provisions of this Article II and Articles IV, V, VI and VII hereunder, such Commercial JV shall be on such terms as the JV Parties shall agree; provided, however, the Parties hereto shall be bound by the obligations hereunder.

         2.2 Objectives. The objectives of the Commercial JV shall, except as otherwise agreed by the JV Parties, be to identify customers for Products, provide prototypes of Products to customers, qualify Products with customers for specific vehicle platforms, develop production orders for the Commercial JV from customers, and ultimately to profitably manufacture and sell Products on a large scale commercial basis.

         2.3 Initial Capital Contributions. Initial funding for the Commercial JV shall be provided by the respective JV Parties as capital contributions in the amounts and on the dates specified below:

Initial capital contributions provided by Akebono to the Commercial JV:

     Date                            Amount

October 31, 1996                  $110.25 Million
December 31, 1996                 $110.25 Million

Initial capital contributions provided by Nihon Cement to the Commercial JV:

     Date                            Amount

October 31, 1996                  $220.5 Million

Initial capital contributions provided by KG to the Commercial JV:

     Date                            Amount

October 31, 1996                  $24.5 Million
December 31, 1996                 $24.5 Million

The above funding, together with payment receipts by the Commercial JV in connection with Article VII Sections 7.1 and 7.2 hereunder, shall be used by the Commercial JV to pay the amounts specified under Article IV Section
4.1 to Lanxide and the amounts specified under Article V Section 5.1 to KK, and the JV Parties shall cause the Commercial JV to make such payments. The remaining funds shall be used by the Commercial JV as further determined by the JV Parties.

         2.4 Ownership Interests in the Commercial JV. The JV Parties shall each have ownership interest in the Commercial JV according to the ratio of their capital contributions.

         2.5 Management. Except as stipulated herein, the Commercial JV shall be managed and operated in accordance with the agreement of JV Parties.

                               ARTICLE III.

                                 PILOT LINE

         3.1 Use of Pilot Line. The Parties acknowledge and agree that the Pilot Line will be used by Lanxide to manufacture Products on a best efforts basis to support the initial development of a market for Products outside North America. Fully burdened costs of manufacturing such Products shall be reimbursed to Lanxide by the Commercial JV from revenues charged to customers by the Commercial JV for such Products to the extent of such revenues. In the event that such revenues being charged are forecast to be insufficient to cover the costs of manufacture of such Products for a particular customer, the Parties shall cooperate to attempt to overcome the shortfall. In no event, however, shall Lanxide be construed as obligated hereunder to produce Products for which insufficient funds are provided to cover the costs of making such Products. If and when Lanxide receives orders from the Commercial JV which Lanxide judges to be beyond its then current capacity, the Parties shall consult with each other to determine the disposition of such orders. Lanxide shall have the right to decline to produce orders for the Commercial JV which require specifications and/or deliveries which Lanxide judges to be beyond its then current capability or capacity. The Parties agree that the Commercial JV will have a first priority call on the full capacity of the Pilot Line to support its market development needs outside North America, and acknowledge that Lanxide will continue to use the Pilot Line for its own needs to the extent that Pilot Line capacity is not then being fully utilized by the Commercial JV, in which case, the incremental costs associated with such use by Lanxide shall he borne by Lanxide.

                                ARTICLE IV

                      LANXIDE LICENSE TO COMMERCIAL JV

         4.1 Lanxide License Fee and License Execution. The Commercial JV shall pay a license fee of $4,000,000 in U.S. dollars to Lanxide pursuant to the license agreement attached hereto as Exhibit A (the "Lanxide License"), according to the following schedule:

     Date                           Amount

November 15, 1996                $4,000,000

In consideration of the commitments herein, Lanxide shall execute and shall cause its Affiliate LTC to execute the Lanxide License, subject to its further terms specified therein.

                                ARTICLE V.

                        KK LICENSE TO COMMERCIAL JV

         5.1 KK Fee and License Execution. The Commercial JV shall pay an initial license fee to KK in Japanese Yen in an amount equal to $4,000,000 in U.S. dollars, according to the following schedule, plus the amount of any consumption tax in Japan:

     Date                          Amount

November 15, 1996                 $1,000,000
December 31, 1996                 $1,000,000
June 30, 1997                     $1,000,000
December 31, 1997                 $1,000,000

In consideration of the payment commitments herein, KK shall enter into the license agreement (the "KK License") attached hereto as Exhibit B, subject to its further terms specified therein.

                                ARTICLE VI.

                   EXCLUSIVE MANUFACTURING LICENSE OPTION

         6.1 In the event that the JV Parties commit to Lanxide in writing prior to September 30, 1997 to fund the Commercial JV with $4,000,000 in U.S. dollars in addition to their initial capital contributions described in Article II hereof on or before September 30, 1998, each in proportion to their then ownership interest in the Commercial JV, and b) the Commercial JV commits to Lanxide in writing prior to September 30, 1997 to execute the exclusive manufacturing license option and pay $4,000,000 to Lanxide on or before September 30, 1998, Lanxide agrees that in consideration thereof that it will execute and cause its Affiliate LTC to execute the license agreement attached hereto as Exhibit C.

                               ARTICLE VII.

                              R&D SUBLICENSES

         7.1 Sublicense Fee and R&D Sublicense to Akebono. Akebono shall pay a sublicense fee of the Yen equivalent of $2,000,000 U.S. dollars to the Commercial JV, according to the following schedule, plus the amount of any consumption tax in Japan:

     Date                        Amount

June 30, 1997                  $1,000,000
December 31, 1997              $1,000,000

In consideration of the payment commitments herein, the Commercial JV shall enter into the sublicense agreement (the "Akebono R&D Sublicense") attached hereto as Exhibit D, subject to its further terms specified therein.

         7.2 Sublicense Fee and R&D Sublicense to Nihon Cement. Nihon Cement shall pay a sublicense fee of the Yen equivalent of $2,000,000 U.S. dollars to the Commercial JV, according to the following schedule, plus the amount of any consumption tax in Japan:

     Date                        Amount

November 15, 1996              $2,000,000

In consideration of the payment commitments herein, the Commercial JV shall enter into the sublicense agreement (the "Nihon Cement R&D Sublicense") attached hereto as Exhibit E, subject to its further terms specified therein.

                               ARTICLE VIII.

                      REPRESENTATIONS AND WARRANTIES

         The Parties hereby make the following representations and warranties to each other:

         8.1 Valid and Binding Agreement. Each of the Parties has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, the Exhibits hereto, and all other agreements required to consummate the transactions contemplated hereunder, to the extent they are obligations of any of the Parties, have all been duly executed and delivered by them and constitute the legal, valid and binding obligations of them, enforceable against them individually and collectively in accordance with their respective terms.

         8.2 Organization, Good Standing and Qualification. Akebono, Nihon Cement, KK and KG: (a) are corporations duly organized, validly existing and in good standing under the laws of Japan; (b) have all necessary corporate power and authority to carry on its respective business and to own, lease and operate its properties.

         Lanxide: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all necessary corporate power and authority to carry on its respective business and to own, lease and operate its properties; and (c) is not required, by the nature of its properties or business, to be qualified to do business as a foreign entity or corporation in any foreign jurisdiction, other than to the extent that such qualification may be legally required in Japan.

                                ARTICLE IX.

                              CONFIDENTIALITY.

         9.1 Each Party shall treat as confidential any and all proprietary information which such Party obtains from the other Parties directly or indirectly in connection with this Agreement, and shall not disclose the same to any third Person (other than Affiliates to the extent they are similarly bound) without the prior written consent of the other Parties nor use the same except as provided in this Agreement; provided however , that each receiving Party may disclose such information to its employees, to the extent necessary. In such case, each receiving Party shall cause its employees which received such information to comply with the provisions of this Article IX. The obligations provided for in this Article IX shall remain in effect during the term of this Agreement and for a period of five
(5) years after the termination or expiration hereof.

         9.2 The provisions of Article IX Section 9.1 shall not apply to any proprietary information that (i) has become generally available to the public through no fault of the receiving Party or its employees, (ii) the receiving Party can prove by clear and convincing documentary evidence was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing Party, (iii) becomes known to the receiving Party through lawful disclosure from a third party that is not subject to a confidentiality agreement with the disclosing Party or Affiliate, or (iv) the receiving Party can prove by clear and convincing documentary evidence has been or is developed by the receiving Party independent of any such proprietary information disclosed by the disclosing Party.

                                ARTICLE X.

                                   TERM.

         10.1 Except as otherwise agreed by the JV Parties, unless earlier terminated pursuant to Article XI below, the effective term of this Agreement shall be perpetual and non cancellable.

                                ARTICLE XI.

                                TERMINATION.

         11.1 If any Party breaches this Agreement, and such breach is not cured within thirty (30) days after receipt by the Party in breach of written notice from one of the other Parties specifying the nature of the breach, such notice to be given simultaneously to all Parties, such other Party giving notice of breach shall have the right to terminate this Agreement by giving written notice thereof to the Party in breach and the other Parties.

         11.2 Any Party hereto may terminate this Agreement by giving written notice of termination to the other Parties in the event of any of the following events:

         (a) upon or after filing by another Party of a petition in bankruptcy or insolvency;

         (b) upon or after any adjudication that another Party is bankrupt or insolvent;

         (c) upon or after the filing by another Party of any petition seeking reorganization, readjustment or arrangement of the business of such other Party under any law;

         (d) upon or after the appointment of a receiver for all or substantially all of the property of another Party;

         (e) upon or after the institution of any proceedings for the liquidation or winding up of the business of another Party;

         (f) upon termination of the Commercial JV agreement in Japanese among the JV Parties of even date hereof and as amended from time to time; or

         (g) upon the failure to perform any part of this Agreement by any Party due to force majeure, in the event such failure should continue for six (6) months. Provided, however, subparagraph 11.2(f) shall be effective and valid only after all payment obligations of JV Parties and Commercial JV hereunder are fully performed in accordance with this Agreement.

         11.3 No failure or delay on the part of any Party hereto in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such or for any other or subsequent cause.

         11.4 In the event that any of the payment obligations of the Parties under this Agreement is not performed at the time of termination of this Agreement due to breach of this Agreement by any Party ("Defaulting Party") or because of bankruptcy, insolvency, reorganization, receivership or winding up the business of any Party ("Non-performing Party"), the payment obligation of such Defaulting Party or Non-performing Party shall survive the termination and such Defaulting Party or Non-performing Party shall forthwith make full payment of such payment obligation. The Parties agree that any delayed payment shall bear interest at a rate of 5% per annum.

         11.5 In the event that Lanxide ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Commercial JV or a Person controlled by Commercial JV; Commercial JV shall take measures under applicable laws, and K.K. shall assist Commercial JV in such measures, to retain all its rights under the license stipulated in Exhibits A and C, and under any agreement supplementary to Exhibits A and C, as such rights existed immediately before the happening of such an event for a term equal to any remaining duration of Exhibits A and C (including all extensions) in accordance with the Bankruptcy Code of 1978 as amended, Section 365
(n)(1)(B).

                               ARTICLE XII.

                               FORCE MAJEURE.

         12.1 No Party shall be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement resulting from or contributed to by acts of God, war, riots or other incident of force majeure or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with any performance hereof or payment hereunder. Should a Party encounter difficulty or threat of failure of the performance of any part of this Agreement for any reason including force majeure, the affected Party shall inform the other Parties of the situation with reasonable promptness and the Parties shall discuss and cooperate to resolve such problems. However, if such failure due to force majeure by any Party to perform any part of this Agreement should continue for six (6) months, any other Party shall have the right to terminate this Agreement.

                               ARTICLE XIII.

                               ARBITRATION.

         13.1 Any and all disputes, controversies or differences arising from or in relation to or in connection with this Agreement or a transaction conducted under this Agreement shall be settled by mutual consultation among the Parties in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of The International Chamber of Commerce, by which each Party agrees to be bound. The arbitration shall be held at a place mutually agreed to by the Parties, but if they fail to agree within thirty (30) days after demand for arbitration by any Party, the arbitration shall be held in Tokyo, Japan, if arbitration is requested by Lanxide or Lanxide KK, and in New York, New York, U.S.A., if arbitration is requested by Akebono, Nihon Cement or KG. The award of the arbitrators shall be final and binding upon the Parties.

                               ARTICLE XIV.

                               MISCELLANEOUS.

         14.1 Effect of Headings. The Article and Section headings used in this Agreement and the titles of the Schedules and Exhibits hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Articles, Sections, Schedules and Exhibits.

         14.2 Entire Agreement, Waivers. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No Party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and any executed Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

         14.3 Counterparts. This Agreement may be executed simultaneously in any number of English language counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the Party to whom notice is to be given, or if given by facsimile transmission to the number indicated below, or (ii) on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         (a) If to Akebono:

Akebono Brake Industry Co., Ltd.
19-5, Nihonbashi Koamicho
Chuo-ku
Tokyo 103, Japan
FAX:  03-3668-7260
Attention: Manager, Corporate Planning Dept.

         (b) If to Nihon Cement:

Nihon Cement Co., Ltd.
Ohtemachi Building
6-1, Ohtemachi 1-chome
Chiyoda-ku
Tokyo 100, Japan
FAX:  03-3211-1624
Attention:  General Manager of First Development Dept.

         (c) If to KK:

                               Lanxide K.K.
                            2-2-22, Shiba-koen
                                 Minato-ku
                             Tokyo 105, Japan
                             FAX: 03-3432-3045
                           Attention: President

         (d) If to KG:

                           Kanematsu Corporation
                           2-1, Shibaura 1-chome
                                 Minato-ku
                            Tokyo 105-05, Japan
                             FAX: 03-5440-6526
            Attention: General Manager, Iron and Steel Division

         (e) If to Lanxide:

                            Lanxide Corporation
                            1300, Marrows Road
                               P.O. Box 6077
                        Newark, Delaware 19714-6077
                                    USA
                            FAX: (302)-454-1712
                           Attention: President

or to such other address as any party shall have specified by notice in writing given to the other Parties.

         14.5 Amendments and Modifications. No amendment or modification of this Agreement or any Schedule or Exhibit hereto shall be valid unless made in writing and signed by an authorized representative of each of the relevant Parties.

         14.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assignees.

         14.7 Governing Law: Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein shall be governed in accordance with the laws of Japan.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above first written.

AKEBONO BRAKE INDUSTRY CO., LTD.        NIHON CEMENT CO. LTD.

By:  /s/ Misataka Nibumoto              By:  Michio Kimura
Name:  Misataka Nibumoto                Name:  Michio Kimura
Title: President & CEO                  Title: President


LANXIDE K. K.                           KANEMATSU CORPORATION

By: Marc S. Newkirk                     By:  /s/ T. Matsuyoshi
Name:  Marc S. Newkirk                  Name:  T. Matsuyoshi
Title:  President                       Title: Managing Director


LANXIDE CORPORATION

By:  /s/ Marc S. Newkirk
Name:  Marc S. Newkirk
Title:  President



                                SCHEDULE 1

         "Products" shall mean brake rotors, brake drums, brake shoes, brake pistons, brake caliper bodies, brake pad backing plates, brake caliper anchors, steering knuckles, drum brake back plates, brake torque anchor support plates, disc brake back plates, wheel hubs, brake dust shields, brake modulator housings, brake pressure control valve housings, wheel brake cylinder housings, and brake master cylinder housings, all made only from Ceramic-Reinforced Aluminum for use only on passenger cars, trucks, buses, trailers, motorcycles, railroad locomotives, railroad rolling stock and industrial equipment.




                       A JOINT DEVELOPMENT AGREEMENT

         THIS AGREEMENT is entered into as of October 25, 1996 (the "Effective Date"), by and among Akebono Brake Industry Co., Ltd.
("Akebono"), and Nihon Cement Company Ltd. ("Nihon Cement"), corporations chartered under the laws of Japan, and Lanxide Corporation ("Lanxide"), a U.S. corporation chartered under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH

         WHEREAS, certain lightweight ceramic-reinforced aluminum brake components have been developed by Lanxide, and a pilot production line (the "Pilot Line") has been created at Lanxide's Newark, Delaware facilities under a previous cooperative development program among Lanxide, Lanxide Kabushiki Kaisha, Nihon Cement, and Kanematsu Corporation; and

         WHEREAS, Akebono has marketing knowledge and capability, product design and development capability, volume manufacturing experience and customer credibility in the brake industry; and

         WHEREAS, the Parties believe that there may be a large market opportunity for lightweight ceramic-reinforced aluminum brake components in the automotive industry which could be realized upon by a combination of the assets and skills of the Parties;

         WHEREAS, Akebono, Nihon Cement, and Kanematsu Corporation will establish a new company in Japan for the purpose of commercially manufacturing certain products applying technology developed in accordance with this Agreement (the "Commercial JV").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained the Parties hereby agree as follows:

                                 ARTICLE I.
                                DEFINITIONS

         When used in this Agreement, the following terms shall have the respective meanings, set forth below:

         1.1 "Affiliate(s)" of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

         1.2 "Agreement" means this Agreement and the Schedules hereto as amended from time to time.

         1.3 "Party" means a party to this Agreement, namely, Akebono, Nihon Cement, or Lanxide.

         1.4 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.5 "Products" means products as defined in the document attached to this Agreement as Schedule B.

         1.6 "Technology" means technical information, know-how, data, techniques whether patentable or not, patents, patent applications and proprietary information of a Party with respect to the Products.

         1.7 Undivided Interest means that each Party having an ownership interest in Joint Technology shall have the right to use the Joint Technology on a worldwide basis for any purpose, to assign its interest in the Joint Technology in whole or in part, and to license the Joint Technology with or without rights to sublicense on any terms acceptable to itself, all without the permission of any of the other Parties having an ownership interest.

                                ARTICLE II.

                          JOINT TECHNICAL PROGRAM

         2.1 Term. A joint technical development program (the "Program") will be undertaken by the Parties commencing with the Effective Date and continuing for two years from the Effective Date; provided, however, the Lanxide tasks defined in section 2.3 hereunder shall be considered to have commenced as of October 1, 1996, subject to the approval of the Parties.

         2.2 Objectives. The objectives of the Program are to further develop Products, improve manufacturing efficiencies and reduce manufacturing costs of Products using the Pilot Line. Specific Program goals concerning the priority of Products to be developed, process yield and productivity objectives, and tolerance objectives for specific Products and process steps will be discussed and decided collectively among the Parties as the first task of the Program. Such goals and their priority shall be revised from time to time by the Parties and changed when appropriate based upon periodic review of the Program and market needs.

         2.3 Tasks. The tasks of the Program are described in Schedules A-1, A-2 and A-3 attached hereto, subject to such revision from time to time over the term of this Agreement as the Parties may mutually agree.

         2.4 Performance. The tasks which are described in Schedule A-1 shall be performed by Lanxide a) on a best efforts basis using Lanxide's Technology including future improvements as they arise., and b) subject to such revision from time to time over the term of this Agreement as the Parties may mutually agree.

         The tasks which are described in Schedule A-2 shall be performed by Akebono a) on a best efforts basis, and b) subject to such revision from time to time over the term of this Agreement as the Parties may mutually agree.

         The tasks which are described in Schedule A-3 shall be performed by Nihon Cement a) on a best efforts basis, and b) subject to such revision from time to time over the term of this Agreement as the Parties may mutually agree.

         2.5 Funding. Akebono, Nihon Cement and Lanxide shall jointly develop the Program which shall be revised when and as desired by the Parties and approved in advance by the Parties. Lanxide shall (a) follow the reasonable instructions of the other Parties in case the proposed revision to the Program plan is not approved unanimously by the Parties and is rejected in advance by the Parties, provided however that such reasonable instructions being given by the other Parties are mutually consistent, and (b) require the written consent of the other Parties to incorporate any Technology into the Program that Lanxide believes at the time of such incorporation would require the payment of royalty to a third party. The costs to be incurred by Lanxide in connection with its performance under Article II Section 2.4 hereunder shall be paid by Akebono and Nihon Cement, respectively, to Lanxide in U.S. dollars according to the following schedule:

To be paid by Akebono to Lanxide:

        Date                         Amount

        October 31, 1996             $250,000
        March 31, 1997               $250,000
        September 30, 1997           $250,000
        March 31, 1998               $250,000

To be paid by Nihon Cement to Lanxide:

        Date                         Amount

        October 31, 1996             $750,000
        March 31, 1997               $750,000
        September 30, 1997           $750,000
        March 31, 1998               $750,000

         Any additional cost incurred by Lanxide in connection with its performance under Article II Section 2.4 hereunder shall be borne by Lanxide.

         With respect to costs incurred by Akebono in connection with its performance under Article II Section 2.4 herein, such costs shall be borne by Akebono. The level of fully burdened effort (computed in accordance with Generally Accepted Accounting Principles (GAAP)) conducted by Akebono in performing the tasks in Schedule A-2 herein shall be according to the following schedule:

        Date                                     Amount

        October 25, 1996 to October 24, 1997    $1,000,000
        October 25, 1997 to October 24, 1998    $1,000,000

With respect to costs incurred by Nihon Cement in connection with its performance under Article II Section 2.4 herein, such costs shall be borne by Nihon Cement.

         2.6 Pilot Line. The Parties acknowledge and agree that the Pilot Line will be used by Lanxide to further develop Products, improve manufacturing efficiencies and reduce manufacturing costs of Products. Fully burdened costs of such activity shall be charged by Lanxide against the funding provided to Lanxide under Article II Section 2.5 hereunder in a manner consistent with Generally Accepted Accounting Principles (GAAP) to the extent of such funding. The Parties acknowledge that Lanxide will continue to use the Pilot Line for its own needs to the extent that Pilot Line capacity is not then being fully utilized by the Program, in which case, the incremental costs associated with such use by Lanxide shall be borne by Lanxide.

                               ARTICLE III.

                       REPRESENTATIONS AND WARRANTIES

         The Parties hereby make the following representations and warranties to each other:

         3.1 Valid and Binding Agreement. Each of the Parties has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parties and constitutes legal, valid and binding obligations, enforceable against them individually and collectively in accordance with its respective terms.

         3.2 Organization, Good Standing and Qualification. Akebono and Nihon Cement: (a) are corporations duly organized, validly existing and in good standing under the laws of Japan; (b) have all necessary corporate power and authority to carry on its respective business and to own, lease and operate its properties.

         Lanxide: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all necessary corporate power and authority to carry on its respective business and to own, lease and operate its properties; and (c) is not required, by the nature of its properties or business, to be qualified to do business as a foreign entity or corporation in any foreign jurisdiction, other than to the extent that such qualification may be legally required in Japan.

                                ARTICLE IV.

                          REPORT ON DEVELOPMENT.

         4.1 Lanxide and Akebono shall each, during the term of this Agreement, submit to the other Parties a monthly written report in connection with their progress in connection with the Program, as well as setting forth an accounting of the costs and expenses incurred therefor. Nihon Cement shall also, during the term of this Agreement, submit to the other Parties a monthly written report in connection with its activities in connection with the Program. In addition, Lanxide shall meet weekly with Akebono and Nihon Cement engineers to report on Lanxide's progress on the Program tasks. Such meeting shall include furnishing a brief, unofficial summary report, of significant events occurring in the Program over the past week.

                                ARTICLE V.

                           DISPATCH OF ENGINEERS.

         5.1 Akebono and Nihon Cement may, whenever they so desire during the term of this Agreement upon reasonable prior notice, dispatch one or more of their engineers to the facilities of Lanxide for the purpose of study and discussion with respect to the development and manufacture of the Products. Lanxide shall use its best efforts to cooperate in the training of such engineers. The salary and costs (including travel expenses and living expenses) for such engineers shall be borne by Akebono and Nihon Cement each for their respective engineers.

                                ARTICLE VI.

                       INTELLECTUAL PROPERTY RIGHTS.

         6.1 Lanxide shall have the right to file patent and other intellectual property applications in any jurisdiction with respect to developments made solely by Lanxide or its employees pursuant to the performance of its obligations hereunder. The costs of obtaining, maintaining and defending all such patents and other intellectual property right shall be borne solely by Lanxide.

         6.2 The Parties agree that any and all inventions made jointly by any of the Parties hereunder during the term of this Agreement in connection with the performance of this Agreement (hereinafter referred to as the "Joint Technology") will be owned jointly by those Parties who jointly made the respective inventions, each with an Undivided Interest. The costs of obtaining, maintaining and defending all intellectual property represented by the Joint Technology shall be borne equally, to the extent that each Party wishes to preserve its specific rights in each specific case. Any and all inventions made by Lanxide using the funding provided to Lanxide under Article II Section 2.5 shall be deemed as Joint Technology made jointly by Lanxide, Akebono and Nihon Cement and therefore shall be owned jointly by the Parties, each with an Undivided Interest. Any Party wishing to make a patent application in relation to any Joint Technology shall first notify those Parties who jointly own such Joint Technology. The decision to make a patent application, and all relevant details thereof, shall be determined upon mutual discussion between/among those Parties whose employees invented such Joint Technology. All expenses relating to the filing and maintenance of such patent application (including but not limited to all patent attorney's expenses and all maintenance fees) shall be borne by those Parties who jointly own such Joint Technology. Any such patent application shall name Lanxide, Akebono and Nihon Cement as joint owners or joint assignees.

         6.3 Akebono and Nihon Cement agree to grant, and hereby grant to Commercial JV a full world-wide, royalty free, perpetual, irrevocable, non-exclusive license to make, use and sell Products made using Joint
Technology in any manner, with full rights to Commercial JV to grant sublicenses of Joint Technology, without the prior written notice to the Parties.

         6.4 Any data and know-how derived by Akebono concerning performance of ceramic-reinforced aluminum brake system components shall be produced at Akebono's own expense, and shall be the sole property of Akebono and shall not be considered to be part of the Program, or subject to the provisions of this Article VI.

         6.5 Any data and know-how derived by Akebono concerning composition or performance of brake friction materials shall be considered to be the sole property of Akebono, and shall not be considered to be part of the Program, or subject to the provisions of this Article VI.

                               ARTICLE VII.

                              CONFIDENTIALITY.

         7.1 Each Party shall treat as confidential any and all proprietary information which such Party obtains from the other Parties directly or indirectly in connection with this Agreement, and shall not disclose the same to any third Person (other than Affiliates to the extent they are similarly bound) without the prior written consent of the other Parties nor use the same except as provided in this Agreement; provided however, that each receiving Party may disclose such information to its employees, to the extent necessary. In such case, each receiving Party shall cause its employees which received such information to comply with the provisions of this Article VII. The obligations provided for in this Article VII shall remain in effect during the term of this Agreement and for a period of five
(5) years after the termination or expiration hereof.

         7.2 The provisions of Article VII Section 7.1 shall not apply to any proprietary information that (i) has become generally available to the public through no fault of the receiving Party or its employees, (ii) the receiving Party can prove by clear and convincing documentary evidence was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing Party, (iii) becomes known to the receiving Party through lawful disclosure from a third party that is not subject to a confidentiality agreement with the disclosing Party or Affiliate, or (iv) the receiving Party can prove by clear and convincing documentary evidence has been or is developed by the receiving Party independent of any such proprietary information disclosed by the disclosing Party.

                               ARTICLE VIII.

                                   TERM.

         8.1 Except as otherwise agreed by the Parties, unless earlier terminated pursuant to Article IX below, the term of this Agreement shall be two (2) years commencing on the Effective Date.

                                ARTICLE IX.

                                TERMINATION.

         9.1 If any Party breaches this Agreement, and such breach is not cured within thirty (30) days after receipt by the Party in breach of written notice from one of the other Parties specifying the nature of the breach, such notice to be given simultaneously to all Parties, such other Party giving notice of breach shall have the right to terminate this Agreement by giving written notice thereof to the Party in breach and the other Parties.

         9.2 Any Party hereto may terminate this Agreement by giving written notice of termination to the other Parties in the event of any of the following events:

         (a) upon or after filing by another Party of a petition in bankruptcy or insolvency;

         (b) upon or after any adjudication that another Party is bankrupt or insolvent;

         (c) upon or after the filing by another Party of any petition seeking reorganization, readjustment or arrangement of the business of such other Party under any law;

         (d) upon or after the appointment of a receiver for all or substantially all of the property of another Party;

         (e) upon or after the institution of any proceedings for the liquidation or winding up of the business of another Party; or

         (f) upon the failure to perform any part of this Agreement by any Party due to force majeure, in the event such failure should continue for six (6) months.

         9.3 No failure or delay on the part of any Party hereto in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such or for any other or subsequent cause. Termination of this Agreement shall not affect the continued enforceability of Article VI and Article VII.

                                ARTICLE X.

                               FORCE MAJEURE.

         10.1 No Party shall be responsible for or liable for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement resulting from or contributed to by acts of God, war, riots or other incident of force majeure or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with any performance hereof or payment hereunder. Should a Party encounter difficulty or threat of failure of the performance of any part of this Agreement for any reason including force majeure, the affected Party shall inform the other Parties of the situation with reasonable promptness and the Parties shall discuss and cooperate to resolve such problems.

                                ARTICLE XI.

                                ARBITRATION.

         11.1 Any and all disputes, controversies or differences arising from or in relation to or in connection with this Agreement or a transaction conducted under this Agreement shall be settled by mutual consultation among the Parties in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of The International Chamber of Commerce, by which each Party agrees to be bound. The arbitration shall be held at a place mutually agreed to by the Parties, but if they fail to agree within thirty (30) days after demand for arbitration by either Party, the arbitration shall be held in Tokyo, Japan, if arbitration is requested by Lanxide, and in New York, New York, U.S.A., if arbitration is requested by Akebono or Nihon Cement. The award of the arbitrators shall be final and binding upon the Parties.

                               ARTICLE XII.

                              MISCELLANEOUS.

         12.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

         12.2 Entire Agreement, Waivers. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No Party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

         12.3 Counterparts. This Agreement may be executed simultaneously in any number of English language counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the Party to whom notice is to be given, or if given by facsimile transmission to the number indicated below, or (ii) on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


         a) If to Akebono:

                     Akebono Brake Industry Co., Ltd.
                        19-5, Nihonbashi Koamicho,
                                  Chuo-ku
                             Tokyo 103, Japan
                             FAX: 03-3668-7260
               Attention: Manager, Corporate Planning Dept.

         (b) If to Nihon Cement:

                          Nihon Cement Co., Ltd.
                            Ohtemachi Building
                          6-1, Ohtemachi 1-chome
                                Chiyoda-ku
                             Tokyo 100, Japan
                             FAX: 03-3211-1624
           Attention: General Manager of First Development Dept.

         (c) If to Lanxide:

                            Lanxide Corporation
                            1300, Marrows Road
                               P.O. Box 6077
                        Newark, Delaware 19714-6077
                                    USA
                            FAX: (302) 454-1712
                           Attention: President

or to such other address as any party shall have specified by notice in writing given to the other Parties.

         12.5 Amendments and Modifications. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by all Parties.

         12.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assignees.

         12.7 Governing Law: Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein shall be governed in accordance with the laws of the State of Delaware, United States of America.

         12.8 Assignability. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each Party hereto. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part by any Party without the prior written consent of the other Parties.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above first written.

AKEBONO BRAKE INDUSTRY CO., LTD.        NIHON CEMENT CO. LTD.

By:  /s/ Misataka Nobumoto              By:   /s/ Michio Kimura
Name:  Misataka Nobumoto                Name:  Michio Kimura
Title:  President & CEO                 Title:  President


LANXIDE CORPORATION

By:  /s/ Marc S. Newkirk
Name:  Marc S. Newkirk
Title:  President


                               SCHEDULE A-1

Joint Development Program - LANXIDE TASKS

         Lanxide shall be mainly responsible for materials and process technology development, prototype fabrication and Pilot Line operation.



                         JOINT DEVELOPMENT PROGRAM

                          DETAIL PLAN DEVELOPMENT

         The first activity in this plan will be to review the preliminary plan and revise the plan as appropriate.

                                  ROTORS

         The development plan for rotors will focus on vented rotors. The major activities in this vented rotor development plan are: process improvement, product improvements, cost reduction, and development of machining/grinding practices. Process improvement activities would consist of developing a cost effective method for producing the vented preforms and mix optimization for higher green strength and for improved blow mold die filling. Options for producing vented preforms could be cores used in a blow molding machine, blow molding two pieces and joining, and blow molding dies designed with retractable fingers. Product improvement activities would be directed toward improving operating temperatures, etc. in order for aluminum MMC rotors to meet the specifications for a larger number of platforms. Efforts would continue in the area of cost reduction. Each of the existing operations would be evaluated and re-engineered if necessary to reduce operational cost and improve yields. This process would be done with the objective of process scale-up. Improvements in near net shape of the preforms would be addressed in the work to develop green machining/grinding. This would produce a preform close enough to final dimensions such that grinding of the composite becomes feasible. When the green machining/grinding technique was developed equipment would be purchased and added to the rotor line. The grinding process for the composite will be developed and equipment acquired to add this operation to the rotor line.

                              CALIPER PISTONS

         The current process for making caliper pistons is by compression molding using a mix which contains Mg powder and Ceraset as a binder. This mix is not free flowing and requires vibration of the hot die prior to pressing in order to provide for complete die fill. It could be possible to produce this part without Mg powder and Ceraset in the mix if a different approach to infiltration were taken.

         The initial activities for the caliper piston process development would be develop a free flowing powder which contains Mg powder and Ceraset, evaluate preform fabrication methods which could be used with the Mg and Ceraset containing mixes as well as those methods which could be used for mixed which did not contain Mg powder and Ceraset. These activities would be done in parallel. As soon as one approach demonstrated superiority, work will be concentrated on the this method. When the preform fabrication method is selected, interaction with the preform fabrication equipment builder would begin.

         Development of green machining or grinding would be required. It might be possible to adapt the process developed for rotors. However, the preforms will be made from different fillers and be of different loading. These will have an influence on green machinability. Finally, process scale-up and cost reduction activities will be started in the second year. These activities will continue into year three.

                      BRAKE CALIPER BODIES & BRACKETS

         Brake caliper bodies and brackets will require the most development work of any product in this program. The initial focus will be to evaluate preform fabrication methods. Shape complexity, reinforcement loading (stiffness) and reinforcement particle size (strength) must be considered in selecting the method of preform fabrication. Methods such as blow molding and slurry casting will be evaluated. Both approaches allow for the incorporation of Mg powder and Ceraset into the preform. However, the reinforcement particle size and loading achievable differs. These two methods as well as any other potential approach will be evaluated and down select will be made. Once a method is selected, equipment will be specified and purchased. The selected method will be optimized. The scale-up process and process cost reduction activities will start during the second year and continue through year three.

        LOW VOLUME PRODUCTION INTENT PROTOTYPE PROCESS DEVELOPMENT

         During the first two quarters of year one, a process(es) will be developed to economically produce small quantities of prototype parts by a production intent process. These parts will be used for validation testing, etc.



                               SCHEDULE A-2

Joint Development Program - AKEBONO TASKS

         Akebono shall be mainly responsible for product design and development, including evaluation and volume production systems.



                               SCHEDULE A-3

Joint Development Program - NIHON CEMENT TASKS

         Nihon Cement shall be mainly responsible for supporting technologies bridging between materials and process technology and volume production.



                                SCHEDULE B

         "Products" shall mean brake rotors, brake drums, brake shoes, brake pistons, brake caliper bodies, brake pad backing plates, brake caliper anchors, steering knuckles, drum brake back plates, brake torque anchor support plates, disc brake back plates, wheel hubs, brake dust shields, brake modulator housings, brake pressure control valve housings, wheel brake cylinder housings, and brake master cylinder housings, all made only from Ceramic-Reinforced Aluminum for use only on passenger cars, trucks, buses, trailers, motorcycles, railroad locomotives, railroad rolling stock and industrial equipment.



                                  EXHIBIT A

                              LICENSE AGREEMENT

        This License Agreement ("Agreement"), dated as of October 25, 1996 (the "Effective Date"), is made among

        1. Lanxide Technology Company L.P. of 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U.S.A., a Delaware limited partnership ("LTC"),

        2. AKN Corporation of 2-2-22, Shiba-koen, Minato-ku, Tokyo 105, Japan, a Japanese Corporation ("Licensee"), and

        3. Lanxide Corporation of 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U.S.A., a Delaware corporation ("Lanxide").

        WHEREAS, LTC is wholly owned and controlled by Lanxide; and

        WHEREAS, LTC holds rights in certain valuable technology and Lanxide owns certain valuable trademarks; and

        WHEREAS, Licensee wishes to license certain of such rights for the purposes defined herein.

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

        I.  DEFINITIONS

        Terms used with initial capital letters in this Agreement shall have the meaning set forth below.

        1.1 "Affiliate(s)" of a Person means a Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

        1.2 "Ceramic-Reinforced Aluminum" shall mean materials comprised of a discontinuous ceramic reinforcing phase and a continuous aluminum metal matrix phase.

        1.3 "Government Entity" shall mean any sovereign, state or political subdivision thereof, whether foreign or domestic.

        1.4 "Government Regulations" shall mean and include any and all terms, conditions and provisions of (a) any law, regulation, order, statute, decree, rule, writ, injunction, determination or award of any court or Governmental Entity and (b) any contract for research, development and/or manufacturing between LTC and any department or agency of the United States government but only to the extent such contracts reflect provisions required by clause (a) above to be included therein.

        1.5 "K.K. License" shall mean Exhibit B of the Joint Venture Agreement ("Joint Venture Agreement") referred to in subparagraph 5.2
(i)(b) hereunder.

        1.6 "Licensed Technology" shall mean Technology which is now or hereafter owned by LTC, and all other Technology licensed to LTC without restriction upon the grant of sublicenses, that is relevant to Products, but excluding Technology, transfer or license of which, or an interest in which, despite Lanxide's and LTC's best efforts, would be expressly prohibited, either generally or specifically, by Government Regulations or contracts with third parties which are further described but not limited to those listed in Schedule 1.6 hereto.

        1.7 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        1.8 "Products" shall mean those items listed as inclusions in Schedule A to this Agreement.

        1.9 "Raw Materials" shall mean ceramic powders, ceramic paper, fibers, polymers, and/or castable metal matrix composite ingot produced using technology owned by or licensed to Lanxide or its Affiliates.

        1.10 "Subsystem" shall mean a series of connected components within a System, at least one of which is manufactured using the Licensed Technology.

        1.11 "System" shall mean any passenger car, truck, bus, trailer, motorcycle, railroad locomotive, railroad rolling stock or article of industrial equipment.

        1.12 "Technology" shall mean technical information, know-how, data, techniques whether patentable or not, patents, patent applications and trade secrets.

        1.13 "Territory 1" shall mean the geographic area as defined in Schedule B.

        1.14 "Territory 2" shall mean the geographic area of Japan.

        1.15 "Trademarks" shall mean the trademark and tradename "LANXIDE", together with all other trademarks owned now or in the future in the Territory by Lanxide.

        II.   GRANT OF TECHNOLOGY LICENSE

        2.1 License of Licensed Technology. Subject to Government
Regulations and the provisions of this Agreement, LTC hereby grants to Licensee a perpetual non-exclusive license to use the Licensed Technology to manufacture Products in Territory 1 and to sell Products manufactured in Territory 1 on a worldwide basis excluding Japan.

        2.2 Contingent Additional License. Contingent upon the happening of any event described in subparagraph 5.2 (i) or (iv) of the K.K. License and subject to Government Regulations and the provisions of this agreement, LTC hereby further grants to Licensee a license to use Licensed Technology for the purposes of engaging in the research and development, manufacture, use and sale in Territory 2 of Products.

        2.3 Non-Exclusive License. The license of Licensed Technology granted under paragraph 2.1 shall be non-exclusive with respect to the manufacture, use or sale of Products, and shall be subject to the rights, now or in the future, of other authorized users of the Licensed Technology to make, use or sell Products within or outside Territory 1.

        2.4 Limitations on Exclusivity. Except as provided below, the contingent license of Licensed Technology granted under paragraph 2.2 shall be exclusive in Territory 2 to the extent that the Licensed Technology can be used only in relation to the manufacture, use and sale of Products.

        (i) The License shall be non-exclusive to the extent that rights granted to LTC in the future are non-exclusive.

        (ii) The License shall be non-exclusive to the extent required by Government Regulations.

        (iii) The license shall be subject to the rights, now or in the future, of authorized users of the Licensed Technology outside Territory 2 to import into Territory 2 Products which are incorporated in Systems assembled outside Territory 2 and which Systems are then imported into Territory 2.

        (iv) The licenses shall be subject to the rights, now or in the future, of authorized users of the Licensed Technology outside Territory 2 to import into Territory 2 Products for repair of Systems assembled outside Territory 2 and previously imported into Territory 2.

        2.5 Rights Outside Territory. The license granted under paragraph
2.1 shall not include any rights to use the Licensed Technology for the manufacture of Products outside Territory 1 and such license shall not include any right to export Products from Territory 1 except for non-exclusive rights to sell such Products:

        (i)     outside Territory 1, but excluding Japan;

        (ii) which are incorporated in Systems assembled outside Japan and which Systems are then imported into Japan; and

        (iii) in Japan for repair of Systems assembled outside Japan and previously imported into Japan.

        The contingent license granted under paragraph 2.2 shall not included any rights to use the Licensed Technology outside Territory 2 for any purpose and such license shall not include any right to export from Territory 2 except for.

        (a) a non-exclusive right to supply components which are incorporated in Systems assembled inside Territory 2 and which Systems are then exported from Territory 2.

        (b) a non-exclusive right to export from Territory 2 components and Subsystems manufactured in Territory 2 for repair of Systems assembled inside Territory 2 and previously exported from Territory 2.

        Licenses shall inform its customers of the territorial limits on its license of the Licensed Technology and shall not sell Products to customers which it knows, or reasonably anticipates may, export those Products from Territory 1 or Territory 2 in any manner exceeding the scope of the rights granted to Licensee.

        2.6 Sublicense Rights. There shall be no right to sublicense the Licensed Technology except only contingent upon the happening of any event described in subparagraph 5.2 (i) or (iv) of the K.K. License that the Licensee shall be permitted to grant.

        (i) one non-exclusive sublicense to use the Licensed Technology only for the purposes of research and development of Products in the form of Exhibit D to the Joint Venture Agreement and,

        (ii) one non-exclusive sublicense to use the Licensed Technology only for the purposes of research and development of Products in the form of Exhibit E to the Joint Venture Agreement,

each to the entities identified therein.

        2.7 Reservation of Rights. No rights are granted under the Licensed Technology except as expressly set forth in this Section 2 and all rights not expressly granted are reserved.

        2.8 Provision of Technology. Subject to applicable Government Regulations, including obtaining any necessary licenses prior to disclosure, LTC or Lanxide shall, in the English language and U.S. units of measurement to Licensee at Licensee's request, make available to Licensee from time-to-time on an as-needed basis and free of cost to Licensee, up to a maximum of 200 hours of technical support to transfer technical information, formulae, data, analyses, know-how, and information with respect to the Licensed Technology to the extent reasonably necessary for the Licensee to use the Licensed Technology for the purposes set out in this Agreement. Additional technical support shall be made available by LTC or Lanxide to Licensee at a cost to Licensee equal to LTC's or Lanxide's fully burdened cost according to Generally Accepted Accounting Principles
(GAAP) and on a basis of availability no less favorable to the Licensee than that afforded to any other licensee of the Licensed Technology.

        2.9 Protection of Technology. Licensee shall not use and shall not permit its authorized sublicensees to use the Licensed Technology for any purpose other than to manufacture, use and sell Products, as provided in this Agreement. Licensee shall take no action in respect of the Licensed Technology which is inconsistent with the terms of the licenses granted under this Agreement.

        2.10 Acknowledgment of Rights; Patent Marking. Licensee acknowledges that Licensee's right to use the Licensed Technology arises only out of the licenses granted under this Agreement. All Products manufactured under issued patents of LTC shall bear a patent notice as may be necessary or desirable under the laws of the applicable Government Entities.

        2.11 Raw Materials. In connection with the licenses hereunder Lanxide agrees to sell and/or cause one or more of its Affiliates to sell to Licensee Licensee's requirements for Raw Materials in quantities and on delivery schedules reasonably needed by Licensee in connection with the manufacture of Products in accordance with the terms of this Agreement. This license does not grant Licensee any right to use the Licensed Technology for the purpose of manufacturing Raw Materials except that Licensee may produce Raw Materials for its own use in manufacturing Products in accordance with the terms of this License Agreement, but only to the extent of any inability on the part of Lanxide and/or its Affiliates to supply such Raw Materials in accordance with Licensee's reasonable quantity and delivery schedule requirements.

        III.    TRADEMARK AND TRADENAME LICENSE

        3.1 Tradename License. Subject to Government Regulations and the provisions of this Agreement, Lanxide hereby grants to Licensee a non-exclusive license to use the tradename "LANXIDE" except for its use as the name or part of the name of a business entity. Lanxide and Licensee will cooperate in registering such tradename in Territory 1, and contingent upon the happening of any event described in subparagraph 5.2 (i) or (iv) of the K.K. License, Territory 2, as may be necessary or desirable under the laws of Territory 1 and Territory 2, at the expense of Licensee.

        3.2 Trademark License. Subject to Government Regulations and the provisions of this Agreement, Lanxide hereby grants to Licensee a non-exclusive license to use the Trademarks in connection with the marketing and sale of Products.

        3.3 Sublicensing Rights. The license granted under paragraph 3.1 shall not include the right to grant sublicenses without the prior written consent of Lanxide.

        3.4 Registration. Registration of the Trademarks shall only be made in the name of Lanxide or its designee. Licensee shall provide such assistance as Lanxide or its designee may require in relation to such registration at Licensee's expense, including the execution of all documents necessary or desirable for obtaining such registration. In addition, Licensee shall cooperate with Lanxide in seeking the registration of this Agreement or of an executed registered user agreement as may be necessary or desirable under the laws of Territory 1 or Territory 2 to record the trademark license granted under this Agreement with Licensee to bear any associated expenses.

        3.5 Acknowledgement of Rights. As among the parties, Licensee acknowledges that the Trademarks and the goodwill associated with the Trademarks are the property of Lanxide and that except to the extent of the license rights granted hereunder, Licensee shall not acquire any rights in such Trademarks or in any registration of the Trademarks. Licensee acknowledges that Licensee's right to use the Trademarks arises only out of the licenses granted under this Agreement. Licensee shall neither challenge nor dispute the rights of Lanxide with respect to use or ownership of the Trademarks. Where Licensee uses the Trademarks, it shall include a notice stating that such Trademarks are the property of Lanxide. However, Lanxide makes no warranty that the Trademarks will be successfully registered in any countries.

        3.6 Use of Trademarks; Quality Control. Licensee shall only use the Trademarks in connection with Products manufactured using the Licensed Technology or as otherwise agreed to in writing by LTC or Lanxide from time to time. The standards of manufacture of such Products shall be at least equal to the standards of quality required by LTC and Lanxide in relation to their other manufacturing or licensing activities. Licensee shall follow all reasonable instructions in relation to the quality of manufacture of Products communicated to it by any representative of LTC or Lanxide. In no event shall Licensee manufacture any Products which are not in accordance with applicable Government Regulations relating to safety and product quality.

        3.7 Indemnity and Insurance. Licensee shall indemnify and hold harmless LTC, Lanxide, their Affiliates and their respective directors, officers and employees from and against any losses, claims and damages including reasonable attorney's fees arising out of the manufacture, use or sale of Products by Licensee; provided such losses, claims and damages are not directly attributable to instructions, actions or omissions by Lanxide, LTC or their Affiliates or their respective directors, officers or employees. From the commencement of the manufacture of Products by the Licensee and until the last applicable statute of limitations expires, Licensee will procure and maintain, at its own cost and expense, product liability insurance written on an occurrence basis from an insurance company rated A or above by A. M. Bests' providing protection against liability for any alleged damage or injury arising out of any alleged defect in material or workmanship in such Products in the primary amount of 1 million U.S. dollars with respect to any one accident or occurrence, and 1 million U.S. dollars in the aggregate. Licensee shall also procure and maintain, at its own expense, excess liability insurance in the amount of 10 million U.S. dollars in the aggregate. The insurance policy shall name LTC as an additional insured and shall be endorsed to provide for written notification to LTC by insurer not less than 30 days prior to cancellation. Licensee shall provide LTC with a certificate of insurance evidencing such coverage within 15 business days after the manufacture of Products by the Licensee and annually thereafter.

        3.8 Inspection and Approval Rights. All uses of the Trademarks on or in connection with the sale or marketing of Products shall be subject to the prior approval of Lanxide. Licensee shall provide to Lanxide upon request samples of Products manufactured by Licensee and its sublicensees as well as advertising and other publicity materials bearing the Trademarks proposed to be used by its authorized sublicensees, together with an English language translation if necessary. Licensee shall allow and cause its sublicensees to permit Lanxide or its representatives at all reasonable times to inspect any facility where Products which will be sold under the Trademarks are manufactured.

        3.9 Reservation of Rights. No rights are granted under the Trademarks except as expressly set forth in this Section 3. Without limitation, Licensee acknowledges the rights of Lanxide and its Affiliates to use the Trademarks themselves or through direct or indirect licensees as all or part of a tradename, and in relation to any products or services other than Products, and in relation to Products imported pursuant to paragraph 2.3 or 2.4. Lanxide expressly reserves the right to assign its entire right, title, and interest in and to the Trademarks to LTC, in which event LTC shall assume Lanxide's rights and obligations under this Agreement.

        IV.     FEE AND ROYALTY

        4.1 Fee Payment and Amount. Licensee shall pay an initial license fee to Lanxide of $4,000,000 in U.S. dollars, according to the following schedule:

            Date                        Amount
            November 15, 1996         $4,000,000

        LTC and Lanxide respectively agree that this amount represents the initial fee for the grant of rights to use the Licensed Technology and the Trademarks pursuant to Sections 2 and 3 above.

        4.2 Royalty Payment and Amount. Licensee shall pay to LTC a royalty equal to [CONFIDENTIAL TREATMENT REQUESTED BY LANXIDE CORPORATION] of the
Net Sales Price of all Products sold by Licensee or any subsequently authorized sublicensees, which are manufactured using the Licensed Technology in Territory 1, and in the event of the happening of any event described in subparagraph 5.2 (i) or (iv) of the K.K. License, also in Territory 2. Licensee shall pay such royalty to LTC so long as Licensee or any subsequently authorized sublicensees shall use the Licensed Technology. In the event that Licensee shall cease to pay royalties as and when required hereunder, then
LTC shall have the right to terminate this Agreement upon ninety (90) days prior written notice to Licensee.

        4.3 Net Sales Price. The "Net Sales Price" referred to in paragraph
4.2 shall mean the invoiced price for a Product less insurance, transport, bona fide rebates and allowances to the extent identified on the invoice, and less returns, and less the purchase price of Raw Materials purchased by Licensee from Lanxide or its Affiliates. The "Net Sales Price" applicable to transfers to entities affiliated with Licensee will be the price at which such Products would be sold at the time in question on an arms-length basis to a third party. Where Products are sold as part of a Subsystem and not separately, the Net Sales Price will be that percentage of the Net Sales Price of the Subsystem equal to the cost of manufacture of the Products divided by the cost of manufacture of the total Subsystem.

        4.4 Third Party Royalties. In any case where use of Licensed Technology requires or required LTC to pay a royalty to a third party (whether lump-sum or payable by reference to sales) under the terms of any of the license agreements listed on Schedule 4.4 hereto or any future third party license that LTC may enter into, then in the event that Licensee determines to use such Technology, Licensee will in addition to the royalty specified in paragraph 4.2 be responsible for payment to LTC of a further amount equal to the royalty payable to the third party attributable to sales by Licensee and its authorized sublicensees. In case LTC needs to obtain a third party Technology which LTC is aware may be useful to Licensee and therefore may require Licensee to be responsible for additional royalty, Lanxide shall let Licensee know the need, with prior written form, and consult with Licensee as to whether such additional Technology is truly necessary. If Licensee decides such Technology is unnecessary, Licensee shall have the right not to use such third party Technology and therefore not be required to pay any third party royalty associated therewith. Even though Licensee decides such Technology is unnecessary, subject to the terms of this Agreement, Licensee may use Licensed Technology not requiring such third party royalty, including the right to purchase Raw Materials. The parties hereto agree, however, that Licensee shall be under no obligation to use any Technology requiring payment of royalty to any third party, and the decision to use such Technology shall be solely at Licensee's discretion.

        4.5 Tax Withholding. Licensee may withhold taxes from royalties payable hereunder only to the extent that such withholding is required under applicable law and to the extent that Licensee provides copies of all documents required by LTC hereunder to claim credit for such foreign tax payment.

        4.6 Payment and Accounting. Royalties due under this Agreement shall be paid in U.S. dollars to the bank account specified by LTC within 45 days after each of December 31, March 31, June 30 and September 30, in relation to the period of three (3) calendar months (or less in the case of the first or final such period) ending on such date. At the same time as payment of royalties is made, Licensee shall provide to LTC a statement setting out the sales of Products manufactured using the Licensed Technology made during the period to which such royalties relate, the type and description of Products in question, the applicable Net Sales Price, the amount of royalties payable and the amount of any tax withheld. Overdue payments shall bear interest at the annual rate of two percent (2%) above the prime rate of Citibank, in New York.

        4.7 Books and Records. Licensee shall keep proper books and records showing the description and price of Products sold, and such records shall be open at all reasonable times to inspection by Lanxide or its representatives, who shall be entitled to take copies of such books and records.

        4.8 Currency Conversion. For the purpose of converting into U.S. dollars the currency in which royalties may arise, the rate of exchange to be applied shall be the rate of exchange for the purchase of U.S. dollars with the currency quoted by Citibank, in New York as at the close of business on the last business day of the quarterly period to which a payment shall relate.

        V.      TERM AND TERMINATION

        5.1 Effective Date. This Agreement shall come into effect upon the Effective Date set forth in the first page hereof. This Agreement shall thereafter be perpetual and non-cancellable, subject to earlier termination as provided herein.

        5.2 Events of Termination. This Agreement may be terminated upon the happening of any of the following events:

        (i) (a) Upon written notice from LTC or Lanxide, in the event that Licensee is in material breach of any of its obligations under this Agreement, and Licensee fails to remedy that breach within 60 days after receipt of written notice requiring Licensee to remedy that breach;

        (b) Upon written notice from LTC or Lanxide, in the event that Licensee's shareholders are in material breach of any of their obligations under either the Joint Development Agreement among Akebono Brake Industry Co., Ltd., Nihon Cement Co., Ltd., and Lanxide, or the Joint Venture Agreement among Akebono Brake Industry Co., Ltd., Nihon Cement Co., Ltd., Lanxide K. K., Kanematsu Corporation and Lanxide, dated October 25, 1996 and such Licensee's shareholder in breach and/or other Licensee's shareholders fail to remedy that breach within 60 days after receipt by all Licensee's shareholders of written notice from a party to the respective agreement requiring remedy of that breach.

        (ii) Upon written notice from LTC or Lanxide, in the event that Licensee ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt;

        (iii) Upon 180 days prior written notice by LTC, in the event that any Government Entity or court requires substantial modifications to the provisions of this Agreement;

        (iv) Upon written notice by Licensee to LTC.

        (v) As provided elsewhere in this Agreement

        5.3 Effects of Termination. On termination of this Agreement, the following provisions shall have effect;

        (i) All licenses and rights granted to Licensee by LTC or Lanxide shall forthwith cease and Licensee shall cooperate in cancelling any registration of such licenses.

        (ii) Licensee shall, except as otherwise agreed with LTC or Lanxide, as applicable, forthwith cease all use of the Licensed Technology and the Trademarks.

        (iii) Termination of this Agreement shall not affect the continued enforceability of paragraph 3.7 and Sections 8 and 9 and the continued existence of the license from Licensee to Licensor under paragraph 7.1 hereunder of improvements and inventions made up to the date of termination.

        (iv) Licensee shall promptly deliver all Proprietary Information in all forms to LTC or to its authorized representatives.

Notwithstanding the provisions of subparagraphs 5.3 (i) and (ii), Licensee shall have the right to sell in the Territory all Products it has manufac-tured prior to termination of this Agreement, subject to the payment of all royalties due hereunder.

        VI.     GOVERNMENT REGULATIONS, ETC.

        6.1 Compliance with Government Regulations. The grant of licenses and the transfer of Licensed Technology under this Agreement shall be conditional on all necessary governmental consents and licenses being obtained and maintained. LTC and Licensee shall use reasonable efforts to obtain all such consents and licenses. Licensee shall comply with all Government Regulations governing export of goods and information from Territory 1 and Territory 2 and between the various countries of Territory 1 and Territory 2, including without limitation the Export Administration Regulations of the United States (15 C.F.R. 730 et seq.) as such may be amended from time to time, and the terms of any licenses or consents obtained.

        VII.    PATENTS AND IMPROVEMENTS

        7.1 Rights in Inventions. During the term of this Agreement, Licensee shall promptly disclose to LTC any inventions or improvements which relate solely to composition and processing of Ceramic-Reinforced Aluminum as material for Products (specifically excluding any inventions or improvements which relate to the design and/or performance of Products themselves as brake parts or components) that are made by Licensee's employees or by the employees of any authorized sublicensees without the participation of any of the employees of LTC or its Affiliates and Licensee shall obtain the right to grant, and grant, to LTC a full worldwide, royalty-free, perpetual, irrevocable, non-exclusive license to make, use and sell such improvements or inventions in any manner not prevented by the terms of the license to Licensee under this Agreement, with full right by LTC to grant sublicenses of such improvements or inventions which themselves include the right to sublicense.

The provisions of this paragraph 7.1 shall not affect the ownership of inventions or improvements made by employees of LTC or its Affiliates (with or without the participation of the employees of the Licensee or its authorized sublicencees) which inventions and improvements shall be the property of LTC or its Affiliates, but subject to the license granted under this Agreement.

        7.2 Prosecution and Registration. Licensee shall not seek any patent or other intellectual property registration in relation to the Licensed Technology in its own name, other than improvements and inventions relating to the Licensed Technology made by Licensee's employees with or without the participation of employees of authorized sublicensees or contract manufacturers. Licensee will cooperate with LTC as reasonably requested by LTC in relation to obtaining and prosecuting patents in the name of LTC. In addition LTC and Licensee shall cooperate in seeking the registration of this Agreement or of an executed registered user agreement as may be necessary or desirable under the laws of any country to record the patent license granted under this Agreement at the reasonable expense of Licensee.

        7.3 Actions and Claims Against Third Parties. If, during the term of this Agreement, Licensee learns of any infringement, unfair competition or misappropriation ("Infringement") by a third party of any Licensed Technology licensed to Licensee, Licensee shall promptly and fully notify LTC in writing.

        7.4 Infringement Claims by Third Parties. If, during the term of this Agreement, any claim or action is threatened or commenced by a third party alleging Infringement of third party rights by practice of Licensed Technology by Licensee, Licensee shall promptly and fully notify LTC in writing.

        7.5 Procedure. LTC shall have the right, but not the obligation, to take all reasonable steps to prosecute or defend any such claim or action relating to the matter set forth in paragraphs 7.3 or 7.4, and may institute, defend, or settle claims, actions or proceedings at its expense. Licensee, at LTC's request shall render all reasonable assistance and cooperation at LTC's expense. If LTC refuses or fails to take or defend such actions within six (6) months after receipt of the notice described above (or such shorter period as shall be reasonable in the circumstances), then Licensee shall have the right (but not the obligation), after first notifying LTC in writing, to institute, defend or settle such actions or claims or proceedings, which shall be at Licensee's expense. In such case LTC, at Licensee's request, shall render all reasonable assistance and cooperation at Licensee's expense, and LTC shall have the right to participate in such proceedings through LTC's own counsel. In no event shall LTC bear any expense of any claims, actions, or proceedings not instituted or defended by LTC unless their written consent is obtained prior to the institution or defense of such claims, actions, or proceedings. In addition, LTC will have the right to instruct Licensee to modify or terminate any practices which have given rise to a claim of Infringement of third party rights.

        VIII. CONFIDENTIALITY, RESTRICTED DISCLOSURE AND LIMITED USE
COMMITMENTS.

        8.1 Confidentiality Undertaking. The parties hereto shall (i) treat as confidential all Proprietary Information (as hereinafter defined) which is obtained by a receiving party directly or indirectly from a disclosing party in connection with this Agreement, and (ii) not disclose the same to any third party nor use the same, except as provided herein. The provisions of this Section shall apply, without limitation, to all information learned by the parties in the course of implementing this Agreement concerning the business, assets, customers, processes or methods of Lanxide, LTC, or Licensee, or their Affiliates. The provisions of Section 8 shall remain in effect during the term of this Agreement and for a period of five (5) years after termination or expiration of the Agreement.

        8.2 Proprietary Information. As used herein, "Proprietary
Information" means any information of Lanxide, LTC, Licensee, or their Affiliates that might reasonably be considered proprietary, sensitive or private, including but not limited to the following:

        (i) Technical information, know-how, data, techniques, discoveries, inventions, ideas, unpublished patent applications, proprietary information, formulae, analyses, laboratory reports, other reports, financial information, studies, findings, or other information relating to Lanxide, LTC, Licensee, or their Affiliates, or the Licensed Technology or methods or techniques used by Lanxide, LTC, Licensee, or their Affiliates, whether or not contained in samples, documents, sketches, photographs, drawings, lists, and the like;

        (ii) Data and other information employed in connection with the marketing of the products of Lanxide, LTC, Licensee, or their Affiliates including cost information, business policies and procedures, revenues and markets, distributors and customers, and similar items of information whether or not contained in documents or other tangible materials; and

        (iii) Any other information obtained by the parties to this Agreement during the term hereof, that is not generally known to, and not readily ascertainable by proper means by, third parties.

        8.3 Precautions. The parties hereto shall take all appropriate steps to prevent unauthorized disclosure of any Proprietary Information by their employees, which steps include the execution or acceptance by all such persons of written agreements containing obligations of confidentiality, restricted disclosure and limited use relative thereto consistent with this Section 8 prior to disclosure of Proprietary Information to them. The parties shall not permit access to Proprietary Information by their employees, except on a need-to-know basis. The parties shall further take all appropriate steps to protect the Proprietary Information against espionage, misuse, loss or theft.

        8.4 Exclusions. The provisions of Section 8 shall not apply to any Proprietary Information that (i) has become generally available to the public through no fault of the receiving party or its employees, (ii) the receiving party can prove by clear and convincing documentary evidence was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing party, (iii) becomes known to the receiving party through lawful disclosure from a third party that is not subject to a confidentiality agreement with any disclosing party or Affiliate, or (iv) the receiving party can prove by clear and convincing documentary evidence has been or is developed by the receiving party independent of any such Proprietary Information disclosed by the disclosing party.

        8.5 Permitted Disclosure. Proprietary Information may not be disclosed by the receiving party without the prior written consent of the disclosing party, except that,

        (i) Lanxide may disclose Licensee's Proprietary Information to the extent of the inventions and improvements described in paragraph 7.1 hereunder to its Affiliates or its other licensees or sublicensees of the Licensed Technology, provided that prior to disclosure of the Proprietary Information, such Persons execute written agreements containing obligations of confidentiality consistent with this Section 8.

        (ii) In the event that a third party wishes to evaluate Licensee's proprietary technology to the extent of the inventions and improvements described in paragraph 7.1 hereunder in connection with a business transaction with Lanxide or its Affiliates, Lanxide may disclose as much of Licensee's Proprietary Information to that third party as is necessary to conduct such evaluation, provided that prior to disclosure such third party executes a written agreement prohibiting use of the Proprietary Information for any reason other than evaluation of this technology and containing obligations of confidentiality consistent with this Section 8.

        8.6 Government Regulations. The provisions of this Section 8 shall not be deemed to obligate either party to do or refrain from doing any act, the doing or not doing of which would cause or reasonably be expected to cause either party to fail to fulfill or comply with any obligation or requirement imposed by any Government Regulation, provided that, any disclosures of Proprietary Information made to fulfill or comply with any such Government Regulation shall be made (i) only after notice to the other party, and (ii) under conditions invoking all confidentiality protections as are available by law or regulation.

        IX.     MISCELLANEOUS

        9.1 Warranties. LTC and Lanxide make no warranty or representation with respect to the Trademarks, the Licensed Technology or other assistance furnished under this Agreement, or with respect to the Trademarks, nor are LTC or Lanxide in any way responsible for the accuracy, utility or completeness of any Licensed Technology or other assistance furnished under this Agreement. LTC AND LANXIDE HEREBY EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, WITH RESPECT TO THE TRADEMARKS OR THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. LTC AND LANXIDE DO NOT IN ANY WAY PROMISE THAT THE LICENSED TECHNOLOGY WILL PRODUCE ANY PARTICULAR RESULTS, PRODUCTS OR PROFITABILITY.

        9.2 Force Majeure. No party shall be liable for failure to perform its obligations hereunder for so long as that failure may be the result of any event beyond its reasonable control (a "force majeure" event), provided that such party uses all reasonable efforts to comply with the terms of this Agreement to the extent that it is able to do so. However, if such failure due to force majeure by any party to perform any part of this Agreement should continue for six (6) months, any other party shall have the right to terminate this Agreement.

        9.3 Waivers. The failure at any time of any party to require performance by the other party of any obligation required by this Agreement shall in no way affect such party's right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision of this Agreement by any other party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the obligation itself.

        9.4 Amendment. This Agreement may be amended only by an instrument in writing duly executed by duly authorized representatives of the parties hereto.

        9.5 Assignability. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each party hereto. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part by any party without the prior written consent of the other parties, except that LTC shall have the right to transfer its rights and obligations to an Affiliate. Any permitted assignment shall not relieve Licensee from any obligations hereunder incurred prior to such assignment.

        9.6 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this paragraph 9.6) such notice or communication (i) shall be in writing and in the English language, (ii) shall be sent to the parties set out below, and (iii) shall be (A) personally delivered, (B) sent by postage prepaid registered airmail, (C) transmitted by telecopy receipt of which is confirmed, (D) sent by courier service requiring signature on receipt, as follows:

If to LTC, to:

Lanxide Technology Company, L.P.
c/o Lanxide Corporation, General Partner
1300 Marrows Road
P.O. Box 6077
Newark, DE  19714-6077
FAX:  (302) 454-1712

Attention:  President

If to Lanxide, to:
Lanxide Corporation
1300 Marrows Road
P.O. Box 6077
Newark, Delaware 19714-6077
FAX:  (302)-454-1712

Attention:  President

If to Licensee, to:
AKN Corporation
2-2-22, Shiba-koen, Minato-ku
Tokyo 105, Japan
FAX:  03-3432-3045

Attention:  President

        All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, or if by courier, (ii) on the tenth business day following posting if by postage prepaid registered airmail, or (iii) when sent with confirmed answer back if sent by telecopy.

        9.7 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, United States of America.

        9.8 Forum Jurisdiction, Venue and Service. The Licensee hereby irrevocably and unconditionally:

        (i) agrees that any action, suit or proceeding by any person arising from or relating to this Agreement or any statement, course of conduct, act, omission, or event occurring in connection herewith (collectively, "Related Litigation") may be brought in any state or federal court of competent jurisdiction sitting in the State of Delaware, submits to the jurisdiction of such courts, and to the fullest extent permitted by law agrees that it will not bring any Related Litigation in any other forum;

        (ii) waives any objection which it may have at any time to the laying of venue of any Related Litigation brought in any such court, waives any claim that any such Related Litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation brought in any such court, that such court does not have jurisdiction over the Licensee; and

        (iii) consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified U.S. mail, postage prepaid, to the Licensee at the address for notices described in paragraph 9.6 hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

        9.9 Interpretation. The headings of the sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof. The Agreement is executed in the English language.

        9.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral and written, if any, among the parties hereto with respect to the subject matter of this Agreement.

        9.11 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but, except as provided in paragraph 5.2, this Agreement shall remain in force in all other respects.

        9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

LANXIDE TECHNOLOGY COMPANY, L.P.        AKN CORPORATION


By:     LANXIDE CORPORATION             By: /s/ Shunda Ueda
         General Partner                Name:  Shunda Ueda
                                        Title:  President
By:  /s/ Marc S. Newkirk
Name:  Marc S. Newkirk
Title:  President



LANXIDE CORPORATION


By:  /s/ Marc S. Newkirk
Name:  Marc S. Newkirk
Title:  President



                               SCHEDULE 1.6

Technology which is, or may in the future be

        (i) provided to Lanxide or its Affiliates under Non Disclosure Agreements and is identified as the proprietary information of the disclosing party.

        (ii) designated as classified by a government agency.

        (iii) controlled by the export regulations of the United States.

        (iv) provided under license to Lanxide or its Affiliates with limits on its use or transfer.





                               SCHEDULE 4.4


                                   None






                                SCHEDULE A

                                 PRODUCTS

        "Products" shall mean

        Brake rotors, brake drums, brake shoes, brake pistons, brake caliper bodies, brake pad backing plates, brake caliper anchors, steering knuckles, drum brake back plates, brake torque anchor support plates, disc brake back plates, wheel hubs, brake dust shields, brake modulator housings, brake pressure control valve housings, wheel brake cylinder housings, and brake master cylinder housings, all made only from Ceramic-Reinforced Aluminum for use only on passenger cars, trucks, buses, trailers, motor-cycles, railroad locomotives, railroad rolling stock and industrial equipment.

        All of the above definitions shall exclude the following:

        1. Sporting Goods

        2. Filters for use in materials processing plants which come in direct contact with some portion of materials flow through the process plant.

        3. Aerospace components including but not limited to leading edges, nosecones, radomes, control surfaces, struts, stiffeners, skins and air frames for spacecraft, aircraft, and missiles.

        4. Heat exchangers including but not limited to recuperators, boilers, waste heat recovery, superheaters, pyrolysis units, reformers, air preheaters and chemical processes, including radiant burner tubes and parts thereof.

        5. Gas turbine engine parts including but not limited to land, sea and air, moving and stationary gas turbine engines, and aircraft scramjet and ramjet engines and components thereof.

        6. Electrical/electronic substrates, heat sinks or packages, including but not limited to components thereof for active or passive electronic devices, and assemblies thereof.

        7. Electronic devices whose primary function is to serve as a capacitor, resistor, inductor, or part thereof, or arrays of same, not including superconductive inductors.

        8. Electro-optic and photovoltaic devices whose primary function is to transform electrical signals to optical signals.

        9. RFI shielding, electrical ground planes, antennae, and components thereof.

        10. Electrical wire and cable, and components thereof.

        11. Generators, alternators, or parts thereof not including prime movers, brakes, clutches or other assemblies associated therewith.

        12. Electric motors, or parts thereof.

        13. Electrical transformers, electromagnets, electric relays, and components thereof.

        14. Superconducting inductors.

        15. Connectors for electronic devices.

        16. Electro-optic and photovoltaic devices whose primary function is to transform optical signals to electrical signals.

        17. Electronic devices whose primary function is to serve as a vacuum tube, a discharge tube, a magnetron, a wave guide, emitter, receiver, or part thereof.

        18. Solid state electronic transducer, transistor, diode, or integrated circuit wafers, chips or elements.

        19. Electric incandescent, fluorescent or discharge lamps, and components thereof.

        20. Electrical switches, switchgear, and components thereof.

        21. Electric fuel cells, thermoelectric devices and electric batteries, or components thereof.

        22. Electrodes and electrical terminations, interconnects, splices, plugs, sockets, and components thereof.

        23.     Electrical fuses and fusible links, and components thereof.

        24. Human or other animal prostheses, including, but not limited to, bone, tooth or organ replacement or supplement.

        25. Components, combinations thereof for incorporation into systems, and systems comprising such components, designed specifically to provide ballistic protection for ground vehicles, artillery, amphibious vehicles, aircraft, spacecraft, space installations, missiles, marine craft, marine installations, and personnel.

        26. Components and parts, including but not limited to complete assemblies, that are, or become a direct part of, solid, liquid or gas fueled rocket engines for all military and civilian uses including but not limited to tactical and strategic missile engines and space launch and orbital insertion rocket engines.

        27. Products to inhibit corundum formation in aluminum melting furnaces

        28. Abrasive grain for supplying the coated abrasives, bonded abrasives and loose abrasives markets.

        29.     Grinding wheels.

        30. Gun systems, including but not limited to both conventional smokeless propellant driven systems and electromagnetic-driven railgun systems, and/or components therefor.

        31. Electric resistance-heated igniters for use as fuel ignition devices in all applications except internal combustion, gas turbine and rocket engine use, including but not limited to components for these applications, such as electrically operated resistance heating elements supports and interconnections for such elements and resistance-heated igniter assemblies.

        32. Ceramic and ceramic matrix composite powders, microspheres, tubules and platelets for use as ceramic raw materials or as raw materials for ceramic matrix, metal matrix or polymer matrix composites.

        33. Fuel injectors and fuel injector components for use in internal combustion engines.

        34. Cutting tools and components for cutting tools including but not limited to broaches, twist drills, gun drills and reamers, countersinks, combination drills and countersinks, counterbores, reamers, hobs, gear shapers, milling cutters, single and double point tools, circular form tools, threading tools, blanks tips and inserts.

        35. Track and undercarriage components, track systems and ground contact hull structures including but not limited to those for use on bulldozer, scraper, earthmover, backhoe, skidder, armored vehicle, dragline, conveyor, or mining equipment.

        36. Aircraft and marine propellers, rotors and other propulsive devices and shaft seals and components therefor.

        37. Inspection tools, including but not limited to gages gage blocks, go no-go gages, joe blocks, inspection systems, coordinate measuring equipment.

        38. Sensors, sheathing for sensors, and components thereof.

        39. All military component applications.

        40. Building product components.

        41. Furnace components and hardware including heating elements, kiln rollers, kiln furniture, batts and crucibles.

        42. Housewares and components thereof.

        43. All engine and power transmission components.

        44. Security devices including safes, locks, vaults, and components thereof.

        45. Welding electrodes.

        46. Paints and Adhesives


                                SCHEDULE B

                                TERRITORY 1

        The following countries and administative divisions to the extent of their territorial boundaries as of the Effective Date:

Australia
Brunei
Burma
Cambodia
China
Indonesia
Laos
Malaysia
Mongolia
New Zealand
North Korea
Papua New Guinea
Philippines
Singapore
South Korea
Taiwan
Thailand
Vietnam




                                                                  Exhibit B

                             LICENSE AGREEMENT

         This License Agreement ("Agreement"), dated as of October 25, 1996 (the "Effective Date"), is made between

         1. Lanxide Kabushiki Kaisha of 2-2-22, Shiba-koen, Minato-ku, Tokyo 105, Japan("Lanxide K.K.") and

         2. AKN Corporation of 2-2-22, Shiba-koen, Minato-ku, Tokyo 105, Japan ("Licensee").

         WHEREAS, Lanxide K.K. is a corporation organized under the laws of Japan pursuant to a joint venture agreement between Lanxide (as defined in Section 1.5) and Kanematsu Corporation; and

         WHEREAS, Licensee is a corporation organized under the laws of Japan pursuant to a joint venture agreement among Lanxide K.K., Kanematsu Corporation, Nihon Cement Co. Ltd., Akebono Brake Industry Co., Ltd., and Lanxide dated as of October 25, 1996 (the "Joint Venture Agreement"); and

         WHEREAS, Lanxide K.K. has been granted certain rights to certain technology and trademarks by Lanxide and LTC (as defined in Section 1.7), under a license agreement dated as of May 28, 1992 as amended (the "Lanxide K.K. License") with the right to sublicense; and

         WHEREAS, Lanxide K.K. desires to grant to Licensee a license, and Licensee desires to accept a license, to practice certain of the technology and to use certain of the trademarks in which Lanxide K.K. has rights in a certain field as more fully set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         I. DEFINITIONS

         Terms used with initial capital letters in this Agreement shall have the meaning set forth below.

         1.1 "Affiliate(s)" of a Person means a Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

         1.2 "Ceramic-Reinforced Aluminum" shall mean materials comprised of a discontinuous ceramic reinforcing phase and a continuous aluminum metal matrix phase.

         1.3 "Consulting Services" shall mean the services provided by Lanxide K. K. to Licensee in response to the specific request of Licensee with respect to the technical information, formulae, data, analyses, know-how, and information which may require some experimental work or other substantial actions of Lanxide K.K., but shall not include the transfer of that information as a part of the license pursuant to the provisions of the first sentence of Section 2.6.

         1.4 "Government Regulations" shall mean any and all terms, conditions and provisions of (a) any law, regulation, order, statute, decree, rule, writ, injunction, determination or award of any court, governmental department, board, agency, or instrumentality, whether foreign or domestic, and (b) any contract for research, development and/or manufacturing between Lanxide and any department or agency of the United States government but only to the extent such contracts reflect provisions required by (a) above to be included therein.

         1.5 "Lanxide" shall mean Lanxide Corporation, a corporation organized under the laws of Delaware, and located at 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U. S. A.

         1.6 "Licensed Technology" shall mean Technology now or hereafter owned by Lanxide or LTC which is relevant to Products and to which Lanxide K.K. is granted rights under the Lanxide K.K. License without restriction upon the grant of sublicenses or transfer of such Technology, but excluding Technology, transfer or license of which, or an interest in which, despite Lanxide's, LTC's and/or Lanxide K.K.'s best efforts, would be expressly prohibited, either generally or specifically, by Government Regulations or contracts with third parties which are further described but not limited to those listed in Schedule
1.6 hereto.

         1.7 "LTC" shall mean Lanxide Technology Company, L.P. a
Delaware limited partnership wholly owned and controlled by Lanxide.

         1.8 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.9 "Products" shall have the meaning set forth in Schedule A to this Agreement.

         1.10 "Raw Materials" shall mean ceramic powders, ceramic paper, fibers, polymers and/or castable metal matrix composite ingot produced using technology owned by or licensed to Lanxide or its Affiliates.

         1.11 "Subsystem" shall mean a series of connected components within a System, at least one of which is manufactured using the Licensed Technology.

         1.12 "System" shall mean any passenger car, truck, bus, trailer, motorcycle, railroad locomotive, railroad rolling stock or article of industrial equipment.

         1.13 "Technology" shall mean technical information, know-how, data, techniques whether patentable or not, patents, patent applications and trade secrets.

         1.14 "Territory" shall mean the geographic area of Japan.

         1.15 "Trademarks" shall mean the trademark "Lanxide" together with all other trademarks relating to the Products owned now or in the future in the Territory by Lanxide.

         II. GRANT OF TECHNOLOGY LICENSE

         2.1 License of Licensee. Subject to Government Regulations and the provisions of this Agreement, Lanxide K.K. hereby grants to Licensee a license to use, during the term of this Agreement, the Licensed Technology for the purposes of engaging in the research and development, manufacture, use and sale in the Territory of Products. In connection with this license Lanxide K.K. agrees to sell to Licensee Licensee's requirements for Raw Materials in quantities and on delivery schedules reasonably needed by Licensee in connection with the manufacture of Products in accordance with the terms of this Agreement. This Agreement does not grant Licensee any right to use the Licensed Technology for the purpose of manufacturing Raw Materials except that Licensee may produce Raw Materials for its own use in manufacturing Products in accordance with the terms of this Agreement, but only to the extent of any inability on the part of Lanxide K.K. to supply such Raw Materials in accordance with Licensee's reasonable quantity and delivery schedule requirements.

         2.2 Limitations on Exclusivity. Except as provided below, the license of Licensed Technology granted under paragraph 2.1 shall be exclusive in the Territory to the extent that the Licensed Technology can be used only in relation to the manufacture, use and sale of Products.

         (i) The license shall be non-exclusive to the extent that rights granted to Lanxide K.K. under the Lanxide K.K. License in the future are non-exclusive.

         (ii) The license shall be non-exclusive to the extent required by Government Regulations.

         (iii) The license shall be subject to the rights, now or in the future, of authorized users of the Licensed Technology outside the Territory to import into the Territory Products which are incorporated in Systems assembled outside the Territory and which Systems are then imported into the Territory.

         (iv) The licenses shall be subject to the rights, now or in the future, of authorized users of the Licensed Technology outside the Territory to import into the Territory Products for repair of Systems assembled outside the Territory and previously imported into the Territory.

         2.3 No Rights Outside Territory. The license granted under paragraph 2.1 shall not include any rights to use the Licensed
Technology outside the Territory for any purpose and such license shall not include any right to export from the Territory except for:

         (i) a non-exclusive right to supply components which are incorporated in Systems assembled inside the Territory and which Systems are then exported from the Territory.

         (ii) a non-exclusive right to export from the Territory components and Subsystems manufactured in the Territory for repair of Systems assembled inside the Territory and previously exported from the Territory.

Licensee shall inform its customers of the territorial limits on its license of the Licensed Technology and shall not sell Products to customers which it knows, or reasonably anticipates may, export those Products from the Territory in any manner exceeding the scope of the rights granted to Licensee.

         2.4 Sublicense Rights. There shall be no right to sublicense the Licensed Technology except only that the Licensee shall be permitted to grant:

         (i) one non-exclusive sublicense to use the Licensed
Technology only for the purposes of research and development of Products in the form of Exhibit D to the Joint Venture Agreement and,

         (ii) one non-exclusive sublicense to use the Licensed Technology only for the purposes of research and development of Products in the form of Exhibit E to the Joint Venture Agreement, each to the entities identified therein.

         2.5 Reservation of Rights. No rights are granted under the Licensed Technology except as expressly set forth in this Section 2 and all rights not expressly granted are reserved. All rights granted are subject to the terms of the Lanxide K.K. License.

         2.6 Provision of Technology. Subject to applicable Government Regulations, including obtaining any necessary licenses prior to disclosure, Lanxide K.K. shall, (i) at Licensee's request, make available to Licensee from time to time on an as-needed basis and free of cost to Licensee, up to a maximum of 200 hours per year of technical support to transfer technical information, formulae, data, analyses, know-how, and information with respect to the Licensed Technology to the extent reasonably necessary for Licensee to use the Licensed Technology for manufacture from Raw Materials of Products to be sold by Licensee, and (ii) upon reasonable request by Licensee, act as a consultant to Licensee in order to supply the Consulting Services. The actual costs and expenses incurred by Lanxide K.K. in connection with such Consulting Services shall be borne by Licensee. Such costs and expenses shall be reasonable and mutually agreed upon by Lanxide K.K. and Licensee.

         2.7 Protection of Technology. Licensee shall not use the Licensed Technology for any purpose other than to research and develop, manufacture, use and sell Products, all as provided for in this Agreement. Licensee shall take no action in respect of the Licensed Technology which is inconsistent with the terms of the license granted under this Agreement.

         2.8 Acknowledgement of Rights. Licensee acknowledges that Licensee's right to use the Licensed Technology arises only out of the sublicense granted under this Agreement. All Products manufactured under issued patents shall bear a patent notice as may be necessary or appropriate under the laws of the Territory as specified by Lanxide K.K. to Licensee.

         III. TRADEMARK LICENSE

         3.1 Trademark License. Subject to Government Regulations and the provisions of this Agreement, Lanxide K.K. hereby grants to Licensee an exclusive license to use the Trademarks in connection with the marketing and sale in the Territory of Products, but subject to any rights of importers of Products pursuant to subparagraphs 2.2 (iii) and
(iv) to use the Trademarks on such Products. In no event does this license grant the right to use any Trademark as a tradename of a corporation or any other entity.

         3.2 Sublicensing Rights. There shall be no right to sublicense the Trademarks.

         3.3 Registration. Registration of the Trademarks shall only be made in the name of Lanxide K.K. or its designee. Licensee shall provide to Lanxide K.K. such assistance as Lanxide K.K. may require in relation to such registration in the Territory, including the execution of all documents necessary or desirable for obtaining such registration. Licensee may register its exclusive license to use the Trademarks granted under this Agreement (Tsujo Shiyoken) with the Patent Office of Japan. Lanxide K.K. shall cooperate or cause Lanxide and LTC to cooperate with Licensee in registering the trademark license granted under this Agreement, including the execution and delivery of all documents necessary or desirable for obtaining such registration.

         3.4 Acknowledgement of Rights. Licensee acknowledges that the Trademarks and the goodwill associated with the Trademarks are the property of Lanxide and have been licensed to Lanxide K.K. with the right to sublicense in accordance with the terms of the Lanxide K.K. License, and that except to the extent of the license rights granted hereunder, Licensee shall not acquire any rights in such Trademarks or in any registration of the Trademarks. Licensee acknowledges that Licensee's right to use the Trademarks arises only out of the license granted under this Agreement. Licensee shall neither challenge nor dispute the rights of Lanxide K.K. or Lanxide with respect to use or ownership of the Trademarks. Where Licensee uses the Trademarks, it shall include a notice as to ownership as directed by Lanxide K.K.. However, Lanxide K.K. makes no warranty that the Trademarks, which are not registered in the Territory as of the date hereof, will be successfully registered in the Territory.

         3.5 Use of Trademarks: Quality Control. Licensee shall only use the Trademarks in connection with Products manufactured using the Licensed Technology. The standards of manufacture of such Products shall be at least equal to the standards of quality required by Lanxide K.K., acting on behalf of Lanxide. Licensee shall follow all reasonable instructions in relation to the quality of manufacture of Products under the Licensed Technology communicated to it by any representative of Lanxide K.K. or Lanxide. In no event shall Licensee manufacture any Products which are not in accordance with applicable Government Regulations relating to safety and product quality.

         3.6 Indemnity and Insurance. Licensee shall indemnify and hold harmless Lanxide K.K., Lanxide, their Affiliates and their respective directors, officers and employees from and against any claims arising out of the manufacture, use or sale of Products by Licensee; provided such losses, claims and damages are not directly attributable to instructions, actions or omissions by Lanxide K. K., Lanxide, their Affiliates or their respective directors, officers or employees. From the commencement of the manufacture of Products by the Licensee and until the last applicable statute of limitations expires, Licensee will procure and maintain, at its own cost and expense, product liability insurance written on an occurrence basis from an insurance company rated "A" or above by A.M. Bests' providing protection against liability for any alleged damage or injury arising out of any alleged defect in material or workmanship in such Products in the primary amount of 1 million U.S. dollars with respect to any one accident or occurrence, and 1 million U.S. dollars in the aggregate. Licensee shall also procure and maintain, at its own expense, excess liability insurance in the amount of 10 million U.S. dollars in the aggregate. The insurance policy shall name Lanxide K.K. as an additional insured and shall be endorsed to provide for written notification to Lanxide K.K. by insurer not less than 30 days prior to cancellation. Licensee shall provide Lanxide K.K. with a certificate of insurance evidencing such coverage within 15 business days after the manufacture of Products by the Licensee and annually thereafter.

         3.7 Inspection and Approval Rights. All uses of the Trademarks on or in connection with the sale or marketing of Products shall be subject to the prior approval of Lanxide K.K. acting on behalf of Lanxide. Licensee shall provide to Lanxide K.K. upon request samples of Products manufactured by Licensee as well as advertising and other publicity materials bearing the Trademarks proposed to be used by Licensee, together with an English language translation if necessary. Licensee shall allow representatives of Lanxide K.K. or Lanxide at all reasonable times to inspect any facility where Products are manufactured which will be sold under the Trademarks.

         3.8 Reservation of Rights. No rights are granted under the Trademarks except as expressly set forth in this Section 3. Without limitation, Licensee acknowledges the rights of Lanxide K.K. and Lanxide to use the Trademarks themselves in the Territory or through direct or indirect licensees. All rights granted are subject to the terms of the Lanxide K.K. license.

         IV. FEE AND ROYALTY

         4.1 Fee Payment and Amount. Licensee shall pay an initial license fee to Lanxide K.K. in Japanese Yen in an amount equal to $4,000,000 in U.S. dollars, according to the following schedule, plus the amount of any consumption tax in Japan:

         Date                             Amount

      November 15, 1996                $1,000,000
      December 31,1996                 $1,000,000
      June 30, 1997                    $1,000,000
      December 31, 1997                $1,000,000

         4.2 Royalty Payment and Amount. Licensee shall pay to Lanxide K.K. a royalty equal [CONFIDENTIAL TREATMENT REQUESTED BY LANXIDE CORPORATION] of the Net Sales Price of all Products which are manufactured in the Territory using the Licensed Technology by Licensee, plus the amount of any consumption tax in Japan. Licensee shall pay such royalty to Lanxide K.K. so long as Licensee shall use the Licensed Technology. In the event that Licensee, for two consecutive periods of three (3) calendar months each, as stipulated in paragraph 4.6, does not pay royalties hereunder at any time following commercialization of the Licensed Technology in the Territory by Licensee as a result of claimed non-use of the Licensed Technology, then Lanxide K.K. shall have the right to terminate this Agreement upon sixty (60) days prior written notice to Licensee.

         4.3 Net Sales Price. The "Net Sales Price" referred to in paragraph 4.2 shall mean the invoiced price for a Product less insurance, transport, bona fide rebates and allowances to the extent identified on the invoice, and less returns and less the purchase price of Raw Materials purchased by Licensee from Lanxide or its Affiliates. The "Net Sales Price" applicable to transfers to Licensee's Affiliates will be the price at which such Products would be sold at the time in question on an arms-length basis to a third party. Where Products are sold or transferred as part of a Subsystem and not separately, the Net Sales Price will be that percentage of the Net Sales Price of the Subsystem equal to the cost of manufacture of the Products divided by the cost of manufacture of the total Subsystem.

         4.4 Third Party Royalties. In any case where use of Licensed Technology requires or required Lanxide K.K., Lanxide or LTC to pay a royalty to a third party (whether lump-sum or payable by reference to sales) under the terms of any of the license agreements listed on
Schedule 4.4 hereto or any future third party license that Lanxide K.K., Lanxide or LTC may enter into, then in the event that Licensee determines to use such Technology, Licensee will in addition to the royalty specified in paragraph 4.2 be responsible for payment to Lanxide K.K. of a further amount equal to the royalty payable to the third party attributable to sales by Licensee. In case Lanxide K.K., Lanxide or LTC need to obtain a third party technology which Lanxide K.K., Lanxide or LTC are aware may be useful to Licensee and therefore may require Licensee to be responsible for additional royalty, Lanxide K.K., Lanxide or LTC shall let Licensee know the need, with prior written form, and consult with Licensee as to whether such additional Technology is truly necessary. If Licensee decides such Technology is unnecessary, Licensee shall have the right not to use such third party Technology and therefore not be required to pay any third party royalty associated therewith. Even though Licensee decides such Technology is unnecessary, subject to the terms of this Agreement, Licensee can use Licensed Technology not requiring such third party royalty, including the right to purchase Raw Materials. The parties hereto agree, however, that Licensee shall be under no obligation to use any Technology requiring payment of royalty to any third party, and the decision to use such Technology shall be solely at Licensee's discretion.

         4.5 Tax Withholding. Licensee may withhold taxes from royalties payable hereunder only to the extent that such withholding is required under Japanese law. Licensee shall provide copies of all documents required by Lanxide K.K. hereunder to claim credit for such tax payment.

         4.6 Payment and Accounting. Royalties due under this Agreement shall be paid in Japanese yen to the bank account specified by Lanxide K.K. within 45 days after each of December 31, March 31, June 30 and September 30, in relation to the period of three (3) calendar months (or less in the case of the first or final such period) ending on such date. At the same time as payment of royalties is made, Licensee shall provide to Lanxide K.K. a statement setting out the sales or transfers of Products manufactured using the Licensed Technology made during the period to which such royalties relate, the type and description of the Products in question, the applicable Net Sales Price, the amount of royalties payable and the amount of any tax withheld. Overdue payments shall bear interest at the annual rate of two percent (2%) above the short term loan prime rate of Citibank, N.A. in Tokyo.

         4.7 Books and Records. Licensee shall keep proper books and records showing the description and price of Products sold or transferred by Licensee, and such records shall be open at all reasonable times to inspection by Lanxide K.K. or its representatives, who shall be entitled to take copies of such books and records.

         V. TERM AND TERMINATION

         5.1 Effective Date. This Agreement shall come into effect upon the later of (i) unconditional grant of all necessary United States and Japanese government approvals required for its validity and for performance of the obligations contained in this Agreement; or (ii) the Effective Date first written above. This Agreement shall thereafter be perpetual, subject to earlier termination as provided herein.

         5.2 Events of Termination. This Agreement may be earlier terminated upon the happening of any of the following events:

         (i) Upon written notice by Lanxide K.K., in the event of termination of the Lanxide K.K. License;

         (ii) Upon written notice by Licensee to Lanxide K.K. in the event that Lanxide K.K. is in material breach of any of its obligations under this Agreement as a result of action or inaction by some Person other than Licensee or a Person controlled by Licensee, and Lanxide K.K. fails to remedy that breach within 45 days after receipt of written notice from Licensee, requiring it to remedy that breach;

         (iii) a) Upon written notice from Lanxide K. K. to Licensee, in the event that Licensee is in material breach of any of its obligations under this Agreement, and Licensee fails to remedy that breach within 60 days after receipt of written notice requiring Licensee to remedy that breach; b) Any of Licensee's shareholders are in material breach of any of their obligations under either the Joint Development Agreement among Akebono Brake Industry Co., Ltd., Nihon Cement Co., Ltd., and Lanxide, or the
Joint Venture Agreement, both dated October 25, 1996 and such Licensee's shareholder in breach and/or other Licensee's shareholders fail to remedy that breach within 60 days after receipt by all Licensee's shareholders of written notice from a party to the respective agreement requiring remedy of that breach.

         (iv) Upon written notice by Licensee, in the event that Lanxide K.K. ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Licensee or a Person controlled by Licensee;

         (v) Upon written notice by Lanxide K.K., in the event that Licensee ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Lanxide K.K. or a Person controlled by Lanxide K.K.;

         (vi) Upon one hundred and eighty (180) days prior written notice by either party, in the event that any governmental agency or court requires substantial modifications to the provisions of this Agreement;

         (vii) Upon written notice by Licensee to Lanxide K.K.; or

         (viii) As provided in paragraph 4.2.

         5.3 Effects of Termination. On termination or expiration of this Agreement, the following provisions shall have effect:

         (i) All licenses granted to Licensee and any authorized sublicensees shall forthwith cease and Licensee shall cooperate in cancelling any registration of such licenses.

         (ii) Licensee and any authorized sublicensees shall forthwith cease all use of the Licensed Technology and the Trademarks.

         (iii) Termination of this Agreement shall not affect the continued enforceability of paragraph 3.6 and Sections 8 and 9 and the continued existence of the license back under paragraph 7.1 of improvements and inventions made up to the date of termination.

         (iv) All amounts owing for royalties shall be immediately due and payable.

         (v) Licensee and any authorized sublicensees shall promptly deliver all Proprietary Information in all forms to Lanxide K.K. or to its authorized representatives.

Notwithstanding the provisions of subparagraphs 5.3(i) and (ii), Licensee shall have the right to sell in the Territory all Products it has manu-factured prior to termination of this Agreement.

         5.4 Lanxide K.K. License. In the event that Lanxide ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Licensee or Lanxide K.K. or a Person controlled by Licensee or Lanxide K.K.; Lanxide K.K. shall take measures under the applicable laws to retain its rights under the Lanxide K.K. License, and under any agreement supplementary to the Lanxide K.K. License, to the Licensed Technology, as such rights existed immediately before the happening of such an event for a term equal to any remaining duration of the Lanxide K.K. License (including all extension(s)) in accordance with the Bankruptcy Code of 1978 as amended, Section 365(n)(1)(B).

         VI. GOVERNMENT REGULATIONS, ETC.

         6.1 Compliance with Government Regulations. The grant of licenses and the transfer of Licensed Technology under this Agreement shall be conditional on all necessary governmental consents and licenses being obtained and maintained. Lanxide K.K. and Licensee shall use reasonable efforts to obtain all such consents and licenses. Licensee shall comply with all Government Regulations governing export of goods and information from the United States and from the Territory, including without limitation the Export Administration Regulations of the United States (15 C.F.R. 730, et seq.) as such may be amended from time to time, and the terms of any licenses or consents obtained.

         VII. PATENTS AND IMPROVEMENTS

         7.1 Rights in Inventions. During the term of this Agreement, Licensee shall promptly disclose to Lanxide K.K. any inventions or improvements which relate solely to composition and processing of Ceramic-Reinforced Aluminum as material for Products (specifically excluding any inventions or improvements which relate to the design and/or performance of Products themselves as brake parts or components) that are made by Licensee's employees or by the employees of any authorized sublicensees without the participation of any of the employees of Lanxide K.K., Lanxide or their Affiliates and Licensee shall obtain the right to grant, and grant, to Lanxide K.K. a full worldwide, royalty-free, perpetual, irrevocable, non-exclusive license to make, use and sell such improvements or inventions in any manner not prevented by the terms of the license to Licensee under this Agreement, with full right by Lanxide K.K. to grant sublicenses of such improvements or inventions which themselves include the right to sublicense.

The provisions of this paragraph 7.1 shall not affect the ownership of inventions or improvements made by employees of Lanxide K.K. or Lanxide or their Affiliates (with or without the participation of the employees of the Licensee or its authorized sublicencees) which inventions and improvements shall be the property of Lanxide K.K., Lanxide or their Affiliates, but subject to the license granted under this Agreement.

         7.2 Prosecution and Registration. Licensee shall not seek any patent or other intellectual property registration in relation to the Licensed Technology in its own name, other than in relation to improvements and inventions made by Licensee's employees. Licensee may register its license to use the Licensed Technology granted under this Agreement (Tsujo Jisshiken) with the Patent Office of Japan. Lanxide K.K. shall cooperate or cause Lanxide and LTC to cooperate with Licensee in registering the technology license granted under this Agreement, including the execution and delivery of all documents necessary or desirable for obtaining such registration.

         7.3 Actions and Claims Against Third Parties. If, during the term of this Agreement, Licensee learns of any infringement, unfair competition or misappropriation ("Infringement") by a third party of any Licensed Technology exclusively licensed to Licensee, Licensee shall promptly and fully notify Lanxide K.K. in writing.

         7.4 Infringement Claims by Third Parties. If, during the term of this Agreement, any claim or action is threatened or commenced by a third party alleging Infringement of third party rights in the Territory by practice of the Licensed Technology by Licensee, Licensee shall promptly and fully notify Lanxide K.K. in writing.

         7.5 Procedure. Lanxide K.K., Lanxide, and LTC individually or collectively, shall have the right, but not the obligation, to take all reasonable steps to prosecute or defend any claim or action relating to the matters set forth in paragraphs 7.3 and 7.4, and may institute, defend, or settle claims, actions or proceedings at their expense. In the event that Lanxide, Lanxide K.K., or LTC choose to prosecute or defend any such claim or action, Lanxide, Lanxide K.K., or LTC, either individually or collectively, shall have the sole right to control all negotiations and litigation and to settle any and all litigation at their own expense. Licensee, at the request of any of Lanxide K.K., Lanxide, or LTC shall render all reasonable assistance and cooperation at their own expense. If each of Lanxide K.K., Lanxide, or LTC refuses or fails to take or defend such actions within six (6) months after receipt of the notice described in paragraphs 7.3 and 7.4 (or such shorter period as shall be reasonable in the circumstances), then, upon Licensee's written request and at Licensee's expense (except as provided in paragraph 9.1), Lanxide K.K., Lanxide, and LTC individually or collectively, shall cooperate with Licensee and render all reasonable assistance to Licensee in instituting, defending or settling such actions or claims or proceedings. In such case, Lanxide K.K., at its own expense, shall have the right to participate in such proceedings through Lanxide K.K.'s own counsel. Except as provided in paragraph 9.1, in no event shall Lanxide K.K., Lanxide, or LTC bear any expense of any claims, actions, or proceedings not instituted or defended by Lanxide K.K., Lanxide, or LTC unless their written consent is obtained prior to the institution or defense of such claims, actions, or proceedings. In addition, Lanxide K.K. may request that Licensee modify or terminate any practices which have given rise to a claim of Infringement of third party rights. Any damages obtained from a third party shall be for the account of the party prosecuting the claim, action, or proceeding against such third party in which such damages are recovered.

         VIII. CONFIDENTIALITY, RESTRICTED DISCLOSURE AND LIMITED USE
               COMMITMENTS.

         8.1 Confidentiality Undertaking. The parties hereto shall (i) treat as confidential all Proprietary Information (as hereinafter defined) which is obtained by a receiving party (Lanxide K.K. or Licensee, as the case may be) directly or indirectly from a disclosing party (Licensee or each of Lanxide K.K., Lanxide, or LTC, as the case may be) in connection with this Agreement, and (ii) not disclose the same to any third party nor use the same, except as provided herein. The provisions of this Section shall apply, without limitation, to all information learned by the parties in the course of implementing this Agreement concerning the business, assets, customers, processes or methods of Lanxide K.K., Lanxide, LTC, or Licensee, or their Affiliates. The provisions of Section 8 shall remain in effect during the term of this Agreement and for a period of five (5) years after termination or expiration of the Agreement.

         8.2 Proprietary Information. As used herein, "Proprietary Information" means any information of Lanxide K.K., Lanxide, LTC, Licensee, or their Affiliates that might reasonably be considered proprietary, sensitive or private, including but not limited to the following:

         (i) Technical information, know-how, data, techniques, discoveries, inventions, ideas, unpublished patent applications, proprietary information, formulae, analyses, laboratory reports, other reports, financial information, studies, findings, or other information relating to Lanxide K.K., Lanxide, LTC, Licensee, or their Affiliates, or the Licensed Technology or methods or techniques used by Lanxide K.K., Lanxide, LTC, Licensee, or their Affiliates, whether or not contained in samples, documents, sketches, photographs, drawings, lists, and the like;

         (ii) Data and other information employed in connection with the marketing of the products of Lanxide K.K., Lanxide, LTC or Licensee, or their Affiliates including cost information, business policies and procedures, revenues and markets, distributors and customers, and similar items of information whether or not contained in documents or other tangible materials; and

         (iii) Any other information obtained by the parties to this Agreement during the term hereof, that is not generally known to, and not readily ascertainable by proper means by, third parties.

         8.3 Precautions. The parties hereto shall take all appropriate steps to prevent unauthorized disclosure of any Proprietary Information by their employees, which steps include the execution or acceptance by all such persons of written agreements containing obligations of confidentiality, restricted disclosure and limited use relative thereto consistent with this Section 8 prior to disclosure of Proprietary Information to them. The parties shall not permit access to Proprietary Information by their employees, except on a need-to-know basis. The parties shall further take all appropriate steps to protect the Proprietary Information against espionage, misuse, loss or theft.

         8.4 Exclusions. The provisions of Section 8 shall not apply to any Proprietary Information that (i) has become generally available to the public through no fault of the receiving party (Lanxide K.K. or Licensee, as the case may be) or its employees, (ii) the receiving party can prove by clear and convincing documentary evidence was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing party (either Licensee or any of Lanxide K.K., Lanxide, or LTC, as the case may be) , or their Affiliates, (iii) becomes known to the receiving party through lawful disclosure from a third party that is not subject to a confidentiality agreement with the disclosing party (either Licensee or any of Lanxide K.K., Lanxide, or LTC, as the case may be) or their Affiliates, or (iv) the receiving party can prove by clear and convincing documentary evidence has been or is developed by the receiving party independent of any such Proprietary Information disclosed by the disclosing party.

         8.5 Permitted Disclosure. Proprietary Information may not be disclosed by the receiving party without the prior written consent of Lanxide K.K. or Licensee, except that;

         (i) Lanxide K.K. may disclose Licensee's Proprietary Information to the extent of the inventions and improvements described in paragraph 7.1 hereunder to its Affiliates or its other licensees or sublicensees of the Licensed Technology, provided that prior to disclosure of the Proprietary Information, such Persons execute written agreements containing obligations of confidentiality consistent with this Section 8.

         (ii) In the event that a third party wishes to evaluate Licensee's proprietary technology to the extent of the inventions and improvements described in paragraph 7.1 hereunder in connection with a business transaction with Lanxide K.K. or its Affiliates, Lanxide K.K. may disclose as much of Licensee's Proprietary Information to that third party as is necessary to conduct such evaluation, provided that prior to disclosure such third party executes a written agreement prohibiting use of the Proprietary Information for any reason other than evaluation of this technology and containing obligations of confidentiality consistent with this Section 8.

         8.6 Government Regulations. The provisions of this Section 8 shall not be deemed to obligate either party to do or refrain from doing any act, the doing or not doing of which would cause or reasonably be expected to cause either party to fail to fulfill or comply with any obligation or requirement imposed by any Government Regulation, provided that, any disclosures of Proprietary Information made to fulfill or comply with any such Government Regulation shall be made (i) only after notice to the other party, and (ii) under conditions invoking all confidentiality protections as are available by law or regulation.

         IX. MISCELLANEOUS

         9.1 No Warranties. Lanxide K.K. makes no warranty or representation with respect to the Licensed Technology or other assistance furnished under this Agreement, or with respect to the Trademarks, nor is Lanxide K.K. in any way responsible for the accuracy, utility or completeness of any Licensed Technology or other assistance furnished under this Agreement. LANXIDE K.K. HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LANXIDE K.K. DOES NOT IN ANY WAY PROMISE THAT THE LICENSED TECHNOLOGY WILL PRODUCE ANY PARTICULAR RESULTS, PRODUCTS OR PROFITABILITY.

         9.2 Force Majeure. Neither party shall be liable for failure to perform its obligations hereunder for so long as that failure may be the result of an event beyond its reasonable control (a "force majeure" event) , provided that such party uses all reasonable efforts to comply with the terms of this Agreement to the extent that it is able to do so. However, if such failure due to force majeure by either party to perform any part of this Agreement should continue for six (6) months, the other party shall have the right to terminate this Agreement.

         9.3 Waivers. The failure at any time of either party to require performance by the other party of any obligation required by this Agreement shall in no way affect such party's right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement by the other party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the obligation itself.

         9.4 Amendment. This Agreement may be amended only by an instrument in writing duly executed by the duly authorized representatives of the parties hereto.

         9.5 Assignability. This Agreement may not, without prior written agreement by Lanxide, be assigned. Any permitted assignment shall not relieve Licensee from any obligations hereunder incurred prior to such assignment.

         9.6 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this paragraph 9.6) such notice or communication (i) shall be in writing and in the English language, (ii) shall be sent to the parties set out below, and (iii) shall be (A) personally delivered, (B) sent by postage prepaid registered mail, (C) transmitted by telecopy receipt of which is confirmed, or (D) sent by courier service requiring signature on receipt, as, follows:

If to Lanxide K.K., to:

                              Lanxide K.K.
                           2-2-22, Shiba-koen
                               Minato-ku
                            Tokyo 105, Japan
                           Fax: 03-3432-3045

                          Attention: President

                          If to Licensee, to:

                            AKN Corporation
                           2-2-22, Shiba-koen
                               Minato-ku
                            Tokyo 105 Japan
                           Fax: 03-3432-3045

                          Attention: President

All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, or if by courier,
(ii) on the third business day following posting if by postage prepaid registered mail, or (iii) when sent with confirmed answer back if sent by telecopy.

         9.7 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of Japan.

         9.8 Arbitration. Any and all disputes, controversies or differences arising from or in relation to or in connection with this Agreement or a transaction conducted under this Agreement shall be settled by mutual consultation between the parties in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce, by which each party agrees to be bound. The arbitration shall be held in Tokyo, Japan. The award of the arbitrator shall be final and binding upon the parties.

         9.9 Interpretation. The headings of the sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof. The Agreement is executed in the English language.

         9.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral and written, if any, among the parties hereto with respect to the subject matter of this Agreement.

         9.11 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but, except as provided in paragraph 5.2, this Agreement shall remain in force in all other respects.

         9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.
LANXIDE K.K.                        AKN CORPORATION

By:  /s/ Marc S. Newkirk            By:  /s/ Shunro Ueda
Name:  Marc S. Newkirk              Name::  Shunro Ueda
Title:  President                   Title:  President


ACCEPTED AND AGREED TO BY:

LANXIDE CORPORATION                 LANXIDE TECHNOLOGY COMPANY L.P.
                                    BY:  LANXIDE CORPORATION
                                         GENERAL PARTNER

By:   /s/ Marc S. Newkirk           By:  /s/ Marc S. Newkirk
Name:  Marc S. Newkirk              Name:  Marc S. Newkirk
Title:  President                   Title:  President



                              SCHEDULE 1.6

         Technology which is, or may in the future be

         (i) provided to Lanxide or its Affiliates under Non Disclosure Agreements and is identified as the proprietary information of the disclosing party.

         (ii) designated as classified by a government agency.

         (iii) controlled by the export regulations of the United
States.

         (iv) provided under license to Lanxide or its Affiliates with limits on its use or transfer.



                              SCHEDULE 4.4

None



                               SCHEDULE A

PRODUCTS

         "Products" shall mean

          Brake rotors, brake drums, brake shoes, brake pistons, brake caliper bodies, brake pad backing plates, brake caliper anchors, steering knuckles, drum brake back plates, brake torque anchor support plates, disc brake back plates, wheel hubs, brake dust shields, brake modulator housings, brake pressure control valve housings, wheel brake cylinder housings, and brake master cylinder housings, all made only from Ceramic-Reinforced Aluminum for use only on passenger cars, trucks, buses, trailers, motorcycles, railroad locomotives, railroad rolling stock and industrial equipment.

          All of the above definitions shall exclude the following:

         1. Sporting Goods

         2. Filters for use in materials processing plants which come in direct contact with some portion of materials flow through the process plant.

         3. Aerospace components including but not limited to leading edges, nosecones, radomes, control surfaces, struts, stiffeners, skins and air frames for spacecraft, aircraft, and missiles.

         4. Heat exchangers including but not limited to recuperators, boilers, waste heat recovery, superheaters, pyrolysis units, reformers, air preheaters and chemical processes, including radiant burner tubes and parts thereof.

         5. Gas turbine engine parts including but not limited to land, sea and air, moving and stationary gas turbine engines, and aircraft scramjet and ramjet engines and components thereof.

         6. Electrical/electronic substrates, heat sinks or packages, including but not limited to components thereof for active or passive electronic devices, and assemblies thereof.

         7. Electronic devices whose primary function is to serve as a capacitor, resistor, inductor, or part thereof, or arrays of same, not including superconductive inductors.

         8. Electro-optic and photovoltaic devices whose primary function is to transform electrical signals to optical signals.

         9. RFI shielding, electrical ground planes, antennae, and components thereof.

         10. Electrical wire and cable, and components thereof.

         11. Generators, alternators, or parts thereof not including prime movers, brakes, clutches or other assemblies associated therewith.

         12. Electric motors, or parts thereof.

         13. Electrical transformers, electromagnets, electric relays, and components thereof.

         14. Superconducting inductors.

         15. Connectors for electronic devices.

         16. Electro-optic and photovoltaic devices whose primary function is to transform optical signals to electrical signals.

         17. Electronic devices whose primary function is to serve as a vacuum tube, a discharge tube, a magnetron, a wave guide, emitter, receiver, or part thereof.

         18. Solid state electronic transducer, transistor, diode, or integrated circuit wafers, chips or elements.

         19. Electric incandescent, fluorescent or discharge lamps, and components thereof.

         20. Electrical switches, switchgear, and components thereof.

         21. Electric fuel cells, thermoelectric devices and electric batteries, or components thereof.

         22. Electrodes and electrical terminations, interconnects, splices, plugs, sockets, and components thereof.

         23. Electrical fuses and fusible links, and components thereof.

         24. Human or other animal prostheses, including, but not limited to, bone, tooth or organ replacement or supplement.

         25. Components, combinations thereof for incorporation into systems, and systems comprising such components, designed specifically to provide ballistic protection for ground vehicles, artillery, amphibious vehicles, aircraft, spacecraft, space installations, missiles, marine craft, marine installations, and personnel.

         26. Components and parts, including but not limited to complete assemblies, that are, or become a direct part of, solid, liquid or gas fueled rocket engines for all military and civilian uses including but not limited to tactical and strategic missile engines and space launch and orbital insertion rocket engines.

         27. Products to inhibit corundum formation in aluminum melting furnaces.

         28. Abrasive grain for supplying the coated abrasives, bonded abrasives and loose abrasives markets.

         29. Grinding wheels.

         30. Gun systems, including but not limited to both conventional smokeless propellant driven systems and electromagnetic-driven railgun systems, and/or components therefor.

         31. Electric resistance-heated igniters for use as fuel ignition devices in all applications except internal combustion, gas turbine and rocket engine use, including but not limited to components for these applications, such as electrically operated resistance heating elements supports and interconnections for such elements and resistance-heated igniter assemblies.

         32. Ceramic and ceramic matrix composite powders, microspheres, tubules and platelets for use as ceramic raw materials or as raw materials for ceramic matrix, metal matrix or polymer matrix composites.

         33. Fuel injectors and fuel injector components for use in internal combustion engines.

         34. Cutting tools and components for cutting tools including but not limited to broaches, twist drills, gun drills and reamers, countersinks, combination drills and countersinks, counterbores, reamers, hobs, gear shapers, milling cutters, single and double point tools, circular form tools, threading tools, blanks tips and inserts.

         35. Track and undercarriage components, track systems and ground contact hull structures including but not limited to those for use on bulldozer, scraper, earthmover, backhoe, skidder, armored vehicle, dragline, conveyor, or mining equipment.

         36. Aircraft and marine propellers, rotors and other propulsive devices and shaft seals and components therefor.

         37. Inspection tools, including but not limited to gages gage blocks, go no-go gages, joe blocks, inspection systems, coordinate measuring equipment.

         38. Sensors, sheathing for sensors, and components thereof.

         39. All military component applications.

         40. Building product components.

         41. Furnace components and hardware including heating elements, kiln rollers, kiln furniture, batts and crucibles.

         42. Housewares and components thereof.

         43. All engine and power transmission components.

         44. Security devices including safes, locks, vaults, and components thereof.

         45. Welding electrodes.

         46. Paints and Adhesives




                                 Exhibit C

                             LICENSE AGREEMENT

         This License Agreement ("Agreement"), dated as of _______________ 1997 (the "Effective Date" ), is made among

         1. Lanxide Technology Company L.P. of 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U.S.A., a Delaware limited partnership ("LTC"),

         2. AKN Corporation of 2-2-22, Shiba-koen, Minato-ku, Tokyo 105, Japan, a Japanese corporation ("Licensee"), and

         3. Lanxide Corporation of 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U.S.A., a Delaware corporation ("Lanxide").

         WHEREAS, LTC is wholly owned and controlled by Lanxide; and

         WHEREAS LTC holds rights in certain valuable technology and Lanxide holds rights in certain valuable trademarks.

         WHEREAS, Licensee wishes to license certain of such rights for the purposes defined herein; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         I. DEFINITIONS

         Terms used with initial capital letters in this Agreement shall have the meaning set forth below.

         1.1 "Affiliate(s)" of a Person means a Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

         1.2 "Ceramic-Reinforced Aluminum" shall mean materials comprised of a discontinuous ceramic reinforcing phase and a continuous aluminum metal matrix phase.

         1.3 "Government Entity" shall mean any sovereign, state or political subdivision thereof, whether foreign or domestic.

         1.4 "Government Regulations" shall mean and include any and all terms, conditions and provisions of (a) any law, regulation, order, statute, decree, rule, writ, injunction, determination or award of any court or Governmental Entity and (b) any contract for research, development and/or manufacturing between LTC and any department or agency of the United States government but only to the extent such contracts reflect provisions required by clause (a) above to be included therein.

         1.5 "K.K. License" shall mean Exhibit B of the Joint Venture Agreement ("Joint Venture Agreement") referred to in subparagraph 5.2 (i)
(b) hereunder.

         1.6 "Licensed Technology" shall mean Technology which is now or hereafter owned by LTC, and all other Technology licensed to LTC without restriction upon the grant of sublicenses, that is relevant to Products, but excluding Technology the transfer or license of which, or an interest in which, would be expressly prohibited, despite Lanxides and LTCs best efforts, either generally or specifically, by Government Regulations or contracts with third parties which are further described but not limited to those listed in schedule 1.6 hereto.

         1.7 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.8 "Products" shall mean those items listed as inclusions in Schedule A to this Agreement.

         1.9 "Raw Materials" shall mean ceramic powders, ceramic paper, fibers, polymers, and/or castable metal matrix composite ingot produced using technology owned by or licensed to Lanxide or its Affiliates.

         1.10 "Subsystem" shall mean a series of connected components within a System, at least one of which is manufactured using the Licensed Technology.

         1.11 "System" shall mean any passenger car, truck, bus, trailer, motorcycle, railroad locomotive, railroad rolling stock or article of industrial equipment.

         1.12 "Technology" shall mean technical information, know-how, data, techniques whether patentable or not, patents, patent applications and trade secrets.

         1.13 "Territory 1" shall mean the geographic area as defined in Schedule B.

         1.14 "Territory 2" shall mean the geographic area of Japan.

         1.15 "Trademarks" shall mean the trademark and tradename
"LANXIDE", together with all other trademarks owned now or in the future in the Territory by Lanxide.

         II. GRANT OF TECHNOLOGY LICENSE

         2.1 License of Licensed Technology. Subject to Government Regulations and the provisions of this Agreement, LTC hereby grants to Licensee a perpetual exclusive license to use the Licensed Technology to manufacture Products in Territory 1 and a perpetual non-exclusive license to sell Products manufactured in Territory 1 on a worldwide basis excluding Japan.

         2.2 Contingent Additional License. Contingent upon the happening of any event described in subparagraph 5.2 (i) or (iv) or the K.K. License and subject to Government Regulations and the provisions of this agreement, LTC hereby further grants to Licensee a license to use Licensed Technology for the purposes of engaging in the research and development, manufacture, use and sale in Territory 2 of Products.

         2.3 Non-Exclusive Using/Selling Rights. The license of Licensed Technology granted under paragraph 2.1 shall be non-exclusive with respect to the use or sale of Products, and shall be subject to the rights, now or in the future, of other authorized users of the Licensed Technology to use or sell Products within or outside Territory 1.

         2.4 Limitations on Exclusivity. Except as provided below, the contingent license of Licensed Technology granted under paragraph 2.2 shall be exclusive in the Territory 2 to the extent that the Licensed Technology can be used only in relation to the manufacture, use and sale of Products.

         (i) The license shall be non-exclusive to the extent that rights granted to LTC in the future are non-exclusive.

         (ii) The license shall be non-exclusive to the extent required by Government Regulations.

         (iii) The License shall be subject to the rights, now or in the future, of authorized users of the Licensed Technology outside Territory 2 to import into Territory 2 Products which are incorporated in Systems assembled outside Territory 2 and which Systems are then imported into Territory 2.

         (iv) The licenses shall be subject to the rights, now or in the future, of authorized users of the Licensed Technology outside Territory 2 to import into Territory 2 Products for repair of Systems assembled outside Territory 2 and previously imported into territory 2.

         2.5 Rights Outside Territory. The license granted under paragraph
2.1 shall not include any rights to use the Licensed Technology for the manufacture of Products outside Territory 1 and such license shall not include any right to export Products from Territory 1 except for non-exclusive rights to sell such Products:

         (i) outside Territory 1, but excluding Japan;

         (ii) which are incorporated in Systems assembled outside Japan and which Systems are then imported into Japan; and

         (iii) in Japan for repair of Systems assembled outside Japan and previously imported into Japan.

The contingent license granted under paragraph 2.2 shall not include any rights to use the License Technology outside Territory 2 for any purpose and such license shall not include any right to export from Territory 2 except for:

         (a) a non-exclusive right to supply components which are incorporated in Systems assembled inside Territory 2 and which Systems are then exported from Territory 2.

         (b) a non-exclusive right to export from Territory 2 components and Subsystems manufactured in Territory 2 for repair of Systems assembled inside Territory 2 and previously exported from Territory 2.

Licensee shall inform its customers of the territorial limits on its license of the Licensed Technology and shall not sell Products to customers which it knows, or reasonably anticipates may, export those Products from Territory
1 or Territory 2 in any manner exceeding the scope of the rights granted to Licensee.

         2.6 Sublicense Rights. There shall be no right to sublicense the Licensed Technology except only contingent upon the happening of any event described in subparagraph 5.2 (i) or (iv) of the K.K. License that the Licensee shall be permitted to grant:

         (i) one non-exclusive sublicense to use the Licensed Technology only for the purposes of research and development of Products in the form of Exhibit D to the Joint Venture Agreement and,

         (ii) one non-exclusive sublicense to use the Licensed Technology only for the purposes of research and development of Products in the form of Exhibit E to the Joint Venture Agreement,

each to the entities identified therein.

         2.7 Reservation of Rights. No rights are granted under the Licensed Technology except as expressly set forth in this Section 2 and all rights not expressly granted are reserved.

         2.8 Provision of Technology. Subject to applicable Government Regulations, including obtaining any necessary licenses prior to disclosure, LTC or Lanxide shall, in the English language and U.S. units of measurement to Licensee at Licensee's request, make available to Licensee from time-to-time on an as-needed basis and free of cost to Licensee, up to a maximum of 200 hours of technical support to transfer technical information, formulae, data, analyses, know-how, and information with respect to the Licensed Technology to the extent reasonably necessary for the Licensee to use the Licensed Technology for the purposes set out in this Agreement. Additional technical support shall be made available by LTC or Lanxide to Licensee at a cost to Licensee equal to LTC's or Lanxide's fully burdened cost according to Generally Accepted Accounting Principles
(GAAP) and on a basis of availability no less favorable to the Licensee than that afforded to any other licensee of the Licensed Technology.

         2.9 Protection of Technology. Licensee shall not use and shall not permit its authorized sublicensees to use the Licensed Technology for any purpose other than to manufacture, use and sell Products, as provided in this Agreement. Licensee shall take no action in respect of the Licensed Technology which is inconsistent with the terms of the licenses granted under this Agreement.

         2.10 Acknowledgment of Rights; Patent Marking. Licensee acknowledges that Licensee's right to use the Licensed Technology arises only out of the licenses granted under this Agreement. All Products manufactured under issued patents of LTC shall bear a patent notice as may be necessary or desirable under the Laws of the applicable Government Entities.

         2.11 Raw Materials. In connection with the licenses hereunder Lanxide agrees to sell and/or cause one or more of its Affiliates to sell to Licensee Licensee's requirements for Raw Materials in quantities and on delivery schedules reasonably needed by Licensee in connection with the manufacture of Products in accordance with the terms of this Agreement. This license does not grant Licensee any right to use the Licensed Technology for the purpose of manufacturing Raw Materials except that Licensee may produce Raw Materials for its own use in manufacturing Products in accordance with the terms of this License Agreement, but only to the extent of any inability on the part of Lanxide and/or its Affiliates to supply such Raw Materials in accordance with Licensee's reasonable quantity and delivery schedule requirements.

         III. TRADEMARK AND TRADENAME LICENSE

         3.1 Tradename License. Subject to Government Regulations and the provisions of this Agreement, Lanxide hereby grants to Licensee a non-exclusive license to use the tradename "LANXIDE" except for its use as the name or part of the name of a business entity. Lanxide and Licensee will cooperate in registering such tradename in Territory 1, and contingent upon the happening of any event described in subparagraph 5.2 (i) or (iv) of the K.K. License, Territory 2, as may be necessary or desirable under the laws of Territory 1 and Territory 2, at the expense of Licensee.

         3.2 Trademark License. Subject to Government Regulations and the provisions of this Agreement, Lanxide hereby grants to Licensee a non-exclusive license to use the Trademarks in connection with the marketing and sale of Products.

         3.3 Sublicensing Rights. The license granted under paragraph 3.1 shall not include the right to grant sublicenses without the prior written consent of Lanxide.

         3.4 Registration. Registration of the Trademarks shall only be made in the name of Lanxide or its designee. Licensee shall provide such assistance as Lanxide or its designee may require in relation to such registration at Licensee's expense, including the execution of all documents necessary or desirable for obtaining such registration. In addition, Licensee shall cooperate with Lanxide in seeking the registration of this Agreement or of an executed registered user agreement as may be necessary or desirable under the laws of Territory 1 or Territory 2 to record the trademark license granted under this Agreement with Licensee to bear any associated expenses.

         3.5 Acknowledgement of Rights. As among the parties, Licensee acknowledges that the Trademarks and the goodwill associated with the Trademarks are the property of Lanxide and that except to the extent of the license rights granted hereunder, Licensee shall not acquire any rights in such Trademarks or in any registration of the Trademarks. Licensee acknowledges that Licensee's right to use the Trademarks arises only out of the licenses granted under this Agreement. Licensee shall neither challenge nor dispute the rights of Lanxide with respect to use or ownership of the Trademarks. Where Licensee uses the Trademarks, it shall include a notice stating that such Trademarks are the property of Lanxide. However, Lanxide makes no warranty that the Trademarks will be successfully registered in any countries.

         3.6 Use of Trademarks; Quality Control. Licensee shall only use the Trademarks in connection with Products manufactured using the Licensed Technology or as otherwise agreed to in writing by LTC or Lanxide from time to time. The standards of manufacture of such Products shall be at least equal to the standards of quality required by LTC and Lanxide in relation to their other manufacturing or licensing activities. Licensee shall follow all reasonable instructions in relation to the quality of manufacture of Products communicated to it by any representative of LTC or Lanxide. In no event shall Licensee manufacture any Products which are not in accordance with applicable Government Regulations relating to safety and product quality.

         3.7 Indemnity and Insurance. Licensee shall indemnify and hold harmless LTC, Lanxide, their Affiliates and their respective directors, officers and employees from and against any losses, claims and damages including reasonable attorney's fees arising out of the manufacture, use or sale of Products by Licensee; provided such losses, claims and damages are not directly attributable to instructions, actions or omissions by LTC, Lanxide, their Affiliates or their respective directors, officers or employees. From the commencement of the manufacture of Products by the Licensee and until the last applicable statute of limitations expires, Licensee will procure and maintain, at its own cost and expense, product liability insurance written on an occurrence basis from an insurance company rated A or above by A. M. Bests' providing protection against liability for any alleged damage or injury arising out of any alleged defect in material or workmanship in such Products in the primary amount of 1 million U.S. dollars with respect to any one accident or occurrence, and 1 million U.S. dollars in the aggregate. Licensee shall also procure and maintain, at its own expense, excess liability insurance in the amount of 10 million U.S. dollars in the aggregate. The insurance policy shall name LTC as an additional insured and shall be endorsed to provide for written notification to LTC by insurer not less than 30 days prior to cancellation. Licensee shall provide LTC with a certificate of insurance evidencing such coverage within 15 business days after the manufacture of Products by the Licensee and annually thereafter.

         3.8 Inspection and Approval Rights. All uses of the Trademarks on or in connection with the sale or marketing of Products shall be subject to the prior approval of Lanxide. Licensee shall provide to Lanxide upon request samples of Products manufactured by Licensee and its sublicensees as well as advertising and other publicity materials bearing the Trademarks proposed to be used by its authorized sublicensees, together with an English language translation if necessary. Licensee shall allow and cause its sublicensees to permit Lanxide or its representatives at all reasonable times to inspect any facility where Products which will be sold under the Trademarks are manufactured.

         3.9 Reservation of Rights. No rights are granted under the Trademarks except as expressly set forth in this Section 3. Without limitation, Licensee acknowledges the rights of Lanxide and its Affiliates to use the Trademarks themselves or through direct or indirect licensees as all or part of a tradename, and in relation to any products or services other than Products, and in relation to Products imported pursuant to paragraph 2.3 or 2.4. Lanxide expressly reserves the right to assign its entire right, title, and interest in and to the Trademarks to LTC, in which event LTC shall assume Lanxide's rights and obligations under this Agreement.

         IV. FEE AND ROYALTY

         4.1 Fee Payment and Amount. Licensee shall pay to Lanxide a license fee in accordance with the following schedule:

     Date                                     Amount
    Not later than September 30, 1998       $4,000,000

LTC and Lanxide respectively agree that this amount represents the initial fee for the grant of rights to use the Licensed Technology and the Trademarks pursuant to Sections 2 and 3 above.

         4.2 Royalty Payment and Amount. Licensee shall pay to LTC a royalty equal to [CONFIDENTIAL TREATMENT REQUESTED BY LANXIDE CORPORATION] the Net Sales Price of all Products sold by Licensee or any subsequently authorized sublicensees, which are manufactured using the Licensed Technology in Territory 1, and in the event of the happening of any event described in subparagraph 5.2 (i) or (iv) of the K.K. License, also in Territory 2. Licensee shall pay such royalty to LTC so long as Licensee or any subsequently authorized sublicensees shall use the Licensed Technology. In the event that Licensee shall cease to pay royalties as and when required hereunder, then LTC shall have the right to terminate this Agreement upon ninety (90) days prior written notice to Licensee.

         4.3 Net Sales Price. The "Net Sales Price" referred to in paragraph 4.2 shall mean the invoiced price for a Product less insurance, transport, bona fide rebates and allowances to the extent identified on the invoice, and less returns, and less the purchase price of Raw Materials purchased by Licensee from Lanxide or its Affiliates. The "Net Sales Price" applicable to transfers to entities affiliated with Licensee will be the price at which such Products would be sold at the time in question on an arms-length basis to a third party. Where Products are sold as part of a Subsystem and not separately, the Net Sales Price will be that percentage of the Net Sales Price of the Subsystem equal to the cost of manufacture of the Products divided by the cost of manufacture of the total Subsystem.

         4.4 Third Party Royalties. In any case where use of Licensed Technology requires or required LTC to pay a royalty to a third party (whether lump-sum or payable by reference to sales) under the terms of any of the license agreements listed on Schedule 4.4 hereto or any future third party license that LTC may enter into, then in the event that Licensee determines to use such Technology, Licensee will in addition to the royalty specified in paragraph 4.1 be responsible for payment to LTC of a further amount equal to the royalty payable to the third party attributable to sales by Licensee and its authorized sublicensees. In case LTC needs to obtain a third party Technology which LTC is aware may be useful to Licensee and therefore may require Licensee to be responsible for additional royalty, Lanxide shall let Licensee know the need, with prior written form, and consult with Licensee as to whether such additional Technology is truly necessary. If Licensee decides such Technology is unnecessary, Licensee shall have the right not to use such third party Technology and therefore not be required to pay any third party royalty associated therewith. Even though Licensee decides such Technology is unnecessary, subject to the terms of this Agreement, Licensee can use Licensed Technology not requiring such third party royalty, including the right to purchase Raw Materials. The parties hereto agree, however, that Licensee shall be under no obligation to use any Technology requiring payment of royalty to any third party, and the decision to use such Technology shall be solely at Licensee's discretion.

         4.5 Tax Withholding. Licensee may withhold taxes from royalties payable hereunder only to the extent that such withholding is required under applicable law and to the extent that Licensee provides copies of all documents required by LTC hereunder to claim credit for such foreign tax payment.

         4.6 Payment and Accounting. Royalties due under this Agreement shall be paid in U.S. dollars to the bank account specified by LTC within 45 days after each of December 31, March 31, June 30 and September 30, in relation to the period of three (3) calendar months (or less in the case of the first or final such period) ending on such date. At the same time as payment of royalties is made, Licensee shall provide to LTC a statement setting out the sales of Products manufactured using the Licensed Technology made during the period to which such royalties relate, the type and description of Products in question, the applicable Net Sales Price, the amount of royalties payable and the amount of any tax withheld. Overdue payments shall bear interest at the annual rate of two percent (2%) above the prime rate of Citibank, in New York.

         4.7 Books and Records. Licensee shall keep proper books and records showing the description and price of Products sold, and such records shall be open at all reasonable times to inspection by Lanxide or its representatives, who shall be entitled to take copies of such books and records.

         4.8 Currency Conversion. For the purpose of converting into U.S. dollars the currency in which royalties may arise, the rate of exchange to be applied shall be the rate of exchange for the purchase of U.S. dollars with the currency quoted by Citibank, in New York as at the close of business on the last business day of the quarterly period to which a payment shall relate.

         V. TERM AND TERMINATION

         5.1 Effective Date. This Agreement shall come into effect upon the Effective Date set forth in the first page hereof. This Agreement shall thereafter be perpetual and non-cancellable, subject to earlier termination as provided herein.

         5.2 Events of Termination. This Agreement may be terminated upon the happening of any of the following events:

         (i) (a) Upon written notice from LTC or Lanxide, in the event that Licensee is in material breach or any of its obligations under this Agreement, and Licensee fails to remedy that breach within 60 days after receipt of written notice requiring Licensee to remedy that breach;

         (b) Upon written notice from LTC or Lanxide, in the event that Licensee's shareholders are in material breach of any of their obligations under either the Joint Development Agreement among Akebono Brake Industry Co., Ltd., Nihon Cement Co., Ltd., and Lanxide, or the Joint Venture Agreement among Akebono Brake Industry Co., Ltd., Nihon Cement Co., Ltd., Lanxide K. K., Kanematsu Corporation and Lanxide, dated October 25, 1996, and such Licensee's shareholder in breach and/or other Licensee's shareholders fail to remedy that breach within 60 days after receipt by all Licensee's shareholders of written notice from a party to the respective agreement requiring remedy of that breach;

         (ii) Upon written notice from LTC or Lanxide, in the event that Licensee ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt;

         (iii) Upon 180 days prior written notice by LTC, in the event that any Government Entity or court requires substantial modifications to the provisions of this Agreement;

         (iv) Upon written notice by Licensee to LTC; or

         (v) As provided elsewhere in this Agreement;

         5.3 Effects of Termination. On termination of this Agreement, the following provisions shall have effect;

         (i) All licenses and rights granted to Licensee by LTC or Lanxide shall forthwith cease and Licensee shall cooperate in cancelling any registration of such licenses.

         (ii) Licensee shall, except as otherwise agreed with LTC or Lanxide, as applicable, forthwith cease all use of the Licensed Technology and the Trademarks.

         (iii) Termination of this Agreement shall not affect the continued enforceability of paragraph 3.7 and Section 8 and 9 and the continued existence of the license from Licensee to Licensor under paragraph 7.1 hereunder of improvements and inventions made up to the date of termination.

         (iv) Licensee shall promptly deliver all Proprietary Information in all forms to LTC or to its authorized representatives.

Notwithstanding the provisions of subparagraphs 5.3 (i) and (ii), Licensee shall have the right to sell in the Territory all Products it has manu-factured prior to termination of this Agreement, subject to the payment of all royalties due hereunder.

         VI. GOVERNMENT REGULATIONS, ETC.

         6.1 Compliance with Government Regulations. The grant of licenses and the transfer of Licensed Technology under this Agreement shall be conditional on all necessary governmental consents and licenses being obtained and maintained. LTC and Licensee shall use reasonable efforts to obtain all such consents and licenses. Licensee shall comply with all Government Regulations governing export of goods and information from Territory 1 and Territory 2 and between the various countries of Territory 1 and Territory 2, including without limitation the Export Administration Regulations of the United States (15 C.F.R. 730 et seq.) as such may be amended from time to time, and the terms of any licenses or consents obtained.

         VII. PATENTS AND IMPROVEMENTS

         7.1 Rights in Inventions. During the term of this Agreement, Licensee shall promptly disclose to LTC any inventions or improvements which relate solely to composition and processing of Ceramic-Reinforced Aluminum as material for Products (specifically excluding any inventions or improvements which relate to the design and/or performance of Products themselves as brake parts or components) that are made by Licensee's employees or by the employees of any authorized sublicensees without the participation of any of the employees of LTC or its Affiliates and Licensee shall obtain the right to grant, and grant, to LTC a full worldwide, royalty-free, perpetual, irrevocable, non-exclusive license to make, use and sell such improvements or inventions in any manner not prevented by the terms of the license to Licensee under this agreement, with full right by LTC to grant sublicenses of such improvements or inventions which themselves include the right to sublicense.

The provisions of this paragraph 7.1 shall not affect the ownership of inventions or improvements made by employees of LTC or its Affiliates (with or without the participation of the employees of the Licensee or its authorized sublicencees) which inventions and improvements shall be the property of LTC or its Affiliates, but subject to the license granted under this Agreement.

         7.2 Prosecution and Registration. Licensee shall not seek any patent or other intellectual property registration in relation to the Licensed Technology in its own name, other than improvements and inventions relating to the Licensed Technology made by Licensee's employees with or without the participation of employees of authorized sublicensees or contract manufacturers. Licensee will cooperate with LTC as reasonably requested by LTC in relation to obtaining and prosecuting patents in the name of LTC. In addition LTC and Licensee shall cooperate in seeking the registration of this Agreement or of an executed registered user agreement as may be necessary or desirable under the laws of any country to record the patent license granted under this Agreement at the reasonable expense of Licensee.

         7.3 Actions and Claims Against Third Parties. If, during the term of this Agreement, Licensee learns of any infringement, unfair competition or misappropriation ("Infringement") by a third party of any Licensed Technology licensed exclusively to Licensee, Licensee shall promptly and fully notify LTC in writing.

         7.4 Infringement Claims by Third Parties. If, during the term of this Agreement, any claim or action is threatened or commenced by a third party alleging Infringement of third party rights by practice of Licensed Technology by Licensee, Licensee shall promptly and fully notify LTC in writing.

         7.5 Procedure. LTC shall have the right, but not the obligation, to take all reasonable steps to prosecute or defend any such claim or action relating to the matter set forth in paragraphs 7.3 or 7.4, and may institute, defend, or settle claims, actions or proceedings at its expense. Licensee, at LTC's request shall render all reasonable assistance and cooperation at LTC's expense. If LTC refuses or fails to take or defend such actions within six (6) months after receipt of the notice described above (or such shorter period as shall be reasonable in the circumstances), then Licensee shall have the right (but not the obligation), after first notifying LTC in writing, to institute, defend or settle such actions or claims or proceedings, which shall be at Licensee's expense. In such case LTC, at Licensee's request, shall render all reasonable assistance and cooperation at Licensee's expense, and LTC shall have the right to participate in such proceedings through LTC's own counsel. In no event shall LTC bear any expense of any claims, actions, or proceedings not instituted or defended by LTC unless their written consent is obtained prior to the institution or defense of such claims, actions, or proceedings. In addition, LTC will have the right to instruct Licensee to modify or terminate any practices which have given rise to a claim of Infringement of third party rights.

         VIII. CONFIDENTIALITY, RESTRICTED DISCLOSURE AND LIMITED USE
               COMMITMENTS.

         8.1 Confidentiality Undertaking. The parties hereto shall (i) treat as confidential all Proprietary Information (as hereinafter defined) which is obtained by a receiving party directly or indirectly from a disclosing party in connection with this Agreement, and (ii) not disclose the same to any third party nor use the same, except as provided herein. The provisions of this Section shall apply, without limitation, to all information learned by the parties in the course of implementing this Agreement concerning the business, assets, customers, processes or methods of Lanxide, LTC, or Licensee, or their Affiliates. The provisions of
Section 8 shall remain in effect during the term of this Agreement and for a period of five (5) years after termination or expiration of the Agreement.

         8.2 Proprietary Information. As used herein, "Proprietary Information" means any information of Lanxide, LTC, Licensee, or their Affiliates that might reasonably be considered proprietary, sensitive or private, including but not limited to the following:

         (i) Technical information, know-how, data, techniques, discoveries, inventions, ideas, unpublished patent applications, proprietary information, formulae, analyses, laboratory reports, other reports, financial information, studies, findings, or other information relating to Lanxide, LTC, Licensee, or their Affiliates, or the Licensed Technology or methods or techniques used by Lanxide, LTC, Licensee, or their Affiliates, whether or not contained in samples, documents, sketches, photographs, drawings, lists, and the like;

         (ii) Data and other information employed in connection with the marketing of the products of Lanxide, LTC, Licensee, or their Affiliates including cost information, business policies and procedures, revenues and markets, distributors and customers, and similar items of information whether or not contained in documents or other tangible materials; and

         (iii) Any other information obtained by the parties to this Agreement during the term hereof, that is not generally known to, and not readily ascertainable by proper means by, third parties.

         8.3 Precautions. The parties hereto shall take all appropriate steps to prevent unauthorized disclosure of any Proprietary Information by their employees, which steps include the execution by all such persons of written agreements containing obligations of confidentiality, restricted disclosure and limited use relative thereto consistent with this Section 8 prior to disclosure of Proprietary Information to them. The parties shall not permit access to Proprietary Information by their employees, except on a need-to-know basis. The parties shall further take all appropriate steps to protect the Proprietary Information against espionage, misuse, loss or theft.

         8.4 Exclusions. The provisions of Section 8 shall not apply to any Proprietary Information that (i) has become generally available to the public through no fault of the receiving party or its employees, (ii) the receiving party can prove by clear and convincing documentary evidence was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing party, (iii) becomes known to the receiving party through lawful disclosure from a third party that is not subject to a confidentiality agreement with any disclosing party or Affiliate, or (iv) the receiving party can prove by clear and convincing documentary evidence has been or is developed by the receiving party independent of any such Proprietary Information disclosed by the disclosing party.

         8.5 Permitted Disclosure. Proprietary Information may not be disclosed by the receiving party without the prior written consent of the disclosing party, except that:

         (i) Lanxide may disclose Licensee's Proprietary Information to the extent of the inventions and improvements described in paragraph 7.1 hereunder to its Affiliates or its other licensees or sublicensees of the Licensed Technology, provided that prior to disclosure of the Proprietary Information, such Persons execute written agreements containing obligations of confidentiality consistent with this Section 8.

         (ii) In the event that a third party wishes to evaluate Licensee's proprietary technology to the extent of the inventions and improvements described in paragraph 7.1 hereunder in connection with a business transaction with Lanxide or its Affiliates, Lanxide may disclose as much of Licensee's Proprietary Information to that third party as is necessary to conduct such evaluation, provided that prior to disclosure such third party executes a written agreement prohibiting use of the Proprietary Information for any reason other than evaluation of this technology and containing obligations of confidentiality consistent with this Section 8.

         8.6 Government Regulations. The provisions of this Section 8 shall not be deemed to obligate either party to do or refrain from doing any act, the doing or not doing of which would cause or reasonably be expected to cause either party to fail to fulfill or comply with any obligation or requirement imposed by any Government Regulation, provided that, any disclosures of Proprietary Information made to fulfill or comply with any such Government Regulation shall be made (i) only after notice to the other party, and (ii) under conditions invoking all confidentiality protections as are available by law or regulation.

         IX. MISCELLANEOUS

         9.1 Warranties. LTC and Lanxide make no warranty or representation with respect to the Trademarks the Licensed Technology or other assistance furnished under this Agreement, or with respect to the Trademarks, nor are LTC or Lanxide in any way responsible for the accuracy, utility or completeness of any Licensed Technology or other assistance furnished under this Agreement. LTC AND LANXIDE HEREBY EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, WITH RESPECT TO THE TRADEMARKS OR THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. LTC AND LANXIDE DO NOT IN ANY WAY PROMISE THAT THE LICENSED TECHNOLOGY WILL PRODUCE ANY PARTICULAR RESULTS, PRODUCTS OR PROFITABILITY.

         9.2 Force Majeure. No party shall be liable for failure to perform its obligations hereunder for so long as that failure may be the result of any event beyond its reasonable control (a "force majeure" event), provided that such party uses all reasonable efforts to comply with the terms of this Agreement to the extent that it is able to do so. However, if such failure due to force majeure by any party to perform any part of this Agreement should continue for six (6) months, any other party shall have the right to terminate this Agreement.

         9.3 Waivers. The failure at any time of any party to require performance by the other party of any obligation required by this Agreement shall in no way affect such party's right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision of this Agreement by any other party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the obligation itself.

         9.4 Amendment. This Agreement may be amended only by an instrument in writing duly executed by duly authorized representative of the parties hereto.

         9.5 Assignability. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each party hereto. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part by any party without the prior written consent of the other parties, except that LTC shall have the right to transfer its rights and obligations to an Affiliate. Any permitted assignment shall not relieve Licensee from any obligations hereunder incurred prior to such assignment.

         9.6 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this paragraph 9.6) such notice or communication (i) shall be in writing and in the English language, (ii) shall be sent to the parties set out below, and (iii) shall be (A) personally delivered, (B) sent by postage prepaid registered airmail, (C) transmitted by telecopy receipt of which is confirmed, (D) sent by courier service requiring signature on receipt, as follows: If to LTC, to:

                     Lanxide Technology Company, L.P.
                 c/o Lanxide Corporation, General Partner
                             1300 Marrows Road
                               P.O. Box 6077
                           Newark, DE 19714-6077
                            FAX: (302)-454-1712
                           Attention: President

                            If to Lanxide, to:
                            Lanxide Corporation
                             1300 Marrows Road
                               P.O. Box 6077
                        Newark, Delaware 19714-6077
                            FAX: (302) 454-1712
                           Attention: President

                            If to Licensee, to:
                              AKN Corporation
                            2-2-22, Shiba-koen
                        Minato-ku, Tokyo 105, Japan
                             FAX: 03-3432-3045
                           Attention: President

All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, or if by courier,
(ii) on the tenth business day following posting if by postage prepaid registered airmail, or (iii) when sent with confirmed answer back if sent by telecopy.

         9.7 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, United States of America.

         9.8 Forum Jurisdiction, Venue and Service. The Licensee hereby irrevocably and unconditionally:

         (i) agrees that any action, suit or proceeding by any person arising from or relating to this Agreement or any statement, course of conduct, act, omission, or event occurring in connection herewith (collectively, "Related Litigation") may be brought in any state or federal court of competent jurisdiction sitting in the State of Delaware, submits to the jurisdiction of such courts, and to the fullest extent permitted by law agrees that it will not bring any Related Litigation in any other forum;

         (ii) waives any objection which it may have at any time to the laying of venue of any Related Litigation brought in any such court, waives any claim that any such Related Litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation brought in any such court, that such court does not have jurisdiction over the Licensee; and

         (iii) consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified U.S. mail, postage prepaid, to the Licensee at the address for notices described in paragraph 9.6 hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

         9.9 Interpretation. The headings of the sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof. The Agreement is executed in the English language.

         9.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements (including without limitation
the license agreement entered into among the parties hereto as of       ,
1996) and understandings, oral and written, if any, among the parties hereto with respect to the subject matter of this Agreement.

         9.11 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but, except as provided in paragraph 5.2, this Agreement shall remain in force in all other respects.

         9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

LANXIDE TECHNOLOGY COMPANY, L.P.        AKN CORPORATION

By:   LANXIDE CORPORATION               By:
      General Partner

By:                                     NAME:

NAME:                                   TITLE:

TITLE:


LANXIDE CORPORATION

BY:

NAME:

TITLE:



                               SCHEDULE 1.6

         Technology which is, or may in the future be

         (i) provided to Lanxide or its Affiliates under Non Disclosure Agreements and is identified as the proprietary information of the disclosing party.

         (ii) designated as classified by a government agency.

         (iii) controlled by the export regulations of the United States.

         (iv) provided under license to Lanxide or its Affiliates with limits on its use or transfer.



                               SCHEDULE 4.4

None



                                SCHEDULE A

PRODUCTS

         "Products" shall mean

         Brake rotors, brake drums, brake shoes, brake pistons, brake caliper bodies, brake pad backing plates, brake caliper anchors, and steering knuckles, drum brake back plates, brake torque anchor support plates, disc brake back plates, wheel hubs, brake dust shields, brake modulator housings, brake pressure control valve housings, wheel brake cylinder housings, and brake master cylinder housings, all made only from Ceramic-Reinforced Aluminum for use only on passenger cars, trucks, buses, trailers, motorcycles, railroad locomotives, railroad rolling stock and industrial equipment.

         All of the above definitions shall exclude the following:

         1. Sporting Goods

         2. Filters for use in materials processing plants which come in direct contact with some portion of materials flow through the process plant.

         3. Aerospace components including but not limited to leading edges, nosecones, radomes, control surfaces, struts, stiffeners, skins and air frames for spacecraft, aircraft, and missiles.

         4. Heat exchangers including but not limited to recuperators, boilers, waste heat recovery, superheaters, pyrolysis units, reformers, air preheaters and chemical processes, including radiant burner tubes and parts thereof.

         5. Gas turbine engine parts including but not limited to land, sea and air, moving and stationary gas turbine engines, and aircraft scramjet and ramjet engines and components thereof.

         6. Electrical/electronic substrates, heat sinks or packages, including but not limited to components thereof for active or passive electronic devices, and assemblies thereof.

         7. Electronic devices whose primary function is to serve as a capacitor, resistor, inductor, or part thereof, or arrays of same, not including superconductive inductors.

         8. Electro-optic and photovoltaic devices whose primary function is to transform electrical signals to optical signals.

         9. RFI shielding, electrical ground planes, antennae, and components thereof.

         10. Electrical wire and cable, and components thereof.

         11. Generators, alternators, or parts thereof not including prime movers, brakes, clutches or other assemblies associated therewith.

         12. Electric motors, or parts thereof.

         13. Electrical transformers, electromagnets, electric relays, and components thereof.

         14. Superconducting inductors.

         15. Connectors for electronic devices.

         16. Electro-optic and photovoltaic devices whose primary function is to transform optical signals to electrical signals.

         17. Electronic devices whose primary function is to serve as a vacuum tube, a discharge tube, a magnetron, a wave guide, emitter, receiver, or part thereof.

         18. Solid state electronic transducer, transistor, diode, or integrated circuit wafers, chips or elements.

         19. Electric incandescent, fluorescent or discharge lamps, and components thereof.

         20. Electrical switches, switchgear, and components thereof.

         21. Electric fuel cells, thermoelectric devices and electric batteries, or components thereof.

         22. Electrodes and electrical terminations, interconnects, splices, plugs, sockets, and components thereof.

         23. Electrical fuses and fusible links, and components thereof.

         24. Human or other animal prostheses, including, but not limited to, bone, tooth or organ replacement or supplement.

         25. Components, combinations thereof for incorporation into systems, and systems comprising such components, designed specifically to provide ballistic protection for ground vehicles, artillery, amphibious vehicles, aircraft, spacecraft, space installations, missiles, marine craft, marine installations, and personnel.

         26. Components and parts, including but not limited to complete assemblies, that are, or become a direct part of, solid, liquid or gas fueled rocket engines for all military and civilian uses including but not limited to tactical and strategic missile engines and space launch and orbital insertion rocket engines.

         27. Products to inhibit corundum formation in aluminum melting furnaces

         28. Abrasive grain for supplying the coated abrasives, bonded abrasives and loose abrasives markets.

         29. Grinding wheels.

         30. Gun systems, including but not limited to both conventional smokeless propellant driven systems and electromagnetic-driven railgun systems, and/or components therefor.

         31. Electric resistance-heated igniters for use as fuel ignition devices in all applications except internal combustion, gas turbine and rocket engine use, including but not limited to components for these applications, such as electrically operated resistance heating elements supports and interconnections for such elements and resistance-heated igniter assemblies.

         32. Ceramic and ceramic matrix composite powders, microspheres, tubules and platelets for use as ceramic raw materials or as raw materials for ceramic matrix, metal matrix or polymer matrix composites.

         33. Fuel injectors and fuel injector components for use in internal combustion engines.

         34. Cutting tools and components for cutting tools including but not limited to broaches, twist drills, gun drills and reamers, countersinks, combination drills and countersinks, counterbores, reamers, hobs, gear shapers, milling cutters, single and double point tools, circular form tools, threading tools, blanks tips and inserts.

         35. Track and undercarriage components, track systems and ground contact hull structures including but not limited to those for use on bulldozer, scraper, earthmover, backhoe, skidder, armored vehicle, dragline, conveyor, or mining equipment.

         36. Aircraft and marine propellers, rotors and other propulsive devices and shaft seals and components therefor.

         37. Inspection tools, including but not limited to gages gage blocks, go no-go gages, joe blocks, inspection systems, coordinate measuring equipment.

         38. Sensors, sheathing for sensors, and components thereof.

         39. All military component applications.

         40. Building product components.

         41. Furnace components and hardware including heating elements, kiln rollers, kiln furniture, batts and crucibles.

         42. Housewares and components thereof.

         43. All engine and power transmission components.

         44. Security devices including safes, locks, vaults, and components thereof.

         45. Welding electrodes.

         46. Paints and Adhesives


                                SCHEDULE B

                                TERRITORY 1

         The following countries and administrative divisions to the extent of their territorial boundaries as of the Effective Date:

Australia
Brunei
Burma
Cambodia
China
Indonesia
Laos
Malaysia
Mongolia
New Zealand
North Korea
Papua New Guinea
Philippines
Singapore
South Korea
Taiwan
Thailand
Vietnam




                                                                  EXHIBIT D

                           SUBLICENSE AGREEMENT


         This License Agreement ("Agreement"), dated as of October 25, 1996 (the "Effective Date"), is made between

         1. AKN Corporation of 2-2-22, Shiba-koen, Minato-ku, Tokyo 105, Japan ("Commercial JV") and

         2. Akebono Brake Industry Co., Ltd. of 19-5, Nihonbashi Koamicho, Chuo-ku, Tokyo 103, Japan ("Licensee").

         WHEREAS, Commercial JV is a corporation organized under the laws of Japan pursuant to a Joint Venture Agreement among Licensee, Nihon Cement Company Ltd., and Kanematsu Corporation; and

         WHEREAS, Commercial JV has been granted certain rights to certain technology and trademarks by Lanxide Kabushiki Kaisha ("Lanxide K.K."), Lanxide (as defined in Section 1.4) and LTC (as defined in Section 1.6), under license agreements dated as of October 25, 1996 (the "Commercial JV License") with the right to sublicense; and

         WHEREAS, Commercial JV wishes to grant Licensee a license to research and develop Products for the manufacture use and sale by Commercial JV and Licensee will accept the license on the terms specified herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         I. DEFINITIONS

         Terms used with initial capital letters in this Agreement shall have the meaning set forth below.

         1.1 "Affiliate(s)" of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person.

         1.2 "Ceramic-Reinforced Aluminum" shall mean materials comprised of a discontinuous ceramic reinforcing phase and a continuous aluminum metal matrix phase.

         1.3 "Government Regulations" shall mean any and all terms, conditions and provisions of (a) any law, regulation, order, statute, decree, rule, writ, injunction, determination or award of any court, governmental department, board, agency, or instrumentality, whether foreign or domestic, and (b) any contract for research, development and/or manufacturing between Lanxide and any department or agency of the United States government but only to the extent such contracts reflect provisions required by (a) above to be included therein.

         1.4 "Lanxide" shall mean Lanxide Corporation, a corporation organized under the laws of Delaware, and located at 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U. S. A.

         1.5 "Licensed Technology" shall mean Technology now or hereafter owned by Lanxide or LTC which is relevant to Products and to which Commercial JV is granted rights under the Commercial JV License without restriction upon the grant of sublicenses or transfer of such Technology, but excluding Technology, transfer or license of which, or an interest in which, despite Lanxide's, LTC's, Lanxide K. K.'s and/or Commercial JVs best efforts,would be expressly prohibited, either generally or specifically, by Government Regulations or contracts with third parties which are further described but not limited to those listed in Schedule 1.5 hereto.

         1.6 "LTC" shall mean Lanxide Technology Company, L.P. a Delaware limited partnership wholly owned and controlled by Lanxide.

         1.7 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.8 "Products" shall have the meaning set forth in Schedule A to this Agreement.

         1.9 "Raw Materials" shall mean ceramic powders, ceramic paper, fibers, polymers and/or castable metal matrix composite ingot produced using technology owned by or licensed to Lanxide or its Affiliates.

         1.10 "Technology" shall mean technical information, know-how, data, techniques whether patentable or not, patents, patent applications and trade secrets.

         1.11 "Territory" shall mean the geographic area of Japan.

         1.12 "Trademarks" shall mean the trademark "Lanxide" together with all other trademarks relating to the Products owned now or in the future in the Territory by Lanxide.

         II. GRANT OF TECHNOLOGY LICENSE

         2.1 License of Licensee. Subject to Government Regulations and the provisions of this Agreement, Commercial JV hereby grants to Licensee a license to use, during the term of this Agreement, the Licensed Technology for the purposes of engaging in the research and development in the Territory of Products. This Agreement does not grant Licensee any right to use the Licensed Technology for the purpose of manufacturing Products or Raw Materials.

         2.2 Non-Exclusive Rights. The license of Licensed Technology granted under paragraph 2.1 shall be non-exclusive in the Territory and subject to the use by other authorized users of the Licensed Technology for research and development of Products.

         2.3 No Rights Outside Territory. The license granted under paragraph 2.1 shall not include any rights to use the Licensed Technology outside the Territory for any purpose and such license shall not include any right to export from the Territory.

         2.4 Sublicense Rights. There shall be no right to sublicense the Licensed Technology.

         2.5 Reservation of Rights. No rights are granted under the Licensed Technology except as expressly set forth in this Section 2 and all rights not expressly granted are reserved. All rights granted are subject to the terms of the Commercial JV License.

         2.6 Provision of Technology. Subject to applicable Government Regulations, including obtaining any necessary licenses prior to disclosure, Commercial JV shall, (i) at Licensee's request, make available to Licensee from time to time on an as-needed basis and free of cost to Licensee, technical support to transfer technical information, formulae, data, analyses, know-how, and information with respect to the Licensed Technology to the extent reasonably necessary for Licensee to use the Licensed Technology for the research and development of Products.

         2.7 Protection of Technology. Licensee shall not use the Licensed Technology for any purpose other than to research and develop Products, all as provided for in this Agreement. Licensee shall take no action in respect of the Licensed Technology which is inconsistent with the terms of the license granted under this Agreement.

         2.8 Acknowledgement of Rights. Licensee acknowledges that Licensee's right to use the Licensed Technology arises only out of the sublicense granted under this Agreement.

         III. NO TRADEMARK LICENSE

         3.1 Trademark License. No license to use the Trademarks is granted in connection with this sublicense.

         3.2 Reservation of Rights. Without limitation, Licensee acknowledges the rights of Lanxide K.K., Lanxide and LTC to use the Trademarks themselves in the Territory or through direct or indirect licensees.

         IV. FEE AND ROYALTY

         4.1 Fee Payment and Amount. Licensee shall pay a sublicense fee in Japanese Yen in an amount equal to $2,000,000 in U.S. dollars to the Commercial JV, according to the following schedule, plus the amount of any consumption tax in Japan:

            Date                 Amount

      June 30, 1997           $1,000,000
      December 31, 1997       $1,000,000

         4.2 Royalty Free License. The use of the Licensed Technology for the research and development of Products in the Territory shall be royalty free except as set forth elsewhere in this Section 4.

         V. TERM AND TERMINATION

         5.1 Effective Date. This Agreement shall come into effect upon the later of (i) unconditional grant of all necessary United States and Japanese government approvals required for its validity and for performance of the obligations contained in this Agreement; or (ii) the Effective Date first written above. This Agreement shall thereafter be perpetual, subject to earlier termination as provided herein.

         5.2 Events of Termination. This Agreement may be earlier terminated upon the happening of any of the following events:

         (i) Upon written notice by Commercial JV, in the event of termination of the Commercial JV License;

         (ii) Upon written notice by Licensee to Commercial JV in the event that Commercial JV is in material breach of any of its obligations under this Agreement as a result of action or inaction by some Person other than Licensee or a Person controlled by Licensee, and Commercial JV fails to remedy that breach within 45 days after receipt of written notice from Licensee, requiring it to remedy that breach;

         (iii) Upon written notice by Commercial JV to Licensee in the event that the Licensee is in material breach of any of its obligations under either this Agreement or the joint development agreement among Licensee, Nihon Cement Company Ltd., and Lanxide dated as October 25, 1996, as a result of action or inaction by some Person other than a Person controlled by Commercial JV, and Licensee fails to remedy that breach within 45 days after receipt of written notice from Commercial JV, requiring it to remedy that breach;

         (iv) Upon written notice by Licensee, in the event that Commercial JV ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Licensee or a Person controlled by Licensee;

         (v) Upon written notice by Commercial JV, in the event that Licensee ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Commercial JV or a Person controlled by Commercial JV;

         (vi) Upon one hundred and eighty (180) days' prior written notice by either party, in the event that any governmental agency or court requires substantial modifications to the provisions of this Agreement; or

         (vii) Upon written notice by Licensee, in the event that Licensee ceases to use the Licensed Technology.

         5.3 Effects of Termination. On termination or expiration of this Agreement, the following provisions shall have effect:

         (i) All licenses granted to Licensee shall forthwith cease and Licensee shall cooperate in cancelling any registration of such licenses.

         (ii) Licensee shall forthwith cease all use of the Licensed
Technology.

         (iii) Termination of this Agreement shall not affect the continued enforceability of Section 8 and the continued existence of the license back under paragraph 7.1 of improvements and inventions made up to the date of termination.

         (iv) All amounts owing for sublicense fees shall be immediately due and payable.

         (v) Licensee shall promptly deliver all Proprietary Information in all forms to Commercial JV or to its authorized representatives.

         5.4 Lanxide K. K. License. Upon the happening of any event described in Subparagraph 5.2 (i) or (iv) hereto Lanxide K. K. shall enter into a license agreement directly with Licensee substantially in the form of this Agreement for any remaining term of this Agreement.

         VI. GOVERNMENT REGULATIONS, ETC.

         6.1 Compliance with Government Regulations. The grant of licenses and the transfer of Licensed Technology under this Agreement shall be conditional on all necessary governmental consents and licenses being obtained and maintained. Commercial JV and Licensee shall use reasonable efforts to obtain all such consents and licenses. Licensee shall comply with all Government Regulations governing export of goods and information from the United States and from the Territory, including without limitation the Export Administration Regulations of the United States (15 C.F.R. 730, et seq.) as such may be amended from time to time, and the terms of any licenses or consents obtained.

         VII. PATENTS AND IMPROVEMENTS

         7.1 Rights in Inventions. During the term of this Agreement Licensee shall promptly disclose to Commercial JV any inventions or improvements which relate solely to composition and processing of Ceramic-Reinforced Aluminum as material for Products (specifically excluding any inventions or improvements which relate to the design and/or performance of Products themselves as brake parts or components) that are made by Licensee's employees without the participation of any of the employees of Commercial JV, Lanxide K.K., Lanxide, LTC or their Affiliates and Licensee shall obtain the right to grant, and grant, to Commercial JV a full worldwide, royalty-free, perpetual, irrevocable, non-exclusive license to make, use and sell such improvements or inventions in any manner not prevented by the terms of the license to Licensee under this Agreement, with full right by Commercial JV to grant sublicenses of such improvements or inventions which themselves include the right to sublicense.

          The provisions of this paragraph 7.1 shall not affect the ownership of inventions or improvements made by employees of Commercial JV, Lanxide K.K., Lanxide, LTC or their Affiliates (with or without the participation of the employees of the Licensee) which inventions and improvements shall be the property of Commercial JV, Lanxide K.K., Lanxide, LTC or their Affiliates, but subject to the license granted under this Agreement.

         7.2 Prosecution and Registration. Licensee shall not seek any patent or other intellectual property registration in relation to the Licensed Technology in its own name, other than in relation to improvements and inventions made by Licensee's employees.

         7.3 Actions and Claims Against Third Parties. If, during the term of this Agreement, Licensee learns of any infringement, unfair competition or misappropriation ("Infringement") by a third party of any Licensed Technology licensed to Licensee, Licensee shall promptly and fully notify Commercial JV in writing.

         7.4 Infringement Claims by Third Parties. If, during the term of this Agreement, any claim or action is threatened or commenced by a third party alleging Infringement of third party rights in the Territory by practice of the Licensed Technology by Licensee, Licensee shall promptly and fully notify Commercial JV in writing.

         7.5 Procedure. Commercial JV, Lanxide K.K., Lanxide and LTC individually or collectively, shall have the right, but not the obligation, to take all reasonable steps to prosecute or defend any claim or action relating to the matters set forth in paragraphs 7.3 and 7.4, and may institute, defend, or settle claims, actions or proceedings at their expense. In the event that Commercial JV, Lanxide K.K., Lanxide or LTC choose to prosecute or defend any such claim or action, Commercial JV, Lanxide K.K., Lanxide or LTC, either individually or collectively, shall have the sole right to control all negotiations and litigation and to settle any and all litigation at their own expense. Licensee, at the request of any of Commercial JV, Lanxide K.K., Lanxide or LTC, shall render all reasonable assistance and cooperation. If each of Commercial JV, Lanxide K.K., Lanxide or LTC refuses or fails to take or defend such actions within six (6) months after receipt of the notice described in paragraphs 7.3 and 7.4 (or such shorter period as shall be reasonable in the circumstances), then, upon Licensee's written request and at Licensee's expense (except as provided in paragraph 9.1), Commercial JV, Lanxide K.K., Lanxide and LTC individually or collectively, shall cooperate with Licensee and render all reasonable assistance to Licensee in instituting, defending or settling such actions or claims or proceedings. In such case, Commercial JV, at its own expense, shall have the right to participate in such proceedings through Commercial JV's own counsel. Except as provided in paragraph 9.1, in no event shall Commercial JV, Lanxide K.K., Lanxide or LTC bear any expense of any claims, actions, or proceedings not instituted or defended by Commercial JV, Lanxide K.K., Lanxide or LTC unless their written consent is obtained prior to the institution or defense of such claims, actions, or proceedings. In addition, Commercial JV may request that Licensee modify or terminate any practices which have given rise to a claim of Infringement of third party rights. Any damages obtained from a third party shall be for the account of the party prosecuting the claim, action, or proceeding against such third party in which such damages are recovered.

         VIII. CONFIDENTIALITY, RESTRICTED DISCLOSURE AND LIMITED USE
               COMMITMENTS

         8.1 Confidentiality Undertaking. The parties hereto shall (i) treat as confidential all Proprietary Information (as hereinafter defined) which is obtained by a receiving party (Commercial JV or Licensee, as the case may be) directly or indirectly from a disclosing party (Licensee or each of Commercial JV, Lanxide K.K., Lanxide or LTC, as the case may be) in connection with this Agreement, and (ii) not disclose the same to any third party nor use the same, except as provided herein. The provisions of this Section shall apply, without limitation, to all information learned by the parties in the course of implementing this Agreement concerning the business, assets, customers, processes or methods of Commercial JV, Lanxide K.K., Lanxide, LTC, or Licensee, or their Affiliates. The provisions of
Section 8 shall remain in effect during the term of this Agreement and for a period of five (5) years after termination or expiration of the Agreement.

         8.2 Proprietary Information. As used herein, "Proprietary Information" means any information of Commercial JV, Lanxide K.K., Lanxide, LTC, Licensee, or their Affiliates that might reasonably be considered proprietary, sensitive or private, including but not limited to the following:

         (i) Technical information, know-how, data, techniques, discoveries, inventions, ideas, unpublished patent applications, proprietary information, formulae, analyses, laboratory reports, other reports, financial information, studies, findings, or other information relating to Commercial JV, Lanxide K.K., Lanxide, LTC, Licensee, or their Affiliates, or the Licensed Technology or methods or techniques used by Commercial JV, Lanxide K.K., Lanxide, LTC, Licensee, or their Affiliates, whether or not contained in samples, documents, sketches, photographs, drawings, lists, and the like;

         (ii) Data and other information employed in connection with the marketing of the products of Commercial JV, Lanxide K.K., Lanxide, LTC or Licensee, or their Affiliates including cost information, business policies and procedures, revenues and markets, distributors and customers, and similar items of information whether or not contained in documents or other tangible materials; and

         (iii) Any other information obtained by the parties to this Agreement during the term hereof, that is not generally known to, and not readily ascertainable by proper means by, third parties.

         8.3 Precautions. The parties hereto shall take all appropriate steps to prevent unauthorized disclosure of any Proprietary Information by their employees, which steps include the execution or acceptance by all such persons of written agreements containing obligations of confidentiality, restricted disclosure and limited use relative thereto consistent with this Section 8 prior to disclosure of Proprietary Information to them. The parties shall not permit access to Proprietary Information by their employees, except on a need-to-know basis. The parties shall further take all appropriate steps to protect the Proprietary Information against espionage, misuse, loss or theft.

         8.4 Exclusions. The provisions of Section 8 shall not apply to any Proprietary Information that (i) has become generally available to the public through no fault of the receiving party (Commercial JV or Licensee, as the case may be) or its employees, (ii) the receiving party can prove by clear and convincing documentary evidence was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing party (either Licensee or any of Commercial JV, Lanxide K.K., Lanxide or LTC, as the case may be), or their Affiliates, (iii) becomes known to the receiving party through lawful disclosure from a third party that is not subject to a confidentiality agreement with the disclosing party (either Licensee or any of Commercial JV, Lanxide K.K., or Lanxide or LTC, as the case may be) or their Affiliates, or (iv) the receiving party can prove by clear and convincing documentary evidence has been or is developed by the receiving party independent of any such Proprietary Information disclosed by the disclosing party.

         8.5 Permitted Disclosure. Proprietary Information may not be disclosed by the receiving party without the prior written consent of Commercial JV or Licensee, exept that:

         (i) Commercial JV may disclose Licensee's Proprietary Information to the extent of the inventions and improvements described in paragraph 7.1 hereunder to its Affiliates or its other licensees or sublicensees of the Licensed Technology, provided that prior to disclosure of the Proprietary Information, such Persons execute written agreements containing obligations of confidentiality consistent with this Section 8.

         (ii) In the event that a third party wishes to evaluate Licensee's proprietary technology to the extent of the inventions and improvements described in paragraph 7.1 hereunder in connection with a business transaction with Commercial JV or its Affiliates, Commercial JV may disclose as much of Licensee's Proprietary Information to that third party as is necessary to conduct such evaluation, provided that prior to disclosure such third party executes a written agreement prohibiting use of the Proprietary Information for any reason other than evaluation of this technology and containing obligations of confidentiality consistent with this Section 8.

         8.6 Government Regulations. The provisions of this Section 8 shall not be deemed to obligate either party to do or refrain from doing any act, the doing or not doing of which would cause or reasonably be expected to cause either party to fail to fulfill or comply with any obligation or requirement imposed by any Government Regulation, provided that, any disclosures of Proprietary Information made to fulfill or comply with any such Government Regulation shall be made (i) only after notice to the other party, and (ii) under conditions invoking all confidentiality protections as are available by law or regulation.

         IX. MISCELLANEOUS

         9.1 No Warranties. Commercial JV makes no warranty or representation with respect to the Licensed Technology or other assistance furnished under this Agreement, nor is Commercial JV in any way responsible for the accuracy, utility or completeness of any Licensed Technology or other assistance furnished under this Agreement. COMMERCIAL JV HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. COMMERCIAL JV DOES NOT IN ANY WAY PROMISE THAT THE LICENSED TECHNOLOGY WILL PRODUCE ANY PARTICULAR RESULTS, PRODUCTS OR PROFITABILITY.

         9.2 Force Majeure. Neither party shall be liable for failure to perform its obligations hereunder for so long as that failure may be the result of an event beyond its reasonable control (a "force majeure" event), provided that such party uses all reasonable efforts to comply with the terms of this Agreement to the extent that it is able to do so. However, if such failure due to force majeure by either party to perform any part of this Agreement should continue for six (6) months, the other party shall have the right to terminate this Agreement.

         9.3 Waivers. The failure at any time of either party to require performance by the other party of any obligation required by this Agreement shall in no way affect such party's right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement by the other party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the obligation itself.

         9.4 Amendment. This Agreement may be amended only by an instrument in writing duly executed by the duly authorized representatives of the parties hereto.

         9.5 Assignability. This Agreement may not, without prior written agreement by Lanxide, be assigned. Any permitted assignment shall not relieve Licensee from any obligations hereunder incurred prior to such assignment.

         9.6 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this paragraph 9.7) such notice or communication (i) shall be in writing and in the English language, (ii) shall be sent to the parties set out below, and (iii) shall be (A) personally delivered, (B) sent by postage prepaid registered mail,
(C) transmitted by telecopy receipt of which is confirmed, or (D) sent by courier service requiring signature on receipt, as, follows:

         If to Commercial JV, to:

                              AKN Corporation
                            2-2-22, Shiba-koen
                        Minato-ku, Tokyo 105, Japan
                             FAX: 03-3432-3045
                           Attention: President

         If to Licensee, to:

                     Akebono Brake Industry Co., Ltd.
                         19-5, Nihonbashi Koamicho
                                  Chuo-ku
                             Tokyo 103, Japan
                             FAX: 03-3668-7260
               Attention: Manager, Corporate Planning Dept.

All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, or if by courier, (ii) on the third business day following posting if by postage prepaid registered mail, or (iii) when sent with confirmed answer back if sent by telecopy.

         9.7 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of Japan.

         9.8 Arbitration. Any and all disputes, controversies or differences arising from or in relation to or in connection with this Agreement or a transaction conducted under this Agreement shall be settled by mutual consultation between the parties in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of The International Chamber of Commerce, by which each party agrees to be bound. The arbitration shall be held in Tokyo, Japan. The award of the arbitrator shall be final and binding upon the parties.

         9.9 Interpretation. The headings of the sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof. The Agreement is executed in the English language.

         9.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral and written, if any, between the parties hereto with respect to the subject matter of this Agreement.

         9.11 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but, except as provided in paragraph 5.2, this Agreement shall remain in force in all other respects.

         9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written

AKN CORPORATION                 AKEBONO BRAKE INDUSTRY CO., LTD.


By:  /s/ Shunro Ueda            By:  /s/ Hisataka Nobumoto
Name:  Shunro Ueda              Name:  Hisataka Nobumoto
Title:  President               Title:  President & CEO

ACCEPTED AND AGREED TO BY:
LANXIDE K. K.

By:  /s/ Marc S. Newkirk
Name:  Marc S. Newkirk
Title:  President


                               SCHEDULE 1.5

         Technology which is, or may in the future be

         (i) provided to Lanxide or its Affiliates under Non Disclosure Agreements and is identified as the proprietary information of the disclosing party.

         (ii) designated as classified by a government agency.

         (iii) controlled by the export regulations of the United States.

         (iv) provided under license to Lanxide or its Affiliates with limits on its use or transfer.



                                SCHEDULE A

                                 PRODUCTS

         "Products" shall mean

         Brake rotors, brake drums, brake shoes, brake pistons, brake caliper bodies, brake pad backing plates, brake caliper anchors, steering knuckles, drum brake back plates, brake torque anchor support plates, disc brake back plates, wheel hubs, brake dust shields, brake modulator housings, brake pressure control valve housings, wheel brake cylinder housings, and Brake master cylinder housings, all made only from Ceramic-Reinforced
Aluminum for use only on passenger cars, trucks, buses, trailers, motor-cycles, railroad locomotives, railroad rolling stock and industrial equipment.

         All of the above definitions shall exclude the following:

         1. Sporting Goods

         2. Filters for use in materials processing plants which come in direct contact with some portion of materials flow through the process plant.

         3. Aerospace components including but not limited to leading edges, nosecones, radomes, control surfaces, struts, stiffeners, skins and air frames for spacecraft, aircraft, and missiles.

         4. Heat exchangers including but not limited to recuperators, boilers, waste heat recovery, superheaters, pyrolysis units, reformers, air preheaters and chemical processes, including radiant burner tubes and parts thereof.

         5. Gas turbine engine parts including but not limited to land, sea and air, moving and stationary gas turbine engines, and aircraft scramjet and ramjet engines and components thereof.

         6. Electrical/electronic substrates, heat sinks or packages, including but not limited to components thereof for active or passive electronic devices, and assemblies thereof.

         7. Electronic devices whose primary function is to serve as a capacitor, resistor, inductor, or part thereof, or arrays of same, not including superconductive inductors.

         8. Electro-optic and photovoltaic devices whose primary function is to transform electrical signals to optical signals.

         9. RFI shielding, electrical ground planes, antennae, and components thereof.

         10. Electrical wire and cable, and components thereof.

         11. Generators, alternators, or parts thereof not including prime movers, brakes, clutches or other assemblies associated therewith.

         12. Electric motors, or parts thereof.

         13. Electrical transformers, electromagnets, electric relays, and components thereof.

         14. Superconducting inductors.

         15. Connectors for electronic devices.

         16. Electro-optic and photovoltaic devices whose primary function is to transform optical signals to electrical signals.

         17. Electronic devices whose primary function is to serve as a vacuum tube, a discharge tube, a magnetron, a wave guide, emitter, receiver, or part thereof.

         18. Solid state electronic transducer, transistor, diode, or integrated circuit wafers, chips or elements.

         19. Electric incandescent, fluorescent or discharge lamps, and components thereof.

         20. Electrical switches, switchgear, and components thereof.

         21. Electric fuel cells, thermoelectric devices and electric batteries, or components thereof.

         22. Electrodes and electrical terminations, interconnects, splices, plugs, sockets, and components thereof.

         23. Electrical fuses and fusible links, and components thereof.

         24. Human or other animal prostheses, including, but not limited to, bone, tooth or organ replacement or supplement.

         25. Components, combinations thereof for incorporation into systems, and systems comprising such components, designed specifically to provide ballistic protection for ground vehicles, artillery, amphibious vehicles, aircraft, spacecraft, space installations, missiles, marine craft, marine installations, and personnel.

         26. Components and parts, including but not limited to complete assemblies, that are, or become a direct part of, solid, liquid or gas fueled rocket engines for all military and civilian uses including but not limited to tactical and strategic missile engines and space launch and orbital insertion rocket engines.

         27. Products to inhibit corundum formation in aluminum melting furnaces

         28. Abrasive grain for supplying the coated abrasives, bonded abrasives and loose abrasives markets.

         29. Grinding wheels.

         30. Gun systems, including but not limited to both conventional smokeless propellant driven systems and electromagnetic-driven railgun systems, and/or components therefor.

         31. Electric resistance-heated igniters for use as fuel ignition devices in all applications except internal combustion, gas turbine and rocket engine use, including but not limited to components for these applications, such as electrically operated resistance heating elements supports and interconnections for such elements and resistance-heated igniter assemblies.

         32. Ceramic and ceramic matrix composite powders, microspheres, tubules and platelets for use as ceramic raw materials or as raw materials for ceramic matrix, metal matrix or polymer matrix composites.

         33. Fuel injectors and fuel injector components for use in internal combustion engines.

         34. Cutting tools and components for cutting tools including but not limited to broaches, twist drills, gun drills and reamers, countersinks, combination drills and countersinks, counterbores, reamers, hobs, gear shapers, milling cutters, single and double point tools, circular form tools, threading tools, blanks tips and inserts.

         35. Track and undercarriage components, track systems and ground contact hull structures including but not limited to those for use on bulldozer, scraper, earthmover, backhoe, skidder, armored vehicle, dragline, conveyor, or mining equipment.

         36. Aircraft and marine propellers, rotors and other propulsive devices and shaft seals and components therefor.

         37. Inspection tools, including but not limited to gages gage blocks, go no-go gages, joe blocks, inspection systems, coordinate measuring equipment.

         38. Sensors, sheathing for sensors, and components thereof.

         39. All military component applications.

         40. Building product components.

         41. Furnace components and hardware including heating elements, kiln rollers, kiln furniture, batts and crucibles.

         42. Housewares and components thereof.

         43. All engine and power transmission components.

         44. Security devices including safes, locks, vaults, and components thereof.

         45. Welding electrodes.

         46. Paints and Adhesives



                                 EXHIBIT E

                            SUBLICENSE AGREEMENT

               This License Agreement ("Agreement"), dated as of
     ___________, 1996 (the "Effective Date"), is made between:

               1. AKN Corporation of 2-2-22, Shiba-koen, Minato-ku, Tokyo 105, Japan ("Commercial JV") and

               2. Nihon Cement Co., Ltd. of Ohtemachi Building, 6-1, Ohtemachi 1-chome, Chiyoda-ku, Tokyo 100, Japan ("Licensee").

               WHEREAS, Commercial JV is a corporation organized under the laws of Japan pursuant to a Joint Venture Agreement among Licensee, Akebono Brake Industry Company, Ltd., and Kanematsu Corporation; and

               WHEREAS, Commercial JV has been granted certain rights to certain technology and trademarks by Lanxide Kabushiki Kaisha ("Lanxide K.K."), Lanxide (as defined in Section 1.4) and LTC (as defined in Section 1.6), under license agreements dated as of __________, 1996 (the "Commercial JV License") with the right to sublicense; and

               WHEREAS, Commercial JV wishes to grant Licensee a license to research and develop Products for the manufacture, use and sale by Commercial JV and Licensee will accept the license on the terms specified herein.

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

     DEFINITIONS

               Terms used with initial capital letters in this Agreement shall have the meaning set forth below.

               1.1 "Affiliate(s)" of a Person means a Person that directly or indirectly through one or more intermediaries' controls, is controlled by, or is under common control with, such Person.

               1.2 "Ceramic-Reinforced Aluminum" shall mean materials comprised of a discontinuous ceramic reinforcing phase and a continuous aluminum metal matrix phase.

               1.3 "Governmental Regulations" shall mean any and all terms, conditions and provisions of (a) any law, regulation, order, statute, decree, rule, writ, injunction, determination or award of any court, governmental department, board, agency, or instrumentality, whether foreign or domestic, and (b) any contract for research, development and/or manufacturing between Lanxide and any department or agency of the United States government but only to the extent such contract reflect provisions required by (a) above to be included therein.

               1.4 "Lanxide" shall mean Lanxide Corporation, a corporation organized under the laws of Delaware, and located at 1300 Marrows Road, P.O. Box 6077, Newark, Delaware 19714-6077, U.S.A.

               1.5 "Licensed Technology" shall mean Technology now or hereafter owned by Lanxide or LTC which is relevant to Products and to which Commercial JV is granted rights under the Commercial JV License without restriction upon the grant of sublicenses or transfer of such Technology, but excluding Technology, transfer or license of which, or an interest in which, despite Lanxide's, LTC's, Lanxide K.K.'s and/or Commercial JV's best efforts, would be expressly prohibited, either generally or specifically, by Government Regulations or contracts with third parties which are further described but not limited to those listed in Schedule 1.5 hereto.

               1.6 "LTC" shall mean Lanxide Technology Company, L.P., a Delaware limited partnership wholly owned and controlled by Lanxide.

               1.7 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               1.8 "Products" shall have the meaning set forth in Schedule A to this Agreement.

               1.9 "Raw Materials" shall mean ceramic powders, ceramic paper, fibers, polymers and/or castable metal matrix composite ingot produced using technology owned by or licensed to Lanxide or its Affiliates.

               1.10 "Technology" shall mean technical information, know-how, data, techniques whether patentable or not, patents, patent applications and trade secrets.

               1.11 "Territory" shall mean the geographic area of Japan.

               1.12 "Trademarks" shall mean the trademark "Lanxide" together with all other trademarks relating to the Products owned now or in the future in the Territory by Lanxide.

                                 ARTICLE II

     GRANT OF TECHNOLOGY LICENSE

               2.1 License of Licensee. Subject to Government Regulations and the provisions of this Agreement, Commercial JV hereby grants to Licensee a license to use, during the term of this Agreement, the Licensed Technology for the purposes of engaging in the research and development in the Territory of Products. This Agreement does not grant Licensee any right to use the Licensed Technology for the purpose of manufacturing Products or Raw Materials.

               2.2 Non-Exclusive Rights. The license of Licensed Technology granted under paragraph 2.1 shall be non-exclusive in the Territory and subject to the use by other authorized users of the Licensed Technology for research and development of Products.

               2.3 No Rights Outside Territory. The license granted under paragraph 2.1 shall not include any rights to use the Licensed Technology outside the Territory for any purpose and such license shall not include any right to export from the Territory.

               2.4 Sublicense Rights. There shall be no right to sublicense the Licensed Technology.

               2.5 Reservation of Rights. No rights are granted under the Licensed Technology except as expressly set forth in this Section 2 and all rights not expressly granted are reserved. All rights granted are subject to the terms of the Commercial JV License.

               2.6 Provision of Technology. Subject to applicable Government Regulations, including obtaining any necessary licenses prior to disclosure, Commercial JV shall, (i) at Licensee's request, make available to Licensee from time to time on an as-needed basis and free of cost to Licensee, technical support to transfer technical information, formulae, data, analyses, know-how, and information with respect to the Licensed Technology to the extent reasonably necessary for Licensee to use the Licensed Technology for the research and development of Products.

               2.7 Protection of Technology. Licensee shall not use the Licensed Technology for any purpose other than to research and develop Products, all as provided for in this Agreement. Licensee shall take no action in respect of the Licensed Technology which is inconsistent with the terms of the license granted under this Agreement.

               2.8 Acknowledgement of Rights. Licensee acknowledges that Licensee's right to use the Licensed Technology arises only out of the sublicense granted under this Agreement.

                                ARTICLE III

     NO TRADEMARK LICENSE

               3.1 Trademark License. No license to use the Trademarks is granted in connection with this sublicense.
               3.2  Reservation of Rights.  Without limitation,
     Licensee acknowledges the rights of Lanxide K.K., Lanxide and LTC to use the Trademarks themselves in the Territory or through direct or indirect licensees.

                                 ARTICLE IV

     FEE AND ROYALTY

               4.1 Fee Payment and Amount. Licensee shall pay a sublicense fee in Japanese Yen in an amount equal to $2,000,000 in U.S. dollars to the Commercial JV, according to the following schedule, plus the amount of any consumption tax in Japan:

             Date                         Amount
             ----                         ------
     November 15, 1996                  $2,000,000

               4.2 Royalty Free License. The use of the Licensed Technology for the research and development of Products in the Territory shall be royalty free except as set forth elsewhere in this Section 4.

                                 ARTICLE V

     TERM AND TERMINATION

               5.1 Effective Date. This Agreement shall come into effect upon the later of (i) unconditional grant of all necessary United States and Japanese government approvals required for its validity and for performance of the obligations contained in this Agreement; or (ii) the Effective Date first written above. This Agreement shall thereafter be perpetual, subject to earlier termination as provided herein.

               5.2 Events of Termination. This Agreement may be earlier terminated upon the happening of any of the following events:

          (i) Upon written notice by Commercial JV, in the event of termination of the Commercial JV License;

          (ii) Upon written notice by Licensee to Commercial JV in the event that Commercial JV is in material breach of any of its obligations under this Agreement as a result of action or inaction by some Person other than Licensee or a Person controlled by Licensee, and Commercial JV fails to remedy that breach within 45 days after receipt of written notice from Licensee, requiring it to remedy that breach;

       (iii) Upon written notice by Commercial JV to Licensee in the event that the Licensee is in material breach of any of its obligations under either this Agreement or the joint development agreement among Licensee, Akebono Brake Industry Co., Ltd., and Lanxide dated as October 25, 1996, as a result of action or inaction by some Person other than a Person controlled by Commercial JV, and Licensee fails to remedy that breach within 45 days after receipt of written notice from Commercial JV, requiring it to remedy that breach;

          (iv) Upon written notice by Licensee, in the event that Commercial JV ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Licensee or a Person controlled by Licensee;

          (v) Upon written notice by Commercial JV, in the event that License ceases to carry on business, becomes or is declared insolvent, files or has filed against it a petition in bankruptcy, has a receiver appointed over its assets, or takes or has taken against it any similar act as a result of debt, as a result of action or inaction by some Person other than Commercial JV or a Person controlled by Commercial JV;

          (vi) Upon one hundred and eighty (180) days prior written notice by either party, in the event that any governmental agency or court requires substantial modifications to the provisions of this Agreement; or

        (vii) Upon written notice by Licensee, in the event that Licensee ceases to use the Licensed Technology.

               5.3 Effects of Termination. On termination or expiration of this Agreement, the following provisions shall have effect:

          (i) All licenses granted to Licensee shall forthwith cease and Licensee shall cooperate in cancelling any registration of such licenses.

          (ii) Licensee shall forthwith cease all use of the Licensed
               Technology.

         (iii) Termination of this Agreement shall not affect the continued enforceability of Section 8 and the continued existence of the license back under paragraph 7.1 of improvements and inventions made up to the date of termination.

          (iv) All amounts owing for sublicense fees shall be immediately due and payable.

          (v)  Licensee shall promptly deliver all Proprietary
               Information in all forms to Commercial JV or to its authorized representatives.

               5.4 Lanxide K.K. License. Upon the happening of any event described in subparagraphs 5.2 (i) or (iv) hereto Lanxide K.K. shall enter into a license agreement directly with Licensee substantially in the form of this Agreement for any remaining term of this Agreement.

                                 ARTICLE VI

     GOVERNMENT REGULATIONS, ETC.

               6.1 Compliance with Government Regulations. The grant of licenses and the transfer of Licensed Technology under this Agreement shall be conditional on all necessary governmental consents and licenses being obtained and maintained. Commercial JV and Licensee shall use reasonable efforts to obtain all such consents and licenses. Licensee shall comply with all Governmental Regulations governing export of goods and information from the United States and from the Territory, including without limitation the Export Administration Regulations of the United States (15 C.F.R. 730, et seq.) as such may be amended from time to time, and the terms of any licenses or consents obtained.

                                ARTICLE VII

     PATENTS AND IMPROVEMENTS

               7.1 Rights in Inventions. During the term of this Agreement, Licensee shall promptly disclose to Commercial JV any inventions or improvements which relate solely to composition and processing of Ceramic-Reinforced Aluminum as material for Products (specifically excluding any inventions or improvements which relate to the design and/or performance of Products themselves as brake parts or components) that are made by Licensee's employees without the participation of any of the employees of Commercial JV, Lanxide, K.K., Lanxide, LTC or their Affiliates and Licensee shall obtain the right to grant, and grant, to Commercial JV a full worldwide, royalty-free, perpetual, irrevocable, non-exclusive license to make, use and sell such improvements or inventions in any manner not prevented by the terms of the license to Licensee under this Agreement, with full right by Commercial JV to grant sublicenses of such improvements or inventions which themselves include the right to sublicense.

               The provisions of this paragraph 7.1 shall not affect the ownership of inventions or improvements made by employees of Commercial JV, Lanxide K.K., Lanxide, LTC or their Affiliates (with or without the participation of the employees of the Licensee) which inventions and improvements shall be the property of Commercial JV, Lanxide K.K., Lanxide, LTC or their Affiliates, but subject to the license granted under this Agreement.

               7.2 Prosecution and Registration. Licensee shall not seek any patent or other intellectual property registration in relation to the Licensed Technology in its own name, other than in relation to improvements and inventions made by Licensee's employees.

               7.3 Actions and Claims Against Third Parties. If, during the term of this Agreement, Licensee learns of any infringement, unfair competition or misappropriation ("Infringement") by a third party of any Licensed Technology licensed to Licensee, Licensee shall promptly and fully notify Commercial JV in writing.

               7.4 Infringement Claims by Third Parties. If, during the term of this Agreement, any claim or action is threatened or commenced by a third party alleging Infringement of third party rights in the Territory by practice of the Licensed Technology by Licensee, Licensee shall promptly and fully notify Commercial JV in writing.

               7.5 Procedure. Commercial JV, Lanxide K.K., Lanxide and LTC individually or collectively, shall have the right, but not the obligation, to take all reasonable steps to prosecute or defend any claim or action relating to the matters set forth in paragraphs 7.3 and 7.4 and may institute, defend or settle claims, actions or proceedings at their expense. In the event that Commercial JV, Lanxide K.K., Lanxide or LTC choose to prosecute or defend any such claim or action, Commercial JV, Lanxide K.K., Lanxide or LTC, either individually or collectively, shall have the sole right to control all negotiations and litigation and to settle any and all litigation at their own expense. Licensee, at the request of any of Commercial JV, Lanxide K.K., Lanxide or LTC, shall render all reasonable assistance and cooperation. If each of Commercial JV, Lanxide K.K., Lanxide or LTC refuses or fails to take or defend such actions within six (6) months after receipt of the notice described in paragraphs 7.3 and 7.4 (or such shorter period as shall be reasonable in the circumstances), then, upon Licensee's written request and at Licensee's expense (except as provided in paragraph 9.1), Commercial JV, Lanxide K.K., Lanxide and LTC individually or collectively, shall cooperate with Licensee and render all reasonable assistance to Licensee in instituting, defending or settling such actions or claims or proceedings. In such case, Commercial JV, at its own expense, shall have the right to participate in such proceedings through Commercial JV's own counsel. Except as provided in paragraph 9.1, in no event shall Commercial JV, Lanxide K.K., Lanxide or LTC bear any expense of any claims, actions or proceedings not instituted or defended by Commercial JV, Lanxide K.K., Lanxide or LTC unless their written consent is obtained prior to the institution or defense of such claims, actions or proceedings. In addition, Commercial JV may request that Licensee modify or terminate any practices which have given rise to a claim of Infringement of third party rights. Any damages obtained from a third party shall be for the account of the party prosecuting the claim, action or proceeding against such third party in which such damages are recovered.

                                ARTICLE VIII

     CONFIDENTIALITY, RESTRICTED DISCLOSURE AND LIMITED USE COMMITMENTS.

               8.1 Confidentiality Undertaking. The parties hereto shall (i) treat as confidential all Proprietary Information (as hereinafter defined) which is obtained by a receiving party (Commercial JV or Licensee, as the case may be) directly or indirectly from a disclosing party (Licensee or each of Commercial JV, Lanxide K.K., Lanxide or LTC, as the case may be) in connection with this Agreement, and (ii) not disclose the same to any third party nor use the same, except as provided herein. The provisions of this Section shall apply, without limitation, to all information learned by the parties in the course of implementing this Agreement concerning the business, assets, customers, processes or methods of Commercial JV, Lanxide K.K., Lanxide, LTC, or Licensee, or their Affiliates. The provisions of Section 8 shall remain in effect during the term of this Agreement and for a period of five (5) years after termination or expiration of the Agreement.

               8.2  Proprietary Information.  As used herein,
     "Proprietary Information" means any information of Commercial JV, Lanxide K.K. Lanxide, LTC, Licensee, or their Affiliates that might reasonably be considered proprietary, sensitive or private, including but not limited to the following:

          (i) Technical information, know-how, data, techniques, discoveries, inventions, ideas, unpublished patent applications, proprietary information, formulae, analyses, laboratory reports, other reports, financial information, studies, findings or other information relating to Commercial JV, Lanxide K.K., Lanxide, LTC, Licensee, or their Affiliates, or the Licensed Technology or methods or techniques used by Commercial JV, Lanxide K.K., Lanxide, LTC, Licensee or their Affiliates, whether or not contained in samples, documents, sketches, photographs, drawings, lists and the like;

          (ii) Data and other information employed in connection with the marketing of the products of Commercial JV, Lanxide K.K., Lanxide, LTC or Licensee, or their Affiliates including cost information, business policies and procedures, revenues and markets, distributors and customers, and similar items of information whether or not contained in documents or other tangible materials; and

        (iii) Any other information obtained by the parties to this Agreement during the term hereof, that is not generally known to, and not readily ascertainable by proper means by, third parties.

               8.3 Precautions. The parties hereto shall take all appropriate steps to prevent unauthorized disclosure of any Proprietary Information by their employees, which steps include the execution or acceptance by all such persons of written agreements containing obligations of confidentiality, restricted disclosure and limited use relative thereto consistent with this
     Section 8 prior to disclosure of Proprietary Information to them. The parties shall not permit access to Proprietary Information by their employees, except on a need-to-know basis. The parties shall further take all appropriate steps to protect the Proprietary Information against espionage, misuse, loss or theft.

               8.4 Exclusions. The provisions of Section 8 shall not apply to any Proprietary Information that (i) has become generally available to the public through no fault of the receiving party (Commercial JV or Licensee, as the case may be) or its employees, (ii) the receiving party can prove by clear and convincing documentary evidence that it was in its possession before disclosure hereunder and did not come directly or indirectly from the disclosing party (either Licensee or any of Commercial JV, Lanxide K.K., Lanxide or LTC, as the case may be), or their Affiliates, (iii) becomes known to the receiving party through lawful disclosure from a third party that is not subject to a confidentiality agreement with the disclosing party (either Licensee or any of Commercial JV, Lanxide K.K., or Lanxide or LTC, as the case may be) or their Affiliates, or (iv) the receiving party can prove by clear and convincing documentary evidence has been or is developed by the receiving party independent of any such Proprietary Information disclosed by the disclosing party.

               8.5 Permitted Disclosure. Proprietary Information may not be disclosed by the receiving party without the prior written consent of Commercial JV or Licensee, except that:

          (i) Commercial JV may disclose Licensee's Proprietary Information to the extent of the inventions and improvements described in paragraph 7.1 hereunder to its Affiliates or its other licensees or sublicensees of the Licensed Technology, provided that prior to disclosure of the Proprietary Information, such Persons execute written agreements containing obligations of confidentiality consistent with this Section 8.

          (ii) In the event that a third party wishes to evaluate Licensee's proprietary technology to the extent of the inventions and improvements described in paragraph 7.1 hereunder in connection with a business transaction with Commercial JV or its Affiliates, Commercial JV may disclose as much of Licensee's Proprietary Information to that third party as is necessary to conduct such evaluation, provided that prior to disclosure such third party executes a written agreement prohibiting use of the Proprietary Information for any reason other than evaluation of this technology and containing obligations of confidentiality consistent with this
               Section 8.

               8.6  Government Regulations.  The provisions of this
     Section 8 shall not be deemed to obligate either party to do or refrain from doing any act, the doing or not doing of which would cause or reasonably be expected to cause either party to fail to fulfill or comply with any obligation or requirement imposed by any Government Regulation, provided that, any disclosures of Proprietary Information made to fulfill or comply with any such Governmental Regulation shall be made (i) only after notice to the other party, and (ii) under conditions invoking all confidentiality protections as are available by law or regulation.

                                 ARTICLE IX

     MISCELLANEOUS

               9.1 No Warranties. Commercial JV makes no warranty or representation with respect to the Licensed Technology or other assistance furnished under this Agreement, nor is Commercial JV in any way responsible for the accuracy, utility or completeness of any Licensed Technology or other assistance furnished under this Agreement. COMMERCIAL JV HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR CUSTOM, WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. COMMERCIAL JV DOES NOT IN ANY WAY PROMISE THAT THE LICENSED TECHNOLOGY WILL PRODUCE ANY PARTICULAR RESULTS, PRODUCTS OR PROFITABILITY.

               9.2 Force Majeure. Neither party shall be liable for failure to perform its obligations hereunder for so long as that failure may be the result of an event beyond its reasonable control (a "force majeure" event), provided that such party uses all reasonable efforts to comply with the terms of this Agreement to the extent that it is able to do so. However, if such failure due to force majeure by either party to perform any part of this Agreement should continue for six (6) months, the other party shall have the right to terminate this Agreement.

               9.3 Waivers. The failure at any time of either party to require performance by the other party of any obligation required by this Agreement shall in no way affect such party's right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement by the other party constitute a waiver of any other breach of the same or any other provision or constitute a waiver of the obligation itself.

               9.4 Amendment. This Agreement may be amended only by an instrument in writing duly executed by the duly authorized representatives of the parties hereto.

               9.5 Assignability. This Agreement may not, without prior written agreement by Lanxide, be assigned. Any permitted assignment shall not relieve Licensee from any obligations hereunder incurred prior to such assignment.

               9.6 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this paragraph 9.7) such notice or communication (i) shall be in writing and in the English language), (ii) shall be sent to the parties set out below, and (iii) shall be (A) personally delivered, (B) sent by postage prepaid registered mail, (C) transmitted by telecopy receipt of which is confirmed, or (D) sent by courier service requiring signature on receipt, as follows:

     If to Commercial JV, to:

     AKN Corporation
     2-2-22, Shiba-koen
     Minato-ku, Tokyo 105, Japan
     FAX:  03-3432-3045

     Attention:  President

     If to Licensee, to:

     Nihon Cement Co., Ltd.
     Ohtemachi Building
     6-1, Ohtemachi 1-chome
     Chiyoda-ku, Tokyo 100
     Japan
     FAX:  03-3211-1624

     Attention:  Manager, Corporate Planning Dept.

     All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, or if by courier, (ii) on the third business day following posting if by postage prepaid registered mail, or (iii) when sent with confirmed answer back if sent by telecopy.

               9.7 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of Japan.

               9.8 Arbitration. Any and all disputes, controversies or differences arising from or in relation to or in connection with this Agreement or a transaction conducted under this Agreement shall be settled by mutual consultation between the parties in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of The International Chamber of Commerce, by which each party agrees to be bound. The arbitration shall be held in Tokyo, Japan. The award of the arbitrator shall be final and binding upon the parties.

               9.9 Interpretation. The headings of the sections and paragraphs in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof. The Agreement is executed in the English language.

               9.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral and written, if any, between the parties hereto with respect to the subject matter of this Agreement.

               9.11 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but, except as provided in paragraph 5.2, this Agreement shall remain in force in all other respects.

               9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

     AKN CORPORATION               NIHON CEMENT CO., LTD.

     By: ___________________________    By:
     ___________________________

     NAME: ________________________     NAME: ________________________

     TITLE: _________________________   TITLE:
     _________________________

     ACCEPTED AND AGREED TO BY:

     LANXIDE K.K.

     BY: ______________________________

     NAME: ___________________________

     TITLE: ____________________________


                                SCHEDULE 1.5

     Technology which is, or may in the future be

          (i)  provided to Lanxide or its Affiliates under Non
               Disclosure Agreements and is identified as the proprietary information of the disclosing party.

         (ii)  designated as classified by a government agency.

        (iii)  controlled by the export regulations of the United
               States.

         (iv) provided under license to Lanxide or its Affiliates with limits on its use or transfer.


                                 SCHEDULE A

                                  PRODUCTS

     "Products" shall mean

     Brake rotors, brake drums, brake shoes, brake pistons, brake caliper bodies, brake pad backing plates, brake caliper anchors, steering knuckles, drum brake back plates, brake torque anchor support plates, disc brake back plates, wheel hubs, brake dust shields, brake modulator housings, brake pressure control valve housings, wheel brake cylinder housings, and brake master cylinder housings, all made only from Ceramic-Reinforced Aluminum for use only on passenger cars, trucks, buses, trailers, motorcycles, railroad locomotives, railroad rolling stock and industrial equipment.

     All of the above definitions shall exclude the following:

               1.  Sporting Goods

               2. Filters for use in materials processing plants which come in direct contact with some portion of materials flow through the process plant.

               3. Aerospace components including but not limited to leading edges, nosecones, radomes, control surfaces, struts, stiffeners, skins and air frames for spacecraft, aircraft and missiles.

               4. Heat exchangers including but not limited to recuperators, boilers, waste heat recovery, superheaters, pyrolysis units, reformers, air preheaters and chemical processes, including radiant burner tubes and parts thereof.

               5. Gas turbine engine parts including but not limited to land, sea and air, moving and stationary gas turbine engines, and aircraft scramjet and ramjet engines and components thereof.

               6. Electrical/electronic substrates, heat sinks or packages, including but not limited to components thereof for active or passive electronic devices, and assemblies thereof.

               7. Electronic devices whose primary function is to serve as a capacitor, resistor, inductor, or part thereof, or arrays of same, not including superconductive inductors.

               8. Electro-optic and photovoltaic devices whose primary function is to transform electrical signals to optical signals.

               9. RFI shielding, electrical ground planes, antennae and components thereof.

               10.  Electrical wire and cable, and components thereof.

               11. Generators, alternators or parts thereof not including prime movers, brakes, clutches or other assemblies associated therewith.

               12.  Electric motors, or parts thereof.

               13. Electrical transformers, electromagnets, electric relays and components thereof.

               14.  Superconducting inductors.

               15.  Connectors for electronic devices.

               16. Electro-optic and photovoltaic devices whose primary function is to transform optical signals to electrical signals.

               17. Electronic devices whose primary function is to serve as a vacuum tube, a discharge tube, a magnetron, a wave guide, emitter, receiver, or part thereof.

               18. Solid state electronic transducer, transistor, diode or integrated circuit wafers, chips or elements.

               19. Electric incandescent, fluorescent or discharge lamps, and components thereof.

               20. Electrical switches, switchgear and components thereof.

               21. Electric fuel cells, thermoelectric devices and electric batteries, or components thereof.

               22.  Electrodes and electrical terminations,
     interconnects, splices, plugs, sockets, and components thereof.

               23. Electrical fuses and fusible links, and components thereof.

               24. Human or other animal prostheses, including, but not limited to, bone, tooth or organ replacement or supplement.

               25. Components, combinations thereof for incorporation into systems, and systems comprising such components, designed specifically to provide ballistic protection for ground vehicles, artillery, amphibious vehicles, aircraft, spacecraft, space installations, missiles, marine craft, marine installations, and personnel.

               26. Components and parts, including but not limited to complete assemblies, that are, or become a direct part of, solid, liquid or gas fueled rocket engines for all military and civilian uses including but not limited to tactical and strategic missile engines and space launch and orbital insertion rocket engines.

               27. Products to inhibit corundum formation in aluminum melting furnaces.

               28. Abrasive grain for supplying the coated abrasives, bonded abrasives and loose abrasives markets.

               29.  Grinding wheels.

               30. Gun systems, including but not limited to both conventional smokeless propellant driven systems and electromagnetic-driven railgun systems, and/or components therefor.

               31. Electric resistance-heated igniters for use as fuel ignition devices in all applications except internal combustion, gas turbine and rocket engine use, including but not limited to components for these applications, such as electrically operated resistance heating elements supports and interconnections for such elements and resistance-heated igniter assemblies.

               32. Ceramic and ceramic matrix composite powders, microspheres, tubules and platelets for use as ceramic raw materials or as raw materials for ceramic matrix, metal matrix or polymer matrix composites.

               33. Fuel injectors and fuel injector components for use in internal combustion engines.

               34. Cutting tools and components for cutting tools including but not limited to broaches, twist drills, gun drills and reamers, countersinks, combination drills and countersinks, counterbores, reamers, hobs, gear shapers, milling cutters, single and double point tools, circular form tools, threading tools, blank tips and inserts.

               35. Track and undercarriage components, track systems and ground contact hull structures, including but not limited to those for use on bulldozer, scraper, earthmover, backhoe, skidder, armored vehicle, dragline, conveyor, or mining equipment.

               36. Aircraft and marine propellers, rotors and other propulsive devices and shaft seals and components therefor.

               37. Inspection tools, including but not limited to gages, gage blocks, go no-go gages, joe blocks, inspection systems, coordinate measuring equipment.

               38. Sensors, sheathing for sensors, and components thereof.

               39.  All military component applications.

               40.  Building product components.

               41. Furnace components and hardware including heating elements, kiln rollers, kiln furniture, batts and crucibles.

               42.  Housewares and components thereof.

               43.  All engine and power transmission components.

               44. Security devices including safes, locks, vaults, and components thereof.

               45.  Welding electrodes.

               46.  Paints and Adhesives.